Filed Pursuant to Rule 424(b)(2)

File No. 333-281824

PROSPECTUS SUPPLEMENT

(To prospectus dated November 20, 2024)

8,354,213 Shares

Angel Oak Financial Strategies Income Term Trust

Issuable Upon Exercise of
Transferable Subscription Rights to Acquire Common Shares

We are issuing transferable subscription rights (the “Rights”) to our Common Shareholders (as defined below) of record as of the close of business on April 21, 2025 (the “Record Date”), to purchase up to an aggregate of 8,354,213 additional common shares of beneficial interest, par value $0.001 per share (the “Common Shares”). The holders of Common Shares (the “Common Shareholders”) of record on the Record Date (“Record Date Shareholders”) will receive one Right for each outstanding Common Share owned on the Record Date. The Rights entitle the holders to purchase one new Common Share for every three Rights held (1 for 3). Record Date Shareholders who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will be entitled to subscribe, subject to certain limitations and subject to allotment, for additional Common Shares covered by any unexercised Rights. Any Record Date Shareholder that owns fewer than three Common Shares as of the close of business on the Record Date is entitled to subscribe for one full Common Share in the offering. See “Description of the Rights Offering” for a complete discussion of the terms of the offering.

The offer will expire at 5:00 p.m., New York City time, on May 14, 2025, unless extended as described in this prospectus supplement (the “Expiration Date”). The subscription price per Common Share to be issued in the Offer (the “Subscription Price”) will be determined based upon a formula equal to 94% of the average of the last reported sales price of a Common Share on the NYSE on the Expiration Date, as such date may be extended from time to time, and each of the four (4) immediately preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 90% of the net asset value (“NAV”) per Common Share at the close of trading on the NYSE on the Expiration Date, the Subscription Price will be 90% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date.

Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $12.82 per Common Share and, except in limited circumstances, will not be able to rescind their subscription. Rights acquired in the secondary market may not participate in the over-subscription privilege.

Angel Oak Financial Strategies Income Term Trust (the “Fund”) is a non-diversified, closed-end management investment company. The Fund seeks current income with a secondary objective of total return. There can be no assurance that the Fund will achieve its investment objective. Under normal circumstances, the Fund will invest at least 80% of the value of its net assets plus the amount of any borrowings for investment purposes in securities of U.S. and non-U.S. financial institutions, which may include, but are not limited to, banks, thrifts, finance companies, business development companies (“BDCs”) that invest primarily in loans, commercial mortgage and residential mortgage real estate investment trusts (“REITs”), brokerage and advisory firms, insurance companies and financial holding companies. In pursuing its investment objective, the Fund invests primarily in debt issued by financial institutions, including subordinated debt (“sub-debt”), unrated debt, senior debt and high yield securities (also known as “junk bonds”). The Fund may also invest in common equity, preferred equity, convertible securities, warrants and trust-preferred securities (“TruPS”) of these institutions.

The Fund will, under normal circumstances, invest at least 50% of its debt investments in debt investments rated investment grade by Standard & Poor’s Ratings Services (“S&P”) or of equivalent quality rating by another Nationally Recognized Statistical Ratings Organization, or if unrated, considered by Angel Oak Capital Advisors, LLC (“Angel Oak” or the “Adviser”) to be of comparable quality based on the Adviser’s internal quantitative models.

The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “FINS.” On April 17, 2025 (the last trading date prior to the Common Shares trading ex-Rights), the last reported NAV per share of the Common Shares was $14.24 and the last reported sales price per Common Share on the NYSE was $12.91, representing a discount to NAV of 9.34%.

An investment in the Fund is not appropriate for all investors. We cannot assure you that the Fund’s investment objective will be achieved. You should read this prospectus supplement and the accompanying prospectus before deciding whether to invest in the Common Shares and retain it for future reference. The prospectus supplement and the accompanying prospectus contain important information about us. Material that has been incorporated by reference, including the Statement of Additional Information (the “SAI”), and other information about us can be obtained from us by calling (855) 862-6092 or from the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov). For additional information all holders of Rights should contact the Information Agent, EQ Fund Solutions, LLC at (866) 751-6314.

Investing in Common Shares through Rights involves certain risks that are described in the “Special Characteristics and Risks of the Rights Offering” section beginning on page R-25 of this prospectus supplement.

SHAREHOLDERS WHO DO NOT FULLY EXERCISE THEIR RIGHTS MAY, AT THE COMPLETION OF THE OFFERING, OWN A SMALLER PROPORTIONAL INTEREST IN THE FUND THAN IF THEY EXERCISED THEIR RIGHTS. AS A RESULT OF THE OFFERING YOU MAY EXPERIENCE SUBSTANTIAL DILUTION OF THE AGGREGATE NAV OF YOUR COMMON SHARES DEPENDING UPON WHETHER THE FUND’S NAV PER COMMON SHARE IS ABOVE THE SUBSCRIPTION PRICE ON THE EXPIRATION DATE.

THE FUND HAS DECLARED A REGULAR MONTHLY DISTRIBUTION PAYABLE ON APRIL 30, 2025, WITH A DISTRIBUTION RECORD DATE OF APRIL 16, 2025, WHICH WILL NOT BE PAYABLE WITH RESPECT TO COMMON SHARES ISSUED PURSUANT TO THE OFFER. THE FUND HAS ALSO DECLARED A REGULAR MONTHLY DISTRIBUTION PAYABLE ON MAY 30, 2025, WITH A DISTRIBUTION RECORD DATE OF MAY 2, 2025, WHICH WILL NOT BE PAYABLE WITH RESPECT TO COMMON SHARES ISSUED PURSUANT TO THE OFFER AFTER SUCH RECORD DATE.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total(5)
Estimated subscription price(1)	$12.82	$107,101,011
Estimated Sales Load(2)	$0.45	$3,748,535
Proceeds, before expenses, to the Fund(3)(4)	$12.37	$103,352,476

(1)Estimated on the basis of 90% of the Fund’s NAV per Common Share on April 17, 2025.

(2)UBS Securities LLC, the dealer manager for the Rights offering (the “Dealer Manager”), will receive a fee from the Fund for its financial structuring and solicitation services equal to 3.50% of the Subscription Price (as defined below) per Common Share issued pursuant to the Rights offering (including pursuant to the over-subscription privilege). The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Dealer Manager fee will be borne by the Fund and indirectly by all of its Common Shareholders, including those who do not exercise their Rights. See “Distribution Arrangements” and “Compensation to Dealer Manager.”

(3)Before deduction of expenses associated with the Rights offering incurred by the Fund, estimated at $635,692 (or $0.02 per Common Share outstanding following the Rights Offering, assuming the Rights are fully exercised at the estimated subscription price). Offering expenses include up to $10,000 of expenses paid by the Fund relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Rights offering by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Rights offering to their customers, and other expenses of issuance and distribution (including registration, filing and listing fees and legal and accounting fees and expenses).  Offering expenses also include a fee payable by the Fund to the Dealer Manager in the amount of $150,000 in consideration of certain financial advisory services in connection with the Rights offering, which is estimated to be $0.02 per Common Share issued pursuant to the Rights offering (assuming the Rights are fully exercised). The expenses associated with the Rights offering are paid by the Fund and indirectly by the Common Shareholders, including those who do not exercise their Rights, and will immediately reduce the NAV of each outstanding Common Share. After deduction of such offering expenses, the per Common Share issued pursuant to the Rights offering and total dollar amount of proceeds to the Fund are estimated at $12.30 and $102,716,784, respectively.

(4)Funds received by check prior to the final due date of the Rights offering will be deposited into a segregated account pending proration and distribution of Common Shares. The subscription agent may receive investment earnings on the funds deposited into such account.

(5)Assumes all Rights are exercised at the estimated Subscription Price. All of the Rights offered may not be exercised.

UBS Investment Bank

This Prospectus Supplement is dated April 21, 2025

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement and the accompanying prospectus, respectively. Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

Cautionary Notice Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this prospectus supplement as well as in the accompanying prospectus. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of the accompanying prospectus and “Special Characteristics and Risks of the Rights Offering” in this prospectus supplement. All forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus are made as of the date of this prospectus supplement or the accompanying prospectus, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risk Factors” section of the accompanying prospectus as well as in the “Special Characteristics and Risks of the Rights Offering” section of this prospectus supplement.

Incorporation by Reference

This prospectus supplement and the accompanying prospectus are part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the Investment Company Act of 1940, as amended (the “1940 Act”) and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

•the Fund’s SAI, dated November 20, 2024, filed with the accompanying prospectus;

•the Fund’s Annual Report on Form N-CSR for the fiscal year ended January 31, 2025, filed with the SEC on April 9, 2025 (“Annual Report”);

•the Fund’s Current Report on Form 8-K, filed with the SEC on April 1, 2025.

•the Fund’s definitive proxy statement on Schedule 14A for our 2024 annual meeting of shareholders, filed with the SEC on May 1, 2024 (“Proxy Statement”); and

•the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 001-38920) filed with the SEC on May 22, 2019.

SUMMARY OF THE TERMS OF THE RIGHTS OFFERING

Terms of the Offering

One Right will be issued for each Common Share of the Fund held on the Record Date. Rights are expected to trade on the NYSE under the symbol “FINS.RT”. The Rights will entitle Common Shareholders to subscribe for new Common Shares of the Fund. 25,062,638 Common Shares of the Fund are outstanding as of April 17, 2025. Three Rights will be required to purchase one Common Share, except that a Record Date Shareholder who owns fewer than three Common Shares as of the close of business on the Record Date is entitled to subscribe for one Common Share. The Fund does not have the right to withdraw the Rights or cancel the offering after the Rights have been distributed. 8,354,213 Common Shares of the Fund will be issued if all Rights are exercised. See “Terms of the Rights Offering.”

Purpose of the Offering

The Board of Trustees of the Fund (the “Board”), based on the recommendations and presentations of the Adviser and others, has determined that it is in the best interests of the Fund and its Common Shareholders to conduct the offering, thereby increasing the assets of the Fund available for investment.

The Adviser believes that a variety of factors indicate that there may continue to be opportunity to invest in securities of financial institutions. The Adviser sees significant opportunities across the non-bank financials debt as well as select opportunities across residential mortgage REIT and community bank preferred and common equities, among other opportunities. Using the proceeds of the offering, the Fund will seek to capitalize on these opportunities and enhance the Fund’s returns by making investments in companies the Adviser believes offer attractive opportunities for the Fund to achieve its investment objectives. The Adviser believes that the Fund would benefit from increased diversification.

The Adviser expects that the offering will provide an opportunity to increase the assets of the Fund available for investment, thereby better enabling the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund‘s primary investment objective to seek current income and its secondary objective of total return. The Adviser has an inherent conflict of interest in recommending the offering because the Fund pays fees to the Adviser based on a percentage of the Fund’s Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Adviser). “Managed Assets” are the total assets of the Fund (including any assets attributable to money borrowed for investment purposes, including proceeds from (and assets subject to) reverse repurchase agreements, any credit facility and any issuance of preferred shares or notes) minus the sum of the Fund’s accrued liabilities (other than Fund liabilities incurred for the purpose of leverage). For the purpose of calculating Managed Assets, derivatives are valued at their market value.

The offering seeks to provide an opportunity to existing Common Shareholders to purchase Common Shares at a discount to market price, subject to a sales load. The distribution to Common Shareholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating Record Date Shareholders of the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the offering. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be. There can be no assurance that the offering (or the investment of the proceeds of the offering) will be successful. See “Description of the Rights Offering—Purpose of the Rights Offering.”

Title	Subscription Rights to Acquire Common Shares.

Subscription Price

The subscription price per share will be determined based on a formula equal to 94% of the average of the last reported sale prices of a share on the NYSE on the offering’s Expiration Date, as such date may be extended from time to time, and the preceding four (4) trading days (the “Formula Price”). If, however, the Formula Price is less than 90% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date (as defined below), then the Subscription Price will be 90% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date. Since the Subscription Price will be determined on the Expiration Date, Rights holders who decide to acquire Common Shares in the Primary Subscription or pursuant to the Over-Subscription Privilege (as defined below) will not know the Subscription Price of those Common Shares when they make such decisions. The Fund will pay a sales load on the Subscription Price. See “Terms of the Rights Offering.”

Record Date	Rights will be issued to holders of record of the Fund’s Common Shares on April 21, 2025, the Record Date. See “Terms of the Rights Offering.”

Number of Rights Issued	One Right will be issued in respect of each Common Share of the Fund outstanding as of the close of business on the Record Date. See “Terms of the Rights Offering.”

Number of Rights Required to Purchase One Common Share

A holder of Rights may purchase one Common Share of the Fund for every three Rights exercised. The Fund will not issue fractional Common Shares upon the exercise of Rights; accordingly, Rights may be exercised only in multiples of three, except that any Record Date Shareholder that owns fewer than three Common Shares as of the close of business on the Record Date is entitled to subscribe for one full Common Share in the offering. Record Date Shareholders who hold two or more accounts may not combine their fractional interests across accounts. See “Terms of the Rights Offering.”

Over-Subscription Privilege

Record Date Shareholders who fully exercise all Rights initially issued to them (other than those Rights to acquire less than one Common Share, which cannot be exercised) are entitled to subscribe for additional Common Shares that were not subscribed for by other Rights holders at the same Subscription Price, subject to certain limitations and subject to allotment. This is known as the “Over-Subscription Privilege.” Investors who are not Record Date Shareholders, but who otherwise acquire Rights to purchase the Fund’s Common Shares pursuant to the Rights offering (e.g., Rights acquired in the secondary market), are not entitled to subscribe for any of the Fund’s Common Shares pursuant to the Over-Subscription Privilege. If sufficient Common Shares are available, all Record Date Shareholders’ over-subscription requests will be honored in full. If these requests for Common Shares exceed the Common Shares available, the available Common Shares will be allocated pro rata among Record Date Shareholders who over-subscribe based on the number of Common Shares they owned on the Record Date.

Subscription Period

The Rights may be exercised at any time after issuance and prior to expiration of the Rights, which will be 5:00 PM Eastern Time on May 14, 2025, unless extended (the “Expiration Date”) (the “Subscription Period”). See “Terms of the Rights Offering” and “Method of Exercise of Rights.”

Transfer of Rights

The Rights are transferable until the completion of the Subscription Period and will be, subject to notice of issuance, admitted for trading on the NYSE. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin one Business Day (as defined below) prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. For purposes of this prospectus, a “Business Day” shall mean any day on which trading is conducted on the NYSE.

Rights that are sold will not confer any right to acquire any Common Shares pursuant to the Over-Subscription Privilege, and any Record Date Shareholder who sells any Rights will not be eligible to participate in the Over-Subscription Privilege, if any.

Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates (as defined below) are sent to Record Date Shareholders and thereafter will be conducted on a regular-way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. The shares are expected to begin trading ex-Rights on the Record Date.

Rights may be sold by individual holders or may be submitted to the Subscription Agent (defined below) for sale. Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent on or before May 7, 2025, five (5) Business Days prior to the completion of the Subscription Period, due to normal settlement procedures.

The Subscription Agent will also attempt to sell (either to the Dealer Manager or in open market transactions as described below) any Rights attributable to shareholders whose record addresses are outside the United States, or who have an APO or FPO address. See “Foreign Restrictions.”

The Subscription Agent will also attempt to sell (either to the Dealer Manager or in open market transactions as described below) all Rights which remain unclaimed as a result of subscription certificates being returned by the postal authorities to the Subscription Agent as undeliverable as of the sixth Business Day prior to the Expiration Date. The Subscription Agent will hold the proceeds from those sales in an account segregated from the Subscription Agent’s own funds for the benefit of such non-claiming Record Date Shareholders until such proceeds are either claimed or revert to the state.

The Subscription Agent will first offer any Rights submitted to the Subscription Agent (including Rights to be sold by the Subscription Agent with respect to shareholders whose record addresses are outside the United States or which remain unclaimed) for sale to the Dealer Manager for purchase. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights. If the Dealer Manager declines to purchase any such Rights offered for sale by the Subscription Agent, the Subscription Agent will attempt to sell such Rights in the open market. If the Rights can be sold in the open market, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses. Neither the Fund nor the Subscription Agent nor the Dealer Manager will be responsible if Rights cannot be sold and neither has guaranteed any minimum sales price for the Rights.

Alternatively, the Rights may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single subscription certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a subscription certificate, properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing the transferred Rights.

Shareholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

Banks, broker-dealers and trust companies that hold shares for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any over-subscription privilege. See “Terms of the Rights Offering,” “Sales by Subscription Agent” and “Method of Transferring Rights.”

Method for Exercising Rights

Rights may be exercised by completing and signing the subscription certificate that accompanies this prospectus supplement and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full for the Common Shares at the Subscription Price by the Expiration Date.

Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, (1) to deliver a Notice of Guaranteed Delivery along with payment of the shares prior to 5:00 p.m., New York City time, on the Expiration Date and (2) to guarantee delivery of a properly completed and executed subscription certificate pursuant to a Notice of Guaranteed Delivery by the close of business on the first (1st) Business Day after the Expiration Date.

Foreign Common Shareholders

Subscription Certificates will only be mailed to Record Date Shareholders whose addresses are within the United States (other than an APO or FPO address). Because the offering of the Rights will not be registered in any jurisdiction other than the United States, the Subscription Agent will attempt to sell all of the Rights issued to shareholders outside of these jurisdictions and remit the net proceeds, if any, to such shareholders.

Distribution Arrangements

UBS Securities LLC will act as Dealer Manager for the Offer. Under the terms and subject to the conditions contained in a Dealer Manager Agreement among the Fund, the Advisers and the Dealer Manager (the “Dealer Manager Agreement”), the Dealer Manager will provide financial structuring services in connection with the offering and will solicit the exercise of Rights and participation in the Over-Subscription Privilege (if any). The offering is not contingent upon any number of Rights being exercised. The Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.50% of the Subscription Price for each Common Share issued pursuant to the exercise of Rights (including pursuant to the Over-Subscription Privilege). The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Fund has also agreed to pay the Dealer Manager a fee in the amount of $150,000 in consideration of certain financial advisory services in connection with the Rights offering. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the offering, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the offering to their customers. The Fund and the Adviser have also agreed to indemnify the Dealer Manager against certain liabilities, including under the Securities Act of 1933, as amended (the “Securities Act”). The fees paid to the Dealer Manager will be borne by the Fund and indirectly by all of its Common Shareholders, including those who do not exercise the Rights. All of the costs of the offering will be borne by the Fund and indirectly by the Fund’s Common Shareholders whether or not they exercise their Rights.

Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale Common Shares it has acquired through purchasing and exercising the Rights (for delivery of Common Shares prior to the expiration of the Offer), at prices set by the Dealer Manager. The Dealer Manager may realize gains (or losses) in connection with the purchase and sale of Rights and the sale of Common Shares, although such transactions are intended by the Dealer Manager to facilitate the trading market in the Rights and the placement of the Common Shares to new or existing investors pursuant to the exercise of the Rights. Any gains (or losses) realized by the Dealer Manager from the purchase and sale of Rights and the sale of Common Shares are independent of and in addition to its fee as Dealer Manager. The Dealer Manager has advised that any such gains (or losses) are expected to be immaterial relative to its fee as Dealer Manager. See “Distribution Arrangements—Compensation to Dealer Manager.”

The Dealer Manager may purchase Rights as principal or act as agent on behalf of its clients for the resale of such Rights. The Dealer Manager may realize gains (or losses) in connection with the purchase and sale of Rights and the sale of Common Shares, although such transactions are intended by the Dealer Manager to facilitate the trading market in the Rights and the placement of the Common Shares to new or existing investors pursuant to the exercise of the Rights. Any gains (or losses) realized by the Dealer Manager from the purchase and sale of Rights and the sale of Common Shares are independent of and in addition to its fee as Dealer Manager. The Dealer Manager has advised that any such gains (or losses) are expected to be immaterial relative to its fee as Dealer Manager.

Benefits to the Adviser

The Adviser will benefit from the offering because the management fees are based on the Fund’s Managed Assets. It is not possible to state precisely the amount of additional compensation the Adviser will receive as a result of the offering because it is not known how many Common Shares will be subscribed for and because the proceeds of the offering will be invested in additional portfolio securities, which will fluctuate in value. However, assuming (i) all Rights are exercised, (ii) the Subscription Price is $12.82 per Common Share, and (iii) the resulting net proceeds of the offering (after giving effect to the Dealer Manager fee and other expenses related to the offering) are leveraged at 27.20% as a percentage of Managed Assets (including the proceeds of such leverage), the Adviser would receive additional annualized advisory fees of $1,763,804.

Listing and Symbol

The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this prospectus supplement will be, subject to notice of issuance, listed on the NYSE under the symbol “FINS.” As of April 17, 2025, the last reported sale price for the Fund’s Common Shares on the NYSE was $12.91 per Common Share, and the NAV of the Fund’s Common Shares was $14.24 per Common Share, representing a discount to NAV of 9.34%. The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “FINS RT” during the course of the offering. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last NYSE trading day prior to the Expiration Date. There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be.

Common Shares of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon exercise of Rights, Common Shares are expected to be issued at a price below NAV per Common Share.

Monthly Distributions

The Fund has declared a regular monthly distribution payable on April 30, 2025, with a distribution record date of April 16, 2025, which will not be payable with respect to Common Shares issued pursuant to the Offer. The Fund has also declared a regular monthly distribution payable on May 30, 2025, with a distribution record date of May 2, 2025, which will not be payable with respect to Common Shares issued pursuant to the Offer after such record date. Common Shares issued pursuant to the Offer are expected to be entitled to receive the monthly distribution expected to be payable in June, if and when such distribution is declared by the Board.

Offering Expenses

The expenses of the offering are expected to be approximately $635,692 (including expenses paid by the Fund relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Rights offering by the Dealer Manager, Selling Group Members, Soliciting Dealers and the fee to the Dealer Manager for certain financial advisory services, but not including the Dealer Manager fee equal to a percentage of the subscription price) and will be borne by holders of the Fund’s Common Shares. See “Use of Proceeds.”

Use of Proceeds

The Fund estimates the net proceeds of the offering to be approximately $102,716,784. This figure is based on the Subscription Price per share of $12.82 and assumes all new Common Shares offered are sold and that the expenses related to the offering estimated at approximately $635,692 and the fee payable to the Dealer Manager are paid.

The Fund currently intends to fully invest substantially all of the net proceeds of this offering in accordance with its investment objective and policies within three months after receipt thereof. However, certain investments may be delayed up to an additional three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. See “Use of Proceeds.”

Risks

See “Special Characteristics and Risks of the Rights Offering” beginning on page R-25 of this prospectus supplement and “Risks” beginning on page 27 of the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Shares.

Taxation/ERISA	See “Taxation” and “Certain Employee Benefit Plan and IRA Considerations.”

Subscription Agent	Equiniti Trust Company, LLC. See “Subscription Agent.”

TABLE OF COMMON SHAREHOLDER FEES AND EXPENSES

Common Shareholder Transaction Expenses

The following table illustrates the aggregate fees and expenses that the Fund expects to incur and that Common Shareholders can expect to bear directly or indirectly. Amounts are for the current fiscal year after giving effect to anticipated net proceeds of the offering, assuming that we incur the estimated offering expenses.

Shareholder Transaction Expenses
Sales Load Paid by Shareholders	3.50	%(1)
Offering Expenses Borne by the Fund	0.18	%(1)
Dividend Reinvestment and Cash Purchase Plan Fees (per sale fee)(2)	$25.00

(As a Percentage of Average Net Assets Attributable to Shares (i.e., Common Shares))
Annual Fund Expenses
Management Fee(3)	1.89%
Interest Payments on Borrowed Funds(4)	1.81%
Other Expenses(5)	0.34%
Total Annual Fund Operating Expenses	4.04%
Less Fee Waiver/Expense Reimbursement	0.05%
Total Annual Fund Operating Expenses After Fee Waiver/Expense Reimbursement	3.99%

(1)	The Fund has agreed to pay the Dealer Manager for its financial structuring and solicitation services a fee (i.e., the sales load) equal to 3.50% of the aggregate Subscription Price for the Common Shares issued pursuant to the Rights offering (including pursuant to the Over-Subscription Privilege). The Fund has also agreed to pay the Dealer Manager a fee in the amount of $150,000 in consideration of certain financial advisory services in connection with the Rights offering. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the offer, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Rights offering to their customers. In addition, the Fund has agreed to pay a fee to each of the Subscription Agent and the Information Agent estimated to be $126,000 and $14,000, respectively, plus reimbursement for their out-of-pocket expenses related to the Offer. Total offering expenses (not including the sales load) are estimated to be $635,692, which assumes that the Rights offering is fully subscribed. The fee paid to the Dealer Manager equal to 3.50% of the aggregate Subscription Price is reflected in the table under “Sales load” and the other fees and expenses described in this note, including the fee paid to the Dealer Manager in consideration of certain financial advisory services, are reflected in the table under “Offering expenses.” The sales load and the offering expenses will be borne by the Fund and indirectly by all of the Fund’s Common Shareholders, including those who do not exercise their Rights, and will result in a reduction of the NAV of the Common Shares. See “Distribution Arrangements.”
(2)	There will be no charges with respect to shares issued directly by the Fund under the DRIP. However, whenever shares are purchased or sold on the NYSE or otherwise on the open market, each participant will pay a pro rata portion of brokerage trading fees. Currently, dividend reinvestment plan participants that direct a sale of shares through the Plan Agent are subject to a fee of $25.00 plus a sales commission of $4.95.
(3)	The Adviser receives a fee at an annual rate of 1.35% of the average daily value of the Fund’s Managed Assets. Managed Assets includes total assets (including any assets attributable to borrowing for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes). Consequently, because the Fund utilizes leverage, the Management Fee as a percentage of net assets attributable to common shares is higher than if the Fund did not utilize leverage.

(4)	“Interest payments on borrowed funds” represents the Fund’s annualized interest expense and includes interest payable on the Notes, each as outstanding on January 31, 2025, which have an interest rate of 2.35% and 2.80%, respectively, per annum on such date. In addition to the Notes, the Fund incurred interest payments on borrowed funds related to reverse repurchase agreements. As of January 31, 2025, the outstanding balance of reverse repurchase agreements was $47,044,000, which have a weighted average annual interest rate of 5.85%.
(5)	Other expenses are based on estimated amounts for the current fiscal year. Other expenses include accounting, legal and auditing fees of the Fund, fees payable to the Independent Trustees and payments by the Fund to Destra under an Investor Support Services Agreement between the Fund and Destra. See “Investor Support Services.”

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) a sales load of 3.50%, (2) offering expenses of $635,692, (3) total annual expenses of 3.99% for year 1 and 4.04% for years 2-10 of net assets attributable to the Common Shares and (4) a 5% annual return. The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV per Share. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

1 Year	3 Years	5 Years	10 Years
$75	$155	$236	$445

The example and the expenses in the tables above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown.

EXPENSE LIMITATION AGREEMENT

The Adviser has contractually agreed to waive its fees and/or reimburse certain expenses (exclusive of any management fees, front-end sales loads, taxes, interest on borrowings, dividends on securities sold short, brokerage commissions, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization and extraordinary expenses) to limit the Fund’s Total Annual Fund Operating Expenses to 0.25% of the Fund’s Managed Assets (the “Expense Limit”) through at least May 31, 2026 (the “Limitation Period”). In addition, the Adviser has contractually agreed to waive the amount of the management fee paid by the Fund to the extent necessary to offset the proportionate share of the management fees incurred through its investment in an underlying fund for which the Adviser also serves as investment adviser. The Expense Limit may be eliminated at any time by the Board, on behalf of the Fund, upon 60 days’ written notice to the Adviser. Prior to the end of the Limitation Period, the Expense Limit may not be terminated by the Adviser without the consent of the Board. The Adviser may recoup from the Fund any waived amount or reimbursed expenses pursuant to the Expense Limit if such recoupment does not cause the Fund to exceed the current Expense Limit or the Expense Limit in place at the time of the waiver or reimbursement (whichever is lower) and the recoupment is made within three years after the end of the month in which the Adviser incurred the expense. Additionally, the Adviser has voluntarily agreed to waive 0.35% of the management paid by the Fund, resulting in a management fee of 1.00% beginning on June 1, 2025.

USE OF PROCEEDS

We estimate the net proceeds of the Rights offering to be $102,716,784, based on the Subscription Price per share of $12.82, assuming all new Common Shares offered are sold and that the expenses related to the Rights offering estimated at approximately $635,692 are paid and after deduction of the Dealer Manager fees. The Fund currently intends to fully invest substantially all of the net proceeds of this offering in accordance with its investment objective and policies within three months after receipt thereof. However, certain investments may be delayed up to an additional three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments.

CAPITALIZATION

The following table sets forth the Fund’s capitalization as of January 31, 2025 (i) on a historical basis; (ii) on an as adjusted basis assuming the issuance of 8,354,213 Common Shares pursuant to the full exercise of all Rights at the estimated Subscription Price and the payment by the Fund of the estimated offering expenses of $635,692 and Dealer Manager fee of $3,748,535.

	As of January 31, 2025
	Actual	As Adjusted for this Offering
Common Shareholders’ Equity:
Common Shares, $0.001 par value per share; unlimited shares authorized (The “Actual” column reflects the 25,062,638 shares outstanding as of January 31, 2025. The “As Adjusted” column assumes the issuance of 8,354,213 Common Shares pursuant to the Offer.)	25,063	33,417
Paid-in capital	$399,877,712	$502,586,142
Total distributable loss	($46,315,897)	($46,315,897)

PRICE RANGE OF COMMON SHARES

The following table sets forth for the quarters indicated, the high and low sale prices on the NYSE per Common Share and the NAV and the premium or discount from NAV per share at which the Common Shares were trading, expressed as a percentage of NAV, at each of the high and low sale prices provided.

	NYSE Market Price Per Common Share		NAV Per Common Share on the Date of Market Price		Premium/(Discount) on the Date of Market Price
Quarter Ended:	High	Low	High	Low	High	Low
March 31, 2025	$13.57	$12.82	$14.19	$14.01	(4.37%)	(8.49%)
February 28, 2025	$13.50	$12.66	$14.16	$14.00	(4.66%)	(9.57%)
January 31, 2025	$13.37	$12.54	$14.15	$13.97	(5.51%)	(10.24%)
October 31, 2024	$13.29	$12.51	$14.08	$13.70	(5.61%)	(8.69%)

The last reported price for our Common Shares on April 17, 2025 was $12.91 per share.

RECENT DEVELOPMENTS

On April 1, 2025, Angel Oak Companies, LP, the parent of Angel Oak Asset Management Holdings, LLC, itself the parent company of the Adviser, announced that it signed a definitive agreement pursuant to which Brookfield Asset Management Ltd. will acquire a majority interest in Angel Oak Companies, LP and its subsidiaries, including the Adviser (the “Transaction”). The closing of the Transaction is expected to be completed by September 30, 2025. The Transaction is not currently expected to result in any material change in the day-to-day management of the Fund and/or its investment objectives or strategies. However, the closing of the Transaction is subject to certain conditions, and there can be no assurance that the Transaction will be completed as planned, or that the necessary conditions will be satisfied.

If successful, the closing of the Transaction would be deemed to be a change of “control” of Angel Oak Companies, LP and its subsidiaries (collectively, “Angel Oak”), including the Adviser, under the 1940 Act, and deemed “assignment” of the Fund’s investment advisory agreement (the “Existing Advisory Agreement”), which would result in the automatic termination of the Fund’s Existing Advisory Agreement.

However, following the closing of the Transaction, the existing management team of Angel Oak will continue to independently manage the day-to-day business of Angel Oak and the Adviser, and will control the board of directors of Angel Oak.

At a meeting to be held prior to the anticipated closing of the Transaction, the Board of the Fund will consider the approval of a new investment advisory agreement between Angel Oak and the Fund (the “New Advisory Agreement”). If approved by the Board, the New Advisory Agreement would also need to be approved by shareholders of the Fund at a meeting of shareholders (the “Shareholder Meeting”), at which the Fund’s shareholders will be asked to consider the approval of the New Advisory Agreement. The New Advisory Agreement is expected to have the same advisory fee and substantially similar terms and conditions to the Existing Advisory Agreement. The New Advisory Agreement will not result in any material changes to the Fund’s investment objective and principal investment strategies.

More detailed information about the Transaction and the proposal to be voted on at the Shareholder Meeting will be provided in a forthcoming proxy statement. This Prospectus Supplement is not a proxy and is not soliciting any proxy, which can only be done by means of a proxy statement.

For more information, please see the Form 8-K containing the press release on the Transaction incorporated by reference to this prospectus supplement.

DESCRIPTION OF THE RIGHTS OFFERING

Purpose of the Rights Offering

The Board, based on the recommendations and presentations of the Adviser and others, has determined that it is in the best interests of the Fund and its Common Shareholders to conduct the offering, thereby increasing the assets of the Fund available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs.

The Adviser believes that a variety of factors indicate that there may continue to be opportunity to invest in securities of financial institutions. The Adviser sees significant opportunities across the non-bank financials debt as well as select opportunities across residential mortgage REIT and community bank preferred and common equities, among other opportunities. Using the proceeds of the offering, the Fund will seek to capitalize on these opportunities and enhance the Fund’s returns by making investments in companies the Adviser believes offer attractive opportunities for the Fund to achieve its investment objectives. The Adviser believes that the Fund would benefit from increased diversification.

The Adviser expects that the offering will provide an opportunity to increase the assets of the Fund available for investment, thereby better enabling the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund‘s primary investment objective to seek current income and its secondary objective of total return. The Adviser has an inherent conflict of interest in recommending the offering because the Fund pays fees to the Adviser based on a percentage of the Fund’s Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Adviser). “Managed Assets” are the total assets of the Fund (including any assets attributable to money borrowed for investment purposes, including proceeds from (and assets subject to) reverse repurchase agreements, any credit facility and any issuance of preferred shares or notes) minus the sum of the Fund’s accrued liabilities (other than Fund liabilities incurred for the purpose of leverage). For the purpose of calculating Managed Assets, derivatives are valued at their market value.

The offering seeks to provide an opportunity to existing Common Shareholders to purchase Common Shares at a discount to market price, subject to a sales load. The distribution to Common Shareholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating Record Date Shareholders of the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the offering. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be. There can be no assurance that the offering (or the investment of the proceeds of the offering) will be successful.

The Board retained UBS Securities LLC, the Dealer Manager for the offering, to provide the Fund with financial structuring and solicitation services relating to the offering, including advice with respect to the structure, timing and terms of the Offer. In determining the structure of the offering, the Board considered, among other things, the extent of dilution and expenses of the offering (including the fees to be paid to the Dealer Manager), the trading market described by the Dealer Manager, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on the Fund and its existing Common Shareholders if the Offer is not fully subscribed and the experience of the Dealer Manager in conducting rights offerings.

Although the Fund has no present intention to do so, the Fund may, in the future and in its discretion, choose to make additional rights offerings from time to time for a number of Common Shares and on terms which may or may not be similar to the offering. Any such future rights offering will be made in accordance with the 1940 Act, and will result in an immediate dilution of NAV for all Common Shareholders if the subscription price for such offering is less than the NAV.

Terms of the Rights Offering

The Fund is issuing to Record Date Shareholders Rights to subscribe for up to an aggregate of 8,354,213 Common Shares of the Fund. Each Record Date Shareholder is being issued one transferable Right for each Common Share owned on the Record Date. The Rights entitle the holder to acquire one new Common Share for each three Rights held at the Subscription Price. Fractional shares will not be issued upon the exercise of the Rights. Accordingly, Common Shares may be purchased only pursuant to the exercise of Rights in integral multiples of three, except that a Record Date Shareholder who owns fewer than three Common Shares as of the close of business on the Record Date is entitled to subscribe for one Common Share. Record Date Shareholders who hold two or more accounts may not combine their fractional interests across accounts. Rights may be exercised at any time during the Subscription Period, which commences on the Record Date, April 21, 2025, and ends at 5:00 PM Eastern Time on May 14, 2025, the Expiration Date. The right to acquire one Common Share for each three Rights held during the Subscription Period (or any extension thereof) at the Subscription Price will be referred to in the remainder of this prospectus supplement as the “Subscription.” Rights will expire on the Expiration Date and thereafter may not be exercised.

The Fund has declared a regular monthly distribution payable on April 30, 2025, with a distribution record date of April 16, 2025, which will not be payable with respect to Common Shares issued pursuant to the Offer. The Fund has also declared a regular monthly distribution payable on May 30, 2025, with a distribution record date of May 2, 2025, which will not be payable with respect to Common Shares issued pursuant to the Offer after such record date. Common Shares issued pursuant to the Offer are expected to be entitled to receive the monthly distribution expected to be payable in June, if and when such distribution is declared by the Board.

Rights may be evidenced by subscription certificates or may be uncertificated and evidenced by other appropriate documentation (“Subscription Certificates”). The number of Rights issued to each holder will be stated on the Subscription Certificate delivered to the holder. The method by which Rights may be exercised and shares paid for is set forth below in “Method of Exercise of Rights” and “Payment for Shares.” A Holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment. See “Payment for Shares” below. The Fund does not have the right to withdraw the Rights or cancel the offering after the Rights have been distributed. It is anticipated that the Common Shares issued pursuant to an exercise of Rights will be listed on the NYSE.

Holders of Rights who are Record Date Shareholders are entitled to subscribe for additional Common Shares that were not subscribed for by other Rights holders at the same Subscription Price pursuant to the Over-Subscription Privilege, subject to certain limitations, to allotment and to the right of the Board to eliminate the Over-Subscription Privilege. See “Over-Subscription Privilege” below.

For purposes of determining the maximum number of Common Shares that may be acquired pursuant to the offer, broker-dealers, trust companies, banks or others whose shares are held of record by Cede or by any other depository or nominee will be deemed to be the holders of the Rights that are held by Cede or such other depository or nominee on their behalf.

The Rights are transferable until the completion of the Subscription Period and will be, subject to notice of issuance, admitted for trading on the NYSE. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels and also sold through the Subscription Agent. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. For purposes of this prospectus supplement, a “Business Day” means any day on which trading is conducted on the NYSE. Trading of the Rights on the NYSE is expected to be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Shareholders and thereafter is expected to be conducted on a regular way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. The method by which Rights may be transferred is set forth below under “Method of Transferring Rights.” The Common Shares are expected to begin trading ex-Rights on the Record Date as determined and announced by the NYSE.

Nominees who hold the Fund’s Common Shares for the account of others, such as banks, broker-dealers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with proper payment. In addition, beneficial owners of the Common Shares or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.

Participants in the Fund’s Dividend Reinvestment Plan (the “DRIP”) will be issued Rights in respect of the Common Shares held in their accounts in the DRIP. Participants wishing to exercise these Rights must exercise the Rights in accordance with the procedures set forth in “Method of Exercise of Rights” and “Payment for Shares.”

The Fund has entered into the Dealer Manager Agreement, which allows the Dealer Manager to take actions to seek to facilitate the trading market for Rights and the placement of Common Shares pursuant to the exercise of Rights. Those actions are expected to involve the Dealer Manager purchasing and exercising Rights during the Subscription Period at prices determined at the time of such exercise, which are expected to vary from the Subscription Price. See “Distribution Arrangements” for additional information.

Important Dates

Please note that the dates in the table below may change if the rights offering is extended.

EVENT	DATE
Record Date	April 21, 2025
Subscription Period*	April 21, 2025 through May 14, 2025
Final Date Rights Will Trade*	May 14, 2025
Expiration Date*	May 14, 2025
Deadline for Subscription Certificates and Payment for Common Shares*†	May 14, 2025
Deadline for Notice of Guaranteed Delivery*†	May 14, 2025
Deadline for Payment Pursuant to Notice of Guaranteed Delivery*	May 14, 2025
Deadline for Delivery of Subscription Certificates Pursuant to Notice of Guaranteed Delivery*	May 15, 2025
Confirmation Mailed to Exercising Rights Holders*	May 19, 2025
Final Payment for Common Shares Due**	May 22, 2025

*Unless the offer is extended.

**Additional amount due (in the event the Subscription Price exceeds the estimated Subscription Price).

†A shareholder exercising Rights must deliver by 5:00 PM Eastern Time on May 14, 2025, either (a) a Subscription Certificate and payment for shares or (b) a notice of guaranteed delivery and payment for shares.

Subscription Price

The Subscription Price for the Common Shares to be issued pursuant to the offering will be determined based upon a formula equal to 94% of the average of the last reported sales price of a Common Share on the NYSE on the Expiration Date, as such date may be extended from time to time, and each of the four (4) preceding trading days. If, however, the Formula Price is less than 90% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 90% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date. The Fund will pay a sales load on the Subscription Price. For example, assuming the Expiration Date were April 17, 2025, if the Fund’s NAV per Common Share is $14.24, the Subscription Price would be $12.82 per Common Share (90% of $14.24). Since the Expiration Date will be May 14, 2025 (unless the Fund extends the Subscription Period), Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription and, if eligible, any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege at the estimated Subscription Price of $12.82 per Common Share. See “—Payment for Shares” below. Rights holders who exercise their Rights will have no right to rescind a purchase after receipt of their completed subscription certificates (or Notice of Guaranteed Delivery) together with payment for Common Shares by the Subscription Agent. All of the costs of the offering will be borne by the Fund and indirectly by the Fund’s Common Shareholders whether or not they exercise their Rights.

Over-Subscription Privilege

Rights holders who are Record Date Shareholders and who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to subscribe for additional Common Shares to buy those Common Shares that were not purchased by other holders of Rights at the same Subscription Price pursuant to the Over-Subscription Privilege, subject to certain limitations and subject to allotment.

If enough over-subscription shares are available, all such requests will be honored in full. If the requests for over-subscription shares exceed the over-subscription shares available, the available over-subscription shares will be allocated pro rata among those fully exercising Record Date Shareholders who over-subscribe based on the number of Common Shares they owned on the Record Date. Common Shares acquired pursuant to the over-subscription privilege are subject to allotment.

Record Date Shareholders who are fully exercising their Rights during the Subscription Period should indicate, on the Subscription Certificate that they submit with respect to the exercise of the Rights issued to them at or prior to 5:00 p.m., New York City time, on the Expiration Date, how many Common Shares they are willing to acquire pursuant to the over-subscription privilege. Such Subscription Certificate must be delivered, together with payment of the Subscription Price for the number of Common Shares for which the Over-Subscription Privilege is to be exercised.

Rights that are sold will not confer any right to acquire any Common Shares pursuant to the Over-Subscription Privilege, and any Record Date Shareholder who sells any Rights will not be eligible to participate in the Over-Subscription Privilege, if any.

To the extent sufficient Common Shares are not available to fulfill all over-subscription requests, unsubscribed Common Shares (the “Excess Shares”) will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of Common Shares they owned on the Record Date. The allocation process may involve a series of allocations in order to assure that the total number of Common Shares available for over-subscriptions is distributed on a pro rata basis.

The formula to be used in allocating the Excess Shares is as follows:

Stockholder’s Record Date Position	x	Excess Shares Remaining
Total Record Date Position of All Over-Subscribers

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the Subscription Period and the number of Common Shares subscribed for pursuant to the Over-Subscription Privilege by such beneficial owner and that such beneficial owner’s subscription was exercised in full. Nominee holder over-subscription forms and beneficial owner certification forms will be distributed to banks, broker-dealers, trustees and other nominee holders of Rights with the Subscription Certificates. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the Over-Subscription Privilege.

The Fund will not offer or sell any Common Shares that are not subscribed for during the Subscription Period or pursuant to the Over-Subscription Privilege.

The Fund has been advised that the Adviser and certain of the Fund’s Trustees may exercise some or all of the Rights initially issued to them, and may request additional Common Shares pursuant to the Over-Subscription Privilege.

Sales by Subscription Agent

Holders of Rights who are unable or do not wish to exercise any or all of their Rights may instruct the Subscription Agent to sell any unexercised Rights. The Subscription Certificates representing the Rights to be sold by the Subscription Agent must be received must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on May 7, 2025 (or, if the Subscription Period is extended, on or before 5:00 p.m., New York City time, five Business Days prior to the extended Expiration Date).

Upon the timely receipt of the appropriate instructions to sell Rights, the Subscription Agent will use its best efforts to complete the sale, including by first offering such Rights to the Dealer Manager for purchase by the Dealer Manager. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then current market price for the Rights on the NYSE.

If the Dealer Manager declines to purchase the Rights of a Record Date Shareholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market.

The proceeds from each of such sales of Rights by the Subscription Agent will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent’s own funds pending distribution to each selling Record Date Shareholder.

If the Rights can be sold by the Subscription Agent to the Dealer Manager and/or in the open-market, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses, and the proceeds of such sales will be remitted by the Subscription Agent to the selling Record Date Shareholder(s) within three Business Days following the Expiration Date.

It is expected that following each such sale of Rights to the Dealer Manager, the proceeds from each such sale will be received by the Subscription Agent within three Business Days of the sale. The Subscription Agent will offer Rights to the Dealer Manager before attempting to sell them on the NYSE, which may affect the market price for Rights on the NYSE and reduce the number of Rights available for purchase on the NYSE.

The Subscription Agent will also attempt to sell (either to the Dealer Manager or in open market transactions as described above) all Rights which remain unclaimed as a result of subscription certificates being returned by the postal authorities to the Subscription Agent as undeliverable as of the fifth Business Day prior to the Expiration Date. The Subscription Agent will hold the proceeds from those sales in an account segregated from the Subscription Agent’s own funds for the benefit of such non-claiming Record Date Shareholders until such proceeds are either claimed or revert to the state.

There can be no assurance that the Subscription Agent will be able to sell any Rights, and neither the Fund nor the Subscription Agent nor the Dealer Manager has guaranteed any minimum sales price for the Rights. If a Record Date Shareholder does not utilize the services of the Subscription Agent and chooses to use another broker-dealer or other financial institution to sell Rights, then the other broker-dealer or financial institution may charge a fee to sell the Rights.

For a discussion of actions that may be taken by the Dealer Manager to seek to facilitate the trading market for Rights and the placement of Common Shares pursuant to the exercise of Rights, including the purchase of Rights and the sale during the Subscription Period by the Dealer Manager of Common Shares acquired through the exercise of Rights and the terms on which such sales will be made, see “Distribution Arrangements.”

The Dealer Manager may also act on behalf of its clients to purchase or sell Rights in the open market and may receive commissions from its clients for such services. The Dealer Manager is not expected to purchase Rights as principal for its own account in order to seek to facilitate the trading market for Rights or otherwise.

Holders of Rights attempting to sell any unexercised Rights in the open market through a broker-dealer other than the Dealer Manager may be charged a different commission and should consider the commissions and fees charged by the broker-dealer prior to selling their Rights on the open market. See “Distribution Arrangements” for additional information. Holders of Rights attempting to sell any unexercised Rights in the open market through a broker-dealer other than the Dealer Manager should consider the commissions and fees charged by the broker-dealer prior to selling their rights on the open market.

Shareholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

Method of Selling or Transferring Rights

Rights may be sold by individual holders or may be submitted to the Subscription Agent for sale. Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent on or before May 7, 2025, five (5) Business Days prior to the completion of the Subscription Period, due to normal settlement procedures.

Rights that are sold will not confer any right to acquire any Common Shares pursuant to the Over-Subscription Privilege, and any Record Date Shareholder who sells any Rights will not be eligible to participate in the Over-Subscription Privilege.

The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register the portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights). In this event, a new Subscription Certificate evidencing the balance of the Rights, if any, will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee. The signature on the Subscription Certificate must correspond to the name as set forth upon the face of the Subscription Certificate in every particular, without alteration or enlargement, or any change. A signature guarantee must be provided by an eligible financial institution as defined in Rule 17Ad-15 under the Exchange Act, subject to the standards and procedures adopted by the Fund.

Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should allow at least eight Business Days prior to the Expiration Date to ensure that: (i) the transfer instructions will be received and processed by the Subscription Agent, (ii) a new Subscription Certificate will be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Certificates may be exercised or sold by the recipients thereof prior to the Expiration Date. Neither the Fund, the Subscription Agent nor the Dealer Manager shall have any liability to a transferee or transferor of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by the Subscription Agent and Dealer Manager (which will be paid by the Fund as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale, transfer or exercise of Rights will be for the account of the transferor of the Rights, and none of these commissions, fees or expenses will be borne by the Fund, the Subscription Agent or the Dealer Manager. Investors who wish to purchase, sell, exercise or transfer Rights through a broker, bank or other party should first inquire about any fees and expenses that the investor will incur in connection with the transaction.

The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the Rights may be effected through, the facilities of DTC (Rights exercised through DTC are referred to as “DTC Exercised Rights”) or through the Subscription Agent.

Subscription Agent

Equiniti Trust Company, LLC will act as the Subscription Agent in connection with the offering. The Subscription Agent will receive from the Fund an amount estimated to be $126,000, comprised of the fee for its services and the reimbursement for certain expenses related to the Rights offering.

Information Agent

INQUIRIES BY ALL HOLDERS OF RIGHTS SHOULD BE DIRECTED TO: THE INFORMATION AGENT, EQ FUND SOLUTIONS, LLC; HOLDERS MAY ALSO CONSULT THEIR BROKERS OR NOMINEES.

Method of Exercise of Rights

Rights may be exercised by completing and signing the reverse side of the Subscription Certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment for the Common Shares as described below under “Payment for Shares.” Rights may also be exercised through the broker of a holder of Rights, who may charge the holder of Rights a servicing fee in connection with such exercise.

Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, (1) to deliver a Notice of Guaranteed Delivery along with payment of the shares prior to 5:00 p.m., New York City time, on the Expiration Date and (2) to guarantee delivery of a properly completed and executed Subscription Certificate pursuant to a Notice of Guaranteed Delivery by the close of business on the first Business Day after the Expiration Date. A fee may be charged for this service. Completed Subscription Certificates and related payments must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on or before the Expiration Date at the offices of the Subscription Agent at the address set forth below. Fractional Common Shares will not be issued upon the exercise of Rights.

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the Subscription Price will be determined by the Fund, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. The Fund reserves the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of the Fund’s counsel, be unlawful.

The Subscription Certificate and payment should be delivered to the Subscription Agent at the following address:

If By Mail:

Equiniti Trust Company, LLC
Operations Center
Attn: Reorganization Department
55 Challenger Road, Suite 200
Ridgefield Park, NJ 07660

If By Overnight Courier:

Equiniti Trust Company, LLC
Operations Center
Attn: Reorganization Department
55 Challenger Road, Suite 200
Ridgefield Park, NJ 07660

If By Notice of Guaranteed Delivery:

Contact your broker-dealer, trust company, bank or other nominee to notify the Fund of your intent to exercise, sell or transfer the Rights.

Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

Payment for Shares

Holders of Rights who acquire Common Shares in the Subscription may choose between the following methods of payment:

(1)A holder of Rights may send the Subscription Certificate, together with payment in the form of a personal check for the Common Shares subscribed for in the Rights offering and, if eligible, for any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege, to the Subscription Agent based on the estimated Subscription Price of $12.82 per Common Share. To be accepted, the payment, together with the properly completed and executed Subscription Certificate, must be received by the Subscription Agent at the address noted above prior to 5:00 PM Eastern Time on the Expiration Date.

(2)Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 PM Eastern Time on the Expiration Date, the Subscription Agent has received payment of the full Subscription Price for the Common Shares subscribed for in the Rights offering and, if eligible, for any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege and a written Notice of Guaranteed Delivery from a bank, trust company or NYSE member, guaranteeing delivery of a properly completed and executed Subscription Certificate. The Subscription Agent will not honor a Notice of Guaranteed Delivery if a properly completed and executed Subscription Certificate is not received by the Subscription Agent by the close of business on the first Business Day after the Expiration Date and the full payment is not received by the Expiration Date. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the addresses set forth above, or may be transmitted to the Subscription Agent by email to: domenick.apisa@equiniti.com.

EXCEPT AS OTHERWISE SET FORTH BELOW, A PAYMENT PURSUANT TO THESE METHODS MUST BE IN UNITED STATES DOLLARS BY PERSONAL CHECK DRAWN ON A BANK LOCATED IN THE CONTINENTAL UNITED STATES, MUST BE PAYABLE TO “EQUINITI” AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION CERTIFICATE TO BE ACCEPTED. The Subscription Agent will deposit all funds received by it prior to the final payment date into a segregated account pending proration and distribution of the Common Shares. The Subscription Agent may receive investment earnings on the funds deposited into such account.

If a holder of Rights who acquires Common Shares pursuant to the Rights offering does not make payment of all amounts due, the Fund reserves the right to take any or all of the following actions: (i) find other purchasers for such subscribed-for and unpaid-for Common Shares; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Common Shares which could be acquired by such holder upon exercise of the Rights or the Over-Subscription Privilege; (iii) sell all or a portion of the Common Shares purchased by the holder, in the open market, and apply the proceeds to the amounts owed; and (iv) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed Common Shares and to enforce the relevant guarantee of payment.

Issuance and delivery of certificates from the Common Shares purchased are subject to collection of checks. Any payment required from a holder of Rights must be received by the Subscription Agent prior to 5:00 PM Eastern Time on the Expiration Date.

Within ten Business Days following the Expiration Date (the “Confirmation Date”), a confirmation will be sent by the Subscription Agent to each holder of Rights (or, if the Common Shares are held by Cede or any other depository or nominee, to Cede or such other depository or nominee), showing (i) the number of Common Shares acquired pursuant to the Subscription; (ii) the number of Common Shares, if any, acquired pursuant to the Over-Subscription Privilege (for eligible Record Date Shareholders); (iii) the per Common Share and total purchase price for the Common Shares; and (iv) any additional amount payable to the Fund by the exercising Rights holder or any excess to be refunded by the Fund to the exercising Rights holder, in each case based on the Subscription Price as determined on the Expiration Date. If any exercising Rights holder, if eligible, exercises his or her right to acquire Common Shares pursuant to the Over-Subscription Privilege, any excess payment which would otherwise be refunded to him or her will be applied by the Fund toward payment for Common Shares acquired pursuant to the exercise of the Over-Subscription Privilege. Any additional payment required from an exercising Rights holder must be received by the Subscription Agent within ten Business Days after the Confirmation Date. All payments by Rights holders must be in United States dollars by personal check drawn on a bank or branch located in the United States of America and payable to “Equiniti.” Any excess payment to be refunded by the Fund to an exercising Rights holder will be mailed by the Subscription Agent to the Rights Holder as promptly as practicable.

A holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment either by means of a Notice of Guaranteed Delivery or a personal check.

Holders, such as broker-dealers, trustees or depositories for securities, who hold Common Shares for the account of others, should notify the respective beneficial owners of the Common Shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of the Rights should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Shares or Rights held through such a holder should contact the holder and request that the holder effect transactions in accordance with the beneficial owner’s instructions. Banks, broker-dealers, trustees and other nominee holders that hold Common Shares of the Fund for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights may not participate in the Over-Subscription Privilege.

THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATES SHOULD BE READ CAREFULLY AND FOLLOWED IN DETAIL. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE FUND.

THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT THE CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 PM EASTERN TIME, ON THE EXPIRATION DATE. BECAUSE PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO SUBMIT YOUR PAYMENT IMMEDIATELY.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, whose determinations will be final and binding. The Fund in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. Neither the Fund nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

Foreign Restrictions

Subscription Certificates will only be mailed to Record Date Shareholders whose addresses are within the United States (other than an APO or FPO address). Because the offering of the Rights will not be registered in any jurisdiction other than the United States, the Subscription Agent will attempt to sell (in the manner described above under “Method of Selling or Transferring Rights”) all of the Rights issued to shareholders outside of these jurisdictions and remit the net proceeds, if any, to such shareholders. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day the Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

Certain Employee Benefit Plan and IRA Considerations

Holders of Rights that are employee benefit plans subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), such as employee plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Keogh Plans and Individual Retirement Accounts (“IRA”) (each a “Benefit Plan” and collectively, “Benefit Plans”), should be aware that the use of additional contributions of cash outside of the Benefit Plan to exercise Rights may be treated as additional contributions to the Benefit Plan. When taken together with contributions previously made, such deemed additional contributions may be in excess of tax limitations and subject the Rights holder to excise taxes for excess or nondeductible contributions. In the case of Benefit Plans qualified under Section 401(a) of the Code, additional contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. Benefit Plans contemplating making additional contributions to exercise Rights should consult with their legal and tax counsel prior to making such contributions.

Benefit Plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow to finance their exercise of Rights, they may become subject to the tax on unrelated business taxable income (“UBTI”) under Section 511 of the Code. If any portion of an IRA is used as security for a personal loan, the portion so used may also be treated as distributed to the IRA depositor.

A Benefit Plan may also be subject to laws, such as ERISA, that impose certain requirements on the Benefit Plan and on those persons who are fiduciaries with respect to the Benefit Plans. Such requirements may include prudence and diversification requirements, prohibitions on conflicts of interest and require that investments be made in accordance with the documents governing the Benefit Plan. The exercise of Rights by a fiduciary for a Benefit Plan should be considered in light of such fiduciary requirements.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Benefit Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and they and the fiduciaries involved may be subject to other penalties and liabilities under ERISA and the Code (or with respect to certain Benefit Plans, such as IRAs, a prohibited transaction may cause the Benefit Plan to lose its tax-exempt status). In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that potentially might apply to the exercise of the Rights and holding of the Common Shares (including interests therein). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, PTCE 84-24 governing purchases of shares in investment companies, and PTCE 75-1 respecting sales of securities. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Benefit Plan and a person that is a party in interest or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Benefit Plan involved in the transaction) solely by reason of providing services to the Benefit Plan or by relationship to a service provider, provided that the Benefit Plan receives no less, nor pays no more, than adequate consideration. There can be no assurance that an exemption applies, or that all of the conditions of any such exemptions or any other exemption will be satisfied, at the time that the Rights are exercised, or thereafter while the Common Shares (including interests therein) are held, if the facts relied upon for utilizing a prohibited transaction exemption change.

Governmental plans, certain church plans and non-U.S. plans may not be subject to the prohibited transaction provisions of ERISA or the Code but may be subject to similar laws (“Similar Laws”). Fiduciaries of any such plans should consult with counsel before exercise or transfer of Rights.

Because of the foregoing, the person making the decisions regarding the exercise, transfer or other disposition of any Rights (the “fiduciary”) on behalf of a Benefit Plan or a governmental, church or foreign plan (collectively, “Plans”) will be deemed to represent on behalf of itself and the Plan that the exercise or other disposition of the Rights (and the investment in Common Shares pursuant to any exercise) will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any applicable Similar Law.

Neither the offer of Rights, nor the sale of Common Shares pursuant to an exercise of any Rights, to a Plan is in any respect a representation or recommendation by any of the Fund, the Dealer Manager nor the Adviser, nor any of their respective affiliates or agents, that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Common Shareholders that are Plans have the exclusive responsibility for ensuring that their exercise or transfer of Rights, and the investment in Common Shares pursuant to an exercise of Rights, complies with the fiduciary responsibility rules of ERISA or any applicable Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties for noncompliance, fiduciaries of Benefit Plans should consult with their legal and tax counsel regarding the consequences of their exercise of Rights under ERISA, the Code and other Similar Laws.

SPECIAL CHARACTERISTICS AND RISKS OF THE RIGHTS OFFERING

Risk is inherent in all investing. Therefore, before investing in the Common Shares you should consider the risks associated with such an investment carefully. See “Risk Factors” in the prospectus. The following summarizes some of the matters that you should consider before investing in the Fund through the Rights offering:

Dilution. As with any security, the price of the Fund’s Common Shares fluctuates with market conditions and other factors. The Common Shares are currently trading at a discount to their NAV. However, shares of closed-end investment companies frequently trade at a discount from their NAVs. This characteristic is a risk separate and distinct from the risk that the Fund’s NAV could decrease as a result of its investment activities and may be greater for shareholders expecting to sell their Common Shares in a relatively short period of time following completion of this Rights offering. The NAV of the Common Shares will be reduced immediately following this Rights offering as a result of the accrual of certain offering costs.

If you do not exercise all of your Rights, you may own a smaller proportional interest in the Fund when the Rights offering is over. In addition, you will experience an immediate dilution of the aggregate NAV per share of your Common Shares if you do not participate in the Rights offering and will experience a reduction in the NAV per share whether or not you exercise your Rights, if the Subscription Price is below the Fund’s NAV per Common Share on the Expiration Date, because:

•the offered Common Shares are being sold at less than their current NAV;

•you will indirectly bear the expenses of the Rights offering; and

•the number of Common Shares outstanding after the Rights offering will have increased proportionately more than the increase in the amount of the Fund’s net assets. Furthermore, if you do not participate in the Over-Subscription Privilege, if it is available, your percentage ownership may also be diluted. The Fund cannot state precisely the amount of any dilution because it is not known at this time what the NAV per share will be on the Expiration Date or what proportion of the Rights will be exercised. The impact of the Rights offering on NAV per share is shown by the following example, assuming a $12.82 Subscription Price:

Example: (assumes NAV per share is above subscription price)(1)
Net asset value	$13.76
Subscription Price	$2.82
Reduction in NAV($)(2)	$0.48
Reduction in NAV(%)	3.40%

(1)The example assumes the Over-Subscription Privilege is exercised. Actual amounts may vary due to rounding.

(2)Assumes $635,692 in estimated offering expenses.

If you do not wish to exercise your Rights, you should consider selling them as set forth in this prospectus supplement. Any cash you receive from selling your Rights may serve as partial compensation for any possible dilution of your interest in the Fund. The Fund cannot give assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.

The Fund’s largest shareholders could increase their percentage ownership in and control of the Fund through the exercise of the primary subscription and Over-Subscription Privilege.

Leverage. Leverage creates a greater risk of loss, as well as a potential for more gain, for the Common Shares than if leverage were not used. Following the completion of the Rights offering, the Fund’s amount of leverage outstanding will decrease. The leverage of the Fund as of April 17, 2025, was 27.20%. After the completion of the Rights offering, the amount of leverage outstanding is expected to decrease to 21.44%. The use of leverage for investment purposes creates opportunities for greater total returns but at the same time increases risk. When leverage is employed, the NAV and market price of the Common Shares and the yield to holders of Common Shares may be more volatile. Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on the borrowing will augment the Fund’s income. Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Fund’s Common Shares may decrease more quickly than would otherwise be the case, and distributions on the Common Shares could be reduced or eliminated. Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to holders of the Common Shares.

Because the fee paid to the Adviser is calculated on the basis of the Fund’s average weekly net assets, which include the proceeds of leverage, the dollar amount of the management fee paid by the Fund to the Adviser will be higher (and the Adviser will be benefited to that extent) when leverage is utilized. The Adviser will utilize leverage only if it believes such action would result in a net benefit to the Fund’s shareholders after taking into account the higher fees and expenses associated with leverage (including higher management fees).

The Fund’s leveraging strategy may not be successful.

Increase in Share Price Volatility; Decrease in Share Price. The Rights offering may result in an increase in trading of the Common Shares, which may increase volatility in the market price of the Common Shares. The Rights offering may result in an increase in the number of shareholders wishing to sell their Common Shares, which would exert downward price pressure on the price of Common Shares.

Under-Subscription. It is possible that the Rights offering will not be fully subscribed. Under-subscription of the Rights offering could have an impact on the net proceeds of the Rights offering and whether the Fund achieves any benefits.

Benefits to the Adviser

The Adviser will benefit from the Rights offering because the management and investment advisory fees are based on the Fund’s Managed Assets. It is not possible to state precisely the amount of additional compensation the Adviser will receive as a result of the offering because it is not known how many Common Shares will be subscribed for and because the proceeds of the offering will be invested in additional portfolio securities, which will fluctuate in value. However, assuming (i) all Rights are exercised, (ii) the Subscription Price is $12.82 per Common Share, and (iii) the resulting net proceeds of the offering (after giving effect to the Dealer Manager fee and other expenses related to the offering) are leveraged at 27.20% as a percentage of Managed Assets (including the proceeds of such leverage), the Adviser would receive additional annualized advisory fees of $1,763,804. Two of the Fund’s trustees who voted to authorize the Rights offering are interested persons (as defined in Section 2(a)(19) of the 1940 Act) of the Adviser. The other trustees who approved the offering are not interested persons (as defined in Section 2(a)(19) of the 1940 Act) of the Adviser.

TAXATION

The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Fund.

Please refer to the “Taxation” sections in the Fund’s prospectus and Statement of Additional Information for a description of the consequences of investing in the Common Shares of the Fund. Special tax considerations relating to this Rights offering are summarized below:

•The value of a Right will not be includible in the income of a shareholder at the time the subscription right is issued.

•The basis of a Right issued to a shareholder will be zero, and the basis of the share with respect to which the Right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the Right on the date of distribution is at least 15% of the fair market value of the old share, or (b) such shareholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the Right a portion of the basis of the old share. If either (a) or (b) applies, such shareholder must allocate basis between the old share and the Right in proportion to their fair market values on the date of distribution.

•The basis of a Right purchased in the market will generally be its purchase price.

•The holding period of a Right issued to a shareholder will include the holding period of the old share.

•No loss will be recognized by a shareholder if a Right distributed to such shareholder expires unexercised because the basis of the old share may be allocated to a Right only if the Right is exercised or sold. If a Right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the Right.

•Any gain or loss on the sale of a Right will be a capital gain or loss if the Right is held as a capital asset (which in the case of a Right issued to Record Date Shareholders will depend on whether the old share is held as a capital asset), and will be a long term capital gain or loss if the holding period is deemed to exceed one year.

•No gain or loss will be recognized by a shareholder upon the exercise of Rights, and the basis of any Common Share acquired upon exercise (the new Common Share) will equal the sum of the basis, if any, of the Rights exercised therefor and the subscription price of the Rights for the new Common Share. The holding period for the new Common Share does not include the time during which the Right holder held the unexercised Rights and will begin no later than the date following the date when the Right is exercised.

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Fund and its Common Shareholders, with respect to U.S. federal income taxation only. Other tax issues such as state and local taxation may apply. Investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Fund. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive.

DISTRIBUTION ARRANGEMENTS

UBS Securities LLC will act as Dealer Manager for the Rights offering. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Adviser, the Dealer Manager will provide financial structuring and solicitation services in connection with the Rights offering and will solicit the exercise of Rights and participation in the Over-Subscription Privilege. The Rights offering is not contingent upon any number of Rights being exercised. The Dealer Manager will also be responsible for forming and managing a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group Members”), whereby each Selling Group Member will enter into a Selling Group Agreement with the Dealer Manager to solicit the exercise of Rights and to sell Common Shares purchased by the Selling Group Member from the Dealer Manager. In addition, the Dealer Manager will enter into a Soliciting Dealer Agreement with other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) to solicit the exercise of Rights. See “Compensation to Dealer Manager” for a discussion of fees and other compensation to be paid to the Dealer Manager, Selling Group Members and Soliciting Dealers in connection with the Rights offering.

The services provided by the Dealer Manager differ from those provided by the Adviser in that the Adviser acts as the investment adviser for the Fund and manages the investment and reinvestment of the Fund’s assets in accordance with the Fund’s investment objectives and policies and limitations, and generally manages the day-to-day business and affairs of the Fund. The Adviser has not been retained by the Fund to manage a rights offering; instead, given the complexities of the transaction, the Fund believes that the retention of the Dealer Manager will be beneficial.

The Fund and the Adviser have agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Fund in rendering the services contemplated by the Dealer Manager Agreement except for any act of willful misfeasance, bad faith or gross negligence of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.

Prior to the expiration of the Rights offering, the Dealer Manager may independently offer for sale Common Shares acquired through exercising the Rights at prices that may be different from the market price for such Common Shares or from the price to be received by the Fund upon the exercise of Rights. The Dealer Manager is authorized to buy and exercise Rights (for delivery of Common Shares prior to the expiration of the Rights offering), including unexercised Rights of Record Date Shareholders whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, and to sell Common Shares to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. In addition, the Dealer Manager has the right to buy Rights offered to it by the Subscription Agent from electing Record Date Shareholders, and the Dealer Manager may purchase such Rights as principal or act as agent on behalf of its clients for the resale of such Rights.

In order to seek to facilitate the trading market in the Rights for the benefit of non-exercising Common Shareholders, and the placement of the Common Shares to new or existing investors pursuant to the exercise of the Rights, the Dealer Manager Agreement provides for special arrangements with the Dealer Manager. Under these arrangements, the Dealer Manager is expected to purchase Rights on the NYSE. The number of Rights, if any, purchased by the Dealer Manager will be determined by the Dealer Manager in its sole discretion. The Dealer Manager is not obligated to purchase Rights or Common Shares as principal for its own account to facilitate the trading market for Rights or for investment purposes. Rather, its purchases are expected to be closely related to interest in acquiring Common Shares generated by the Dealer Manager through its marketing and soliciting activities. The Dealer Manager intends to exercise Rights purchased by it during the Subscription Period but prior to the Expiration Date. The Dealer Manager may exercise those Rights at its option on one or more dates, which are expected to be prior to the Expiration Date. The subscription price for the Common Shares issued through the exercise of Rights by the Dealer Manager prior to the Expiration Date will be the greater of 94% of the last reported sale price of a Common Share on the NYSE on the date of exercise or 90% of the Fund’s NAV per Common Share at the close of trading on the NYSE prior to the date of exercise. The price and timing of these exercises are expected to differ from those described herein for the Rights offering. The Subscription Price will be paid to the Fund and the dealer manager fee with respect to such proceeds will be paid by the Fund on the applicable settlement date(s) of such exercise(s).

In connection with the exercise of Rights and receipt of Common Shares, the Dealer Manager intends to offer those Common Shares for sale to the public and/or through Selling Group Members it has established. The Dealer Manager may set the price for those Common Shares at any price that it determines, in its sole discretion. The Dealer Manager has advised that the price at which such Common Shares are offered is expected to be at or slightly below the closing price of the Common Shares on the NYSE on the date the Dealer Manager exercises Rights. No portion of the amount paid to the Dealer Manager or to a Selling Group Member from the sale of Common Shares in this manner will be paid to the Fund. If the sales price of the Common Shares is greater than the subscription price paid by the Dealer Manager for such Common Shares plus the costs to purchase Rights for the purpose of acquiring those Common Shares, the Dealer Manager will receive a gain.

Alternatively, if the sales price of the Common Shares is less than the Subscription Price for such Common Shares plus the costs to purchase Rights for the purpose of acquiring those Common Shares, the Dealer Manager will incur a loss. The Dealer Manager will pay a concession to Selling Group Members in an amount equal to approximately 2.00% of the aggregate price of the Common Shares sold by the respective Selling Group Member. Neither the Fund nor the Adviser has a role in setting the terms, including the sales price, on which the Dealer Manager offers for sale and sells Common Shares it has acquired through purchasing and exercising Rights or the timing of the exercise of Rights or sales of Common Shares by the Dealer Manager. Persons who purchase Common Shares from the Dealer Manager or a Selling Group Member will purchase Common Shares at a price set by the Dealer Manager, which may be more or less than the Subscription Price, based on the Formula Price mechanism through which Common Shares will be sold in the Rights offering, and at a time set by the Dealer Manager, which is expected to be prior to the Expiration Date, and will not have the uncertainty of waiting for the determination of the Subscription Price on the Expiration Date.

The Dealer Manager may purchase Rights as principal or act as agent on behalf of its clients for the resale of such Rights. The Dealer Manager may realize gains (or losses) in connection with the purchase and sale of Rights and the sale of Common Shares, although such transactions are intended by the Dealer Manager to facilitate the trading market in the Rights and the placement of the Common Shares to new or existing investors pursuant to the exercise of the Rights. Any gains (or losses) realized by the Dealer Manager from the purchase and sale of Rights and the sale of Common Shares are independent of and in addition to its fee as Dealer Manager. The Dealer Manager has advised that any such gains (or losses) are expected to be immaterial relative to its fee as Dealer Manager.

Since neither the Dealer Manager nor persons who purchase Common Shares from the Dealer Manager or Selling Group Members were Record Date Shareholders, they would not be able to participate in the Over-Subscription Privilege.

There is no limit on the number of Rights the Dealer Manager can purchase or exercise. Common Shares acquired by the Dealer Manager pursuant to the exercise of Rights acquired by it will reduce the number of Common Shares available pursuant to the over-subscription privilege, perhaps materially, depending on the number of Rights purchased and exercised by the Dealer Manager.

Although the Dealer Manager can seek to facilitate the trading market for Rights as described above, investors can acquire Common Shares at the Subscription Price by acquiring Rights on the NYSE and exercising them.

In the ordinary course of their businesses, the Dealer Manager and/or its affiliates may engage in investment banking or financial transactions with the Fund, the Adviser and their affiliates. In addition, in the ordinary course of their businesses, the Dealer Manager and/or its affiliates may, from time to time, own securities of the Fund or its affiliates.

The principal business address of the Dealer Manager is 1285 Avenue of the Americas, New York, New York 10019.

Compensation to Dealer Manager

Pursuant to the Dealer Manager Agreement, the Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.50% of the Subscription Price for each Common Share issued pursuant to the Rights offering, including the Over-Subscription Privilege, a portion of which may be reallowed to an affiliate of the Dealer Manager. The Dealer Manager will reallow to Selling Group Members in the Selling Group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price for each Common Share issued pursuant to the Rights offering or the Over-Subscription Privilege as a result of their selling efforts. In addition, the Dealer Manager will reallow to Soliciting Dealers that have executed and delivered a Soliciting Dealer Agreement and have solicited the exercise of Rights, solicitation fees equal to 0.50% of the Subscription Price for each Common Share issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through DTC on the Record Date. Fees will be paid to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the Dealer Manager.

The Fund has also agreed to pay the Dealer Manager a fee in the amount of $150,000 in consideration of certain financial advisory services in connection with the Rights offering.  The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Rights offering, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Rights offering to their customers. No other fees will be payable by the Fund or the Adviser to the Dealer Manager in connection with the Rights offering.

LEGAL COUNSEL

Certain legal matters will be passed on by Dechert LLP, 1900 K Street NW, Washington, DC 20006, counsel to the Fund, in connection with this Rights offering and the offering of the Common Shares. Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP as special counsel to the Dealer Manager in connection with the offering.

BASE PROSPECTUSNovember 20, 2024

Angel Oak Financial Strategies
Income Term Trust

$200,000,000

Common Shares of Beneficial Interest
Subscription Rights to Purchase Common Shares
Preferred Shares

The Fund. Angel Oak Financial Strategies Income Term Trust (the “Fund”) is a diversified, closed-end management investment company.

Investment Objective. The Fund seeks current income with a secondary objective of total return. There can be no assurance that the Fund will achieve its investment objective.

Investment Strategies. Under normal circumstances, the Fund will invest at least 80% of the value of its net assets plus the amount of any borrowings for investment purposes in securities of U.S. and non-U.S. financial institutions, which may include, but are not limited to, banks, thrifts, finance companies, business development companies (“BDCs”) that invest primarily in loans, commercial mortgage and residential mortgage real estate investment trusts (“REITs”), brokerage and advisory firms, insurance companies and financial holding companies. In pursuing its investment objective, the Fund invests primarily in debt issued by financial institutions, including subordinated debt (“sub-debt”), unrated debt, senior debt and high yield securities (also known as “junk bonds”). The Fund may also invest in common equity, preferred equity, convertible securities, warrants and trust-preferred securities (“TruPS”) of these institutions. The Fund’s investment policy to invest at least 80% of its assets in securities of U.S. and non-U.S. financial institutions is not fundamental and may be changed without Shareholder approval. The Fund will provide Shareholders with 60 days’ notice of any change in this 80% investment policy.

Investing in Shares involves a high degree of risk. See “Risks.”

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.1

This prospectus may not be used to consummate sales of shares by us through agents, underwriters or dealers unless accompanied by a prospectus supplement.

Investment Adviser. The investment adviser to the Fund is Angel Oak Capital Advisors, LLC (the “Adviser” or “Angel Oak”), an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser oversees the management of the Fund’s activities and is responsible for making investment decisions for the Fund’s portfolio.

1Continued on inside front cover page.

Limited Term. The Fund will terminate on or before May 31, 2031 (the “Termination Date”); provided, that if the Board of Trustees (“Board”) believes that, under then-current market conditions, it is in the best interests of the Fund to do so, the Fund may extend the Termination Date: (i) once for up to one year (i.e., up to May 31, 2032), and (ii) once for up to an additional six months (i.e., up to November 30, 2032), in each case upon the affirmative vote of a majority of the Board and without Shareholder (as defined below) approval. In addition, as of a date within twelve months preceding the Termination Date, the Board may cause the Fund to conduct a tender offer to all Shareholders to purchase Shares (as defined below) of the Fund at a price equal to the net asset value (“NAV”) per Share on the expiration date of the tender offer (an “Eligible Tender Offer”). The Board has established that, following an Eligible Tender Offer, the Fund must have at least $100 million of net assets to ensure the continued viability of the Fund (the “Termination Threshold”). In an Eligible Tender Offer, the Fund will offer to purchase all Shares held by each Shareholder; provided, that if the number of properly tendered Shares would result in the Fund’s net assets totaling less than the Termination Threshold, the Eligible Tender Offer will be terminated and no Common Shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Fund will begin (or continue) liquidating its portfolio and proceed to terminate on or before the Termination Date. The Adviser will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Fund and its Shareholders. An Eligible Tender Offer would be made, and Shareholders would be notified thereof, in accordance with the requirements of the Investment Company Act of 1940 (the “1940 Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable tender offer rules thereunder (including Rule 13e-4 and Regulation 14E under the Exchange Act). If the number of properly tendered Shares would result in the Fund’s net assets totaling greater than the Termination Threshold, all Shares properly tendered and not withdrawn will be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. See “Risks—Limited Term Risk.” Following the completion of an Eligible Tender Offer, the Board may eliminate the Termination Date upon the affirmative vote of a majority of the Board and without Shareholder approval. In making a decision to eliminate the Termination Date to provide for the Fund’s perpetual existence, the Board will take such actions with respect to the continued operations of the Fund as it deems to be in the best interests of the Fund, based on market conditions at such time, the extent of Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board in consultation with the investment adviser to the Fund, Angel Oak Capital Advisors, LLC (the “Adviser”), taking into account that the Adviser may have a potential conflict of interest in seeking to convert to a perpetual trust. The Fund’s investment objective and policies are not designed to seek to return to investors that purchase Shares in this offering their initial investment on the Termination Date or in an Eligible Tender Offer, and such investors and investors that purchase Shares after the completion of this offering may receive more or less than their original investment upon termination or in an Eligible Tender Offer. See “Risks—Limited Term Risk.”

We may offer, from time to time, in one or more offerings, the Fund’s common shares and/or preferred shares of beneficial interest, each with a par value of $0.001 per share, and/or subscription rights to purchase common shares, which we refer to collectively as the “securities.” Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (each a “prospectus supplement”). You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our securities may be offered directly to one or more purchasers, including existing shareholders in a rights offering, through agents designated from time to time by us, to or through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market, or through a combination of methods of sale. The prospectus supplement relating to any sale of preferred shares will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period, and other matters. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The prospectus supplement relating to any offering of subscription rights will set forth the number of shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the particular offering.

Listing. The Fund’s Shares are listed on the New York Stock Exchange under the symbol “FINS.” On October 31, 2024, the last reported sale price of the Fund’s common shares was $13.04. The net asset value of the Fund’s common shares at the close of business on October 31, 2024 was $14.01 per share. Shares of closed-end funds often trade at a discount from net asset value.

Investors should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, investors should not rely upon such information or representations. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell to, or a solicitation of an offer to buy from, any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. Investors should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

You should read this prospectus together with the applicable prospectus supplement, which contain important information about the Fund, before deciding whether to invest in the Shares, and you should retain it for future reference. This prospectus, together with the applicable prospectus supplement, sets forth concisely the information about the Fund that a prospective investor ought to know before investing. The Statement of Additional Information, dated November 20, 2024, as it may be supplemented, containing additional information about the Fund, has been filed with the Securities and Exchange Commission and is incorporated by reference in its entirety into this prospectus. You may request a free copy of the Statement of Additional Information, annual and semi-annual reports to Shareholders, and other information about the Fund, and make Shareholder inquiries by calling (855) 751-4324; by writing to the Fund at c/o U.S. Bank Global Fund Services at P.O. Box 701, Milwaukee, WI 53201-0701; or from the Fund’s website (www.angeloakcapital.com). You also may obtain a copy of the Statement of Additional Information (and other information regarding the Fund) from the Securities and Exchange Commission’s website (http://www.sec.gov).

The Fund’s Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

You should rely only on the information contained in this prospectus and the applicable prospectus supplement. Neither the Fund nor the Underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Fund nor the Underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

v

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, any accompanying Prospectus Supplement and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s securities will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of this Prospectus. All forward-looking statements contained in this Prospectus or in the SAI are made as of the date of this Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated, to update any forward-looking statement.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

•the Fund’s Statement of Additional Information, dated November 20, 2024, filed with this Prospectus (“SAI”);

•the Fund’s Semi-Annual Report on Form N-CSR for the period ended July 31, 2024, filed with the SEC on October 7, 2024 (“Semi-Annual Report”);

•the Fund’s Annual Report on Form N-CSR for the fiscal year ended January 31, 2024, filed with the SEC on April 5, 2024 (“Annual Report”);

•the Fund’s definitive proxy statement on Schedule 14A for our 2024 annual meeting of shareholders, filed with the SEC on May 1, 2024 (“Proxy Statement”); and

•the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 811-23358) filed with the SEC on May 22, 2019.

PROSPECTUS SUMMARY

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in the Fund. Before investing, a prospective investor in the Fund should carefully read the more detailed information appearing elsewhere in this prospectus and the Statement of Additional Information.

The Fund

Angel Oak Financial Strategies Income Term Trust (“Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Fund will have a limited term unless otherwise determined by the Fund’s Board of Trustees (“Board”). See “Limited Term” and “Risks—Limited Term Risk.”

The Fund has elected to be treated, and intends to comply with the requirements to qualify annually, as a regulated investment company (“RIC”) under Subchapter M under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund’s outstanding common shares of beneficial interest, par value of $0.001 per share, are listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “FINS,” and any newly issued Shares issued will trade under the same symbol. As of October 31, 2024, the Fund had outstanding 25,062,638 common shares. On October 31, 2024, the last reported sale price of the Fund’s common shares was $13.04. The net asset value of the Fund’s common shares at the close of business on October 31, 2024 was $14.01 per share.

The Offering

We may offer, from time to time, in one or more offerings, our common shares and/or preferred shares, $0.001 par value per share, or our subscription rights to purchase our common shares, which we refer to collectively as the “securities.” We may issue either transferable or non-transferable subscription rights. The preferred shares are expected to be fixed rate preferred shares. In connection with a rights offering, we may sell our common shares at a price below the NAV per share and, if the subscription price in any such offering is less than the NAV per share of our common shares, then you may experience an immediate dilution of the aggregate NAV of your shares. Additionally, shareholders who do not fully exercise their rights may, at the completion of a rights offering, own a smaller proportional interest in the Fund than if they exercised their rights. The securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (each a “prospectus supplement”). You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. Our securities may be offered directly to one or more purchasers, through agents designated from time to time by us, to or through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market, or through a combination of methods of sale. The prospectus supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred shares will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters. The prospectus supplement relating to any offering of subscription rights will set forth the number of shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the particular offering.

Who May Want To Invest

The Fund may be an appropriate investment for long-term investors seeking the potential for:

•current income and total return;

•a defined term investment;

•exposure to securities issued by financial institutions; and

•access to professional asset management by the Adviser.

Investment Objective

The information contained under the heading “Additional Information – Investment Objective and Policies of the Fund – Investment Objective” in the Fund’s Annual Report is incorporated herein by reference.

Investment Strategies

The information contained under the heading “Additional Information – Investment Objective and Policies of the Fund – The Investment Process” in the Fund’s Annual Report is incorporated herein by reference.

Portfolio Composition

The information contained under the heading “Additional Information – Investment Objective and Policies of the Fund – Portfolio Composition” in the Fund’s Annual Report is incorporated herein by reference.

Closed-End, Limited Term Fund Structure and Eligible Tender Offer

The Fund has been organized as a diversified closed-end management investment company. Closed-end funds differ from open-end funds (commonly known as mutual funds) in that closed-end fund Shareholders do not have the right to redeem their Shares on a daily basis.

The Fund will terminate on or before May 31, 2031 (the “Termination Date”); provided, that if the Board believes that, under then-current market conditions, it is in the best interests of the Fund to do so, the Fund may extend the Termination Date: (i) once for up to one year (i.e., up to May 31, 2032), and (ii) once for up to an additional six months (i.e., up to November 30, 2032), in each case upon the affirmative vote of a majority of the Board and without Shareholder approval. In determining whether to extend the Termination Date, the Board may consider the inability to sell the Fund’s assets in a time frame consistent with termination due to lack of market liquidity or other extenuating circumstances. Additionally, the Board may determine that market conditions are such that it is reasonable to believe that, with an extension, the Fund’s remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Fund.

Beginning one year before the Termination Date (the “wind-down period”), the Fund may begin liquidating all or a portion of the Fund’s portfolio, and may deviate from its investment policies and may not achieve its investment objective. See “Risks—Limited Term Risk.” In addition, within twelve months preceding the Termination Date, the Board may (but is not required to) cause the Fund to conduct an Eligible Tender Offer. An Eligible Tender Offer would consist of a tender offer to all Shareholders to purchase Shares of the Fund at a price equal to the net asset value (“NAV”) per Share on the expiration date of the tender offer. The Board has established that, following an Eligible Tender Offer, the Fund must have at least $100 million of net assets to ensure the continued viability of the Fund (the “Termination Threshold”).

In an Eligible Tender Offer, the Fund will offer to purchase all Shares held by each Shareholder; provided, that if the number of properly tendered Shares would result in the Fund’s net assets totaling less than the Termination Threshold, the Eligible Tender Offer will be terminated and no Shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Fund will begin (or continue) liquidating its portfolio and proceed to terminate on or before the Termination Date. The Adviser will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Fund and its Shareholders. An Eligible Tender Offer would be made, and Shareholders would be notified thereof, in accordance with the requirements of the 1940 Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable tender offer rules thereunder (including Rule 13e-4 and Regulation 14E under the Exchange Act).

If the number of properly tendered Shares would result in the Fund’s net assets totaling greater than the Termination Threshold, all Shares properly tendered and not withdrawn will be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. See “Risks—Limited Term Risk.” Following such completion of the Eligible Tender Offer, the Board may eliminate the Termination Date and convert the Fund to a perpetual trust upon the affirmative vote of a majority of the Board and without Shareholder approval unless such approval is required by the 1940 Act. In making such decision, the Board will take such actions with respect to the continued operations of the Fund as it deems to be in the best interests of the Fund, based on market conditions at such time, the extent of Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board in consultation with the Adviser.

The Fund’s investment objective and policies are not designed to seek to return to investors that purchase Shares in this offering their initial investment of $20.00 per Share on the Termination Date or in an Eligible Tender Offer, and such investors and investors that purchase Shares after the completion of this offering may receive more or less than their original investment upon termination or in an Eligible Tender Offer. See “Anti-Takeover and Certain Provisions in the Declaration of Trust and By-Laws” and “Risks—Limited Term Risk.”

Leverage

The Fund may seek to enhance the level of its current distributions to its Shareholders through the use of leverage to the extent permitted by the 1940 Act. Under the 1940 Act, the Fund generally may not (1) borrow money in an amount greater than 33 1/3% of the Fund’s Managed Assets (which equates to 50% of its net assets) or (2) issue preferred shares in an amount when aggregated with any indebtedness outstanding greater than 50% of the Fund’s Managed Assets (which equates to 100% of its net assets). Managed Assets include total assets (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes). If the Fund uses a combination of borrowing money and issuing preferred shares, the maximum allowable leverage will be between 33 1/3% and 50% (but in no event more than 50%) of the Fund’s Managed Assets based on the relative amounts borrowed or preferred shares issued. Under the 1940 Act, the Fund may not incur indebtedness if, immediately after incurring such indebtedness, the Fund would have asset coverage (as defined in the 1940 Act) of less than 300% (i.e., for every dollar of indebtedness outstanding, the Fund is required to have at least three dollars of total assets, including the proceeds of leverage). Under the 1940 Act, the Fund may not issue preferred shares if, immediately after issuance, the Fund would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of preferred shares outstanding plus any indebtedness outstanding, the Fund is required to have at least two dollars of total assets, including the proceeds of leverage).

The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, the issuance of preferred shares or notes and the leverage attributable to reverse repurchase agreements, dollar rolls or similar transactions or derivatives that have the effect of leverage. In July 2021, the Fund issued senior notes in the aggregate amount of $85 million. The issuance was split across two tranches: $40 million in 5-year notes and $45 million in 7-year notes. The weighted average cost of the senior notes is 2.59%. As of July 31, 2024, the Fund has approximately $141,688,000 in outstanding borrowing through senior notes and under reverse repurchase agreements.

In addition, the Fund may borrow for temporary, emergency or other purposes as permitted under the 1940 Act. Any such indebtedness in an amount not exceeding 5% if the Fund’s Managed Assets would be in addition to the combined effective leverage ratio of 50% of Managed Assets (at the time of borrowing). The Fund’s leverage strategy may not be successful. By leveraging its investment portfolio, the Fund creates an opportunity for increased net income or capital appreciation. However, the use of leverage also involves risks, which can be significant. See “Risks—Leverage Risk”. The Adviser intends to leverage the Fund only when it believes that the potential return on the additional investments acquired through the use of leverage is likely to exceed the costs incurred in connection with the use of leverage and is in the best interests of the Fund.

Common Shares

The Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $0.001 per share, in multiple classes and series thereof as determined from time to time by the Board. The Board has authorized issuance of an unlimited number of common shares. Each share has equal voting, dividend, distribution and liquidation rights. The common shares are not redeemable and have no preemptive, conversion or cumulative voting rights. In the event of liquidation, each common share is entitled to its proportion of the Fund’s assets after payment of debts and expenses. As of October 31, 2024, 25,062,638 common shares of the Fund were outstanding.

Preferred Shares

The Fund is authorized to issue an unlimited number of shares that have been classified by the Board as preferred shares, par value $0.001 per share. The terms of each series of preferred shares may be fixed by the Board and may materially limit and/or qualify the rights of holders of the Fund’s common shares. If the Board determines that it may be advantageous to the holders of the Fund’s common shares for the Fund to utilize additional leverage, the Fund may issue additional series of fixed rate preferred shares (“Fixed Rate Preferred Shares”). Any Fixed Rate Preferred Shares issued by the Fund will pay distributions at a fixed rate, which may be reset after an initial period. Any borrowings may be at fixed or floating rates. Leverage creates a greater risk of loss as well as a potential for more gains for the common shares than if leverage were not used. See “Risks—Leverage Risk.” The Fund may also engage in investment management techniques which will not be considered senior securities if the Fund establishes in a segregated account cash or other liquid securities equal to the Fund’s obligations in respect of such techniques. The Fund may borrow money to the extent permitted by applicable law in accordance with its investment restrictions.

The Adviser

Angel Oak Capital Advisors, LLC, 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia 30326, an investment adviser registered with the SEC under the Advisers Act, serves as the investment adviser to the Fund. The Adviser has overall supervisory management responsibility for the general management and investment of the Fund’s portfolio. The Adviser was formed in 2009 and provides advisory services to registered investment companies, unregistered funds, institutions, and other investors. As of January 31, 2024, the Adviser had assets under management of approximately $9.58 billion. The Adviser is controlled by the Managing Partners, Michael A. Fierman and Sreeniwas V. Prabhu.

Management Fee

The Fund will pay the Adviser a fee computed and accrued daily and paid monthly at an annual rate of 1.35% of the average daily Managed Assets of the Fund. If the Fund utilizes leverage, the fees paid to the Adviser for investment advisory and management services will be higher than if the Fund did not utilize leverage because the fees paid will be calculated based on the Fund’s Managed Assets, which includes the principal amount of outstanding borrowings from banks or other financial institutions (i.e., a credit facility), margin facilities, the issuance of preferred shares or notes and the leverage attributable to reverse repurchase agreements, dollar rolls or similar transactions. See “Leverage.”

Expense Limitation Agreement

The Adviser has contractually agreed to waive its fees and/or reimburse certain expenses (exclusive of any management fees, front-end sales loads, taxes, interest on borrowings, dividends on securities sold short, brokerage commissions, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization and extraordinary expenses) to limit the Fund’s Total Annual Fund Operating Expenses to 0.25% of the Fund’s Managed Assets (the “Expense Limit”) through at least May 31, 2025 (the “Limitation Period”). In addition, the Adviser has contractually agreed to waive the amount of the management fee paid by the Fund to the extent necessary to offset the proportionate share of the management fees incurred through its investment in an underlying fund for which the Adviser also serves as investment adviser. The Expense Limit may be eliminated at any time by the Board, on behalf of the Fund, upon 60 days’ written notice to the Adviser. Prior to the end of the Limitation Period, the Expense Limit may not be terminated by the Adviser without the consent of the Board. The Adviser may recoup from the Fund any waived amount or reimbursed expenses pursuant to the Expense Limit if such recoupment does not cause the Fund to exceed the current Expense Limit or the Expense Limit in place at the time of the waiver or reimbursement (whichever is lower) and the recoupment is made within three years after the end of the month in which the Adviser incurred the expense.

Administrator, Fund Accountant, Custodian and Transfer Agent and Dividend Disbursing Agent

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”) acts as administrator and fund accountant to the Fund and U.S. Bank National Association (“U.S. Bank”) acts as the custodian to the Fund.

Pursuant to the Fund’s agreements with Fund Services and U.S. Bank, they will receive a portion of fees from the Fund for services performed as administrator, fund accountant and custodian, as applicable. Fund Services expects to receive a fee based on the average daily net assets of the Fund, subject to an annual minimum amount.

Fund Services acts as transfer agent and dividend disbursing agent to the Fund.

Distributions

The Fund currently makes regular monthly cash distributions of all or a portion of its investment company taxable income (which includes ordinary income and short-term capital gains) to Shareholders. The Fund also currently makes annual distributions of its realized “net capital gains” (which is the excess of net long-term capital gains over net short-term capital losses). At times, the Fund may pay out less than all of its investment income or pay out accumulated undistributed income in addition to current net investment income. Distributions by the Fund may include a return of capital. Dividend and capital gains distributions generally are used to purchase additional Shares of the Fund. However, an investor can choose to receive distributions in cash. Dividend and capital gains distributions generally are taxable to Shareholders whether they are reinvested in Shares of the Fund or received in cash.

In accordance with the Fund’s Declaration of Trust (the “Declaration of Trust”) and as required by the 1940 Act, all preferred shares of the Fund must have the same seniority with respect to distributions. Accordingly, no full distribution will be declared or paid on any series of preferred shares of the Fund for any dividend period, or part thereof, unless full cumulative dividends and distributions due have been declared and made on all outstanding preferred shares of the Fund. Any partial distributions on such preferred shares will be made as nearly pro rata as possible in proportion to the respective amounts of distributions accumulated but unmade on each such series of preferred shares on the relevant dividend payment date.

In the event that for any calendar year the total distributions on the Fund’s preferred shares exceed the Fund’s current and accumulated earnings and profits allocable to such shares, the excess distributions will generally be treated as a tax free return of capital (to the extent of the shareholder’s tax basis in the shares). The amount treated as a tax free return of capital will reduce a shareholder’s adjusted tax basis in the preferred shares, thereby increasing the shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of the shares. Any amount in excess of a shareholder’s adjusted tax basis will constitute gain to such shareholder.

Market Price of Shares

Common shares of closed-end investment companies often trade at prices lower than their NAV. The Fund’s common shares have historically traded at a discount to the Fund’s NAV. Common shares of closed-end investment companies may trade during some periods at prices higher than their NAV and during other periods at prices lower than their NAV. The Fund cannot assure you that its common shares will trade at a price higher than or equal to NAV. The Fund’s NAV will be reduced immediately following an offering by the sales load and the amount of the offering expenses paid by the Fund.

In addition to NAV, the market price of the Fund’s common shares may be affected by such factors as the Fund’s dividend and distribution levels and stability, market liquidity, market supply and demand, unrealized gains, general market and economic conditions, and other factors. See “Risk Factors” and “Description of the Securities.” The common shares are designed primarily for long term investors, and you should not purchase common shares of the Fund if you intend to sell them shortly after purchase. Preferred shares may also trade at premiums to or discounts from their liquidation preference for a variety of reasons, including changes in interest rates.

Dividend Reinvestment Plan

The information contained under the heading “Additional Information – Dividend Reinvestment Plan” in the Fund’s Annual Report is incorporated herein by reference.

Summary of Taxation

The Fund has elected to be treated and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that are currently distributed as dividends for U.S. federal income tax purposes to Shareholders. To qualify and maintain its qualification as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income and asset diversification requirements, and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses each tax year to Shareholders. See “Distribution Policy” and “Tax Aspects.”

Investor Support Services

The Fund has retained Destra Capital Advisors LLC (“Destra”) to provide investor support services in connection with the ongoing operation of the Fund. Such services include providing ongoing contact with respect to the Fund and its performance with financial advisors that are representatives of financial intermediaries, communicating with the New York Stock Exchange (“NYSE”) specialist for the Shares, and with the closed-end fund analyst community regarding the Fund on a regular basis, and hosting and maintaining a website for the Fund. The Fund pays Destra a services fee in an annual amount equal to 0.07% of the average daily value of the Fund’s Managed Assets through the Termination Date (as may be extended in accordance with the terms described herein). The compensation received by Destra pursuant to the investor support services agreement is for ongoing investor support services.

Listing

The Fund’s Shares have been approved for listing on the NYSE, subject to notice of issuance. See “Description of Capital Structure.” The trading or “ticker” symbol of the Shares is “FINS.” Shares of the Fund may trade at a discount the Fund’s NAV. See “Risks—Market Discount Risk.”

Summary of Principal Risks

The information contained under the heading “Additional Information – Principal Risks of Investing in the Fund” in the Fund’s Annual Report is incorporated herein by reference. Each of the risk factors contained thereunder is a principal risk of the Fund. Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. An investment in the Fund is not a deposit at a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. A prospectus supplement relating to an offering of the Fund’s securities may identify additional risk associated with such offering.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the aggregate fees and expenses that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly. Unless otherwise noted, the below is based on the Fund’s capital structure as of the fiscal year ended January 31, 2024.

Shareholder Transaction Expenses
Sales load paid by Shareholders(1)	None
Offering Expenses Borne by the Fund(1)	None
Dividend Reinvestment and Cash Purchase Plan Fees (per sale fee)(2)	$25

(As a Percentage of Average Net Assets Attributable to Shares (i.e., Common Shares))
Annual Fund Expenses
Management Fee(3)	1.89%
Interest Payments on Borrowed Funds(4)	1.75%
Other Expenses(5)	0.28%
Total Annual Fund Operating Expenses	3.92%

(1)	In the event that the securities to which this prospectus relates are sold to or through agents, underwriters or dealers, the related prospectus supplement will disclose the applicable sales load, the estimated amount of total offering expenses (which may include offering expenses borne by third parties on behalf of the Fund), the offering price and the offering expenses borne by the Fund as a percentage of the offering price.
(2)	There will be no charges with respect to Shares issued directly by the Fund under the dividend reinvestment plan. However, whenever Shares are purchased or sold on the NYSE or otherwise on the open market, each participant will pay a pro rata portion of brokerage trading fees. Currently, dividend reinvestment plan participants that direct a sale of Shares through the Plan Agent are subject to a fee of $25 plus a sales commission of $4.95.
(3)	The Adviser receives a fee at an annual rate of 1.35% of the average daily value of the Fund’s Managed Assets. Managed Assets includes total assets (including any assets attributable to borrowing for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes). Consequently, because the Fund utilizes leverage, the Management Fee as a percentage of net assets attributable to common shares is higher than if the Fund did not utilize leverage.
(4)	“Interest payments on borrowed funds” represents the Fund’s annualized interest expense and includes interest payable on the Notes, each as outstanding on January 31, 2024, which have an interest rate of 2.35% and 2.80%, respectively, per annum on such date. In addition to the Notes, the Fund incurred interest payments on borrowed funds related to reverse repurchase agreements. As of January 31, 2024, the outstanding balance of reverse repurchase agreements was $54,865,000, which have a weighted average annual interest rate of 6.88%.
(5)	Other expenses are based on estimated amounts for the current fiscal year. Other expenses include accounting, legal and auditing fees of the Fund, fees payable to the Independent Trustees and payments by the Fund to Destra under an Investor Support Services Agreement between the Fund and Destra. See “Investor Support Services.”

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Shares, assuming (1) total annual expenses of 3.92% of net assets attributable to the Shares and (2) a 5% annual return. The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV per Share. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

1 Year	3 Years	5 Years	10 Years
$39	$120	$201	$414

The example and the expenses in the tables above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown.

While the example assumes a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses” and “Management Fee.”

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The information in this table for the fiscal years ended 2024, 2023, 2022, 2021 and 2020 is derived from the Fund’s financial statements and has been audited by Cohen & Company, Ltd., independent registered public accounting firm for the Fund. The Fund’s audited financial statements appearing in the Fund’s annual report to shareholders for the year ended January 31, 2024, including the report of Cohen & Company, Ltd. thereon, including accompanying notes thereto, and the Fund’s unaudited financial statements appearing in the Fund’s semi-annual report for the six months ended July 31, 2024 are incorporated by reference..

Financial Highlights
(For a share outstanding during each year or period)

	For the Period Ended July 31, 2024 (Unaudited)	For the Year or Period Ended January 31,
		2024	2023	2022		2021	2020(a)
Selected Per Share Data:
Net asset value, beginning of year or period	$13.84	$14.75	$17.62	$18.69		$20.53	$20.00
Income from investment operations:
Net investment income (loss)	0.35 (b)	0.71 (b)	0.72 (b)	0.73	(b)	0.82	0.55
Net realized and unrealized gain (loss) on investments(c)	0.26	(0.41)	(2.36)	0.37		(1.41)	0.80
Total from investment operations	0.61	0.30	(1.64)	1.10		(0.59)	1.35
Less distributions to shareholders:
From net investment income	(0.34)	(0.71)	(0.73)	(0.77)		(0.79)	(0.67)
Return of capital	(0.31)	(0.50)	(0.50)	(0.54)		(0.46)	(0.15)
Total distributions	(0.65)	(1.21)	(1.23)	(1.31)		(1.25)	(0.82)
Capital share transactions:
Dilution due to rights offering	—	—	—	(0.84	)(d)	—	—
Offering costs due to rights offering	—	—	—	(0.02	)(d)	—	—
Total capital share transactions	—	—	—	(0.86)		—	—
Net asset value, end of year or period	$13.80	$13.84	$14.75	$17.62		$18.69	$20.53
Total return on net asset value(e)(f)	4.56%	2.37%	-9.57%	1.11%		-2.71%	6.89%
Total return on market value(e)(g)	8.77%	1.09%	-11.97%	2.99%		-12.70%	10.86%
Ratios and Supplemental Data:
Net assets, end of year or period (000’s omitted)	$345,901	$346,982	$369,727	$357,855		$284,580	$236,462
Ratio of expenses to average net assets before waiver and reimbursement/recoupment(h)	3.98%	3.92%	3.63%	3.22%		3.34%	2.41%
Ratio of expenses to average net assets before waiver and reimbursement/recoupment excluding interest and merger expense(h)	2.16%	2.17%	2.17%	2.18%		2.25%	1.93%
Ratio of expenses to average net assets after waiver and reimbursement/recoupment(h)	3.99%	3.92%	3.63%	3.27%		3.20%	1.91%
Ratio of expenses to average net assets after waiver and reimbursement/recoupment excluding interest and merger expense(h)	2.17%	2.17%	2.17%	2.23%		2.11%	1.43%
Ratio of expenses to average managed assets after waiver and reimbursement/recoupment excluding interest and merger expense. Average managed assets represent the total assets of the fund, including the assets attributable to the proceeds from any forms of financial leverage, less liabilites, other than liabilities related to any form of leverage(h)	1.54%	1.55%	1.52%	1.59%		1.50%	1.25%
Ratio of net investment income (loss) to average net assets before waiver and reimbursement/recoupment (h)	5.05%	5.10%	4.51%	4.02%		4.05%	3.58%
Ratio of net investment income (loss) to average net assets after waiver and reimbursement/recoupment(h)	5.06%	5.10%	4.51%	3.97%		4.19%	4.08%
Portfolio turnover rate(e)	4%	5%	6%	14%		25%	21%

(a)	Fund commenced operations on May 31, 2019.
(b)	Net investment income/(loss) per share has been calculated based on average shares outstanding during the year or period.
(c)	Net realized and unrealized gain (loss) per share may include balancing amounts necessary to reconcile the change in net asset value per share for the period, and may not reconcile with the aggregate gain/(loss) in the Statement of Operations due to share transactions for the year or period.
(d)	Amount represents per share impact related to a rights offering.
(e)	Not annualized for periods less than one year.
(f)	Total return on net asset value is computed based upon the net asset value of common stock on the first business day and the closing net asset value on the last business day of the year or period. Dividends and distributions are assumed to be reinvested at the prices obtained under the Fund’s dividend reinvestment plan.
(g)	Total return on market value is computed based upon the New York Stock Exchange market price of the Fund’s shares and includes the effect of brokerage commissions. Dividends and distributions are assumed to be reinvested at the prices obtained under the Fund’s dividend reinvestment plan the effect of brokerage commissions. Dividends and distributions are assumed to be reinvested at the prices obtained under the Fund’s dividend reinvestment plan.
(h)	Annualized for periods less than one year.

Senior Securities

The following table sets forth information regarding the Fund’s outstanding senior securities as of the period ended July 31, 2024, and the end of each of the Fund’s fiscal years ended 2024, 2023, 2022, 2021 and 2020. The Fund’s senior securities during this time period are comprised of borrowings and reverse repurchase agreement transactions. The information therein for the period ended July 31, 2024, is unaudited and the information for each of the Fund’s fiscal years ended 2024, 2023, 2022, 2021 and 2020 has been audited by Cohen & Company, Ltd., independent registered public accounting firm for the Fund. The Fund’s audited financial statements appearing in the Fund’s annual report to shareholders for the year ended January 31, 2024, including the report of Cohen & Company, Ltd. thereon, including accompanying notes thereto, and the Fund’s unaudited financial statements appearing in the Fund’s semi-annual report for the six months ended July 31, 2024 are incorporated by reference.

Fiscal Year or Period Ended	Type of Security(a)	Total Principal Amount Outstanding (000s omitted)	Asset Coverage Per Unit(b)	Average Market Value Per Unit(c)
July 31, 2024 (Unaudited)	Reverse Repurchase Agreements	$56,688	$1,377	N/A
	Series A Senior Notes	$40,000	$971	N/A
	Series B Senior Notes	$45,000	$1,092	N/A
	Total Leverage	$141,688	$3,440
January 31, 2024	Reverse Repurchase Agreements	$54,865	$1,366	N/A
	Series A Senior Notes	$40,000	$996	N/A
	Series B Senior Notes	$45,000	$1,119	N/A
	Total Leverage	$139,865	$3,481
January 31, 2023	Reverse Repurchase Agreements	$69,008	$1,524	N/A
	Series A Senior Notes	$40,000	$883	N/A
	Series B Senior Notes	$45,000	$993	N/A
	Total Leverage	$154,008	$3,400
January 31, 2022	Reverse Repurchase Agreements	$54,365	$1,392	N/A
	Series A Senior Notes	$40,000	$1,024	N/A
	Series B Senior Notes	$45,000	$1,152	N/A
	Total Leverage	$139,365	$3,568
January 31, 2021	Reverse Repurchase Agreements	$86,363	$2,557	N/A
	Credit Agreements	$30,000	$889	N/A
	Total Leverage	$116,363	$3,446
January 31, 2020(d)	Reverse Repurchase Agreements	$55,614	$2,661	N/A
	Credit Agreements	$25,900	$1,240	N/A
	Total Leverage	$81,514	$3,901

(a)	The carrying value of the Series A & B senior notes on the Statement of Assets and Liabilities of each applicable fiscal year is equal to the principal amount outstanding less unamortized offering costs.
(b)	Total leverage calculated by subtracting the Fund’s total liabilities (not including borrowings) from the Fund’s total assets and dividing by the total number of senior indebtedness units, where one unit equals $1,000 of senior indebtedness, allocated pro rata to each type of senior security.
(c)	Not applicable, as senior securities are not registered for public trading.
(d)	Fund commenced operations on May 31, 2019.

THE FUND

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized as a Delaware statutory trust on June 14, 2018. The Fund commenced operations on May 31, 2019. The Fund’s principal office is located at 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia 30326, and its telephone number is 404-953-4900.

USE OF PROCEEDS

The Fund currently intends to fully invest substantially all of the net proceeds of this offering in accordance with its investment objective and policies within three months after receipt thereof. However, certain investments may be delayed up to an additional three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments.

INVESTMENT OBJECTIVE AND STRATEGIES

Investment Objective

The information contained under the heading “Additional Information – Investment Objective and Policies of the Fund – Investment Objective” in the Fund’s Annual Report is incorporated herein by reference.

Investment Strategies

The information contained under the heading “Additional Information – Investment Objective and Policies of the Fund – Investment Strategies” in the Fund’s Annual Report is incorporated herein by reference.

Community Banking Sector

The Fund pursues its investment objective by investing principally in community banks located throughout the United States. The Fund generally considers a “community bank” to mean banks, savings associations and their holding companies with less than $10 billion in consolidated assets that serve local markets. As of March 31, 2024, the community banking sector is a highly fragmented $3.5 trillion sector, comprised of over 4,000 banks located throughout the United States, including underserved rural, semi-rural, suburban and other niche markets. Community banks typically do not have exposure to non-U.S. credit and are focused on lending to borrowers in their distinct communities. As a result, the Adviser believes that community banks frequently have a better understanding of the local businesses they finance than larger banking organizations. Many of these community banks are well established, having been in business on average for more than 75 years, and having survived many economic cycles, including the most recent financial crisis. The Fund intends to direct investments in numerous issuers differentiated by asset sizes, business models and geographies. The Fund may also invest in similar securities of U.S. and foreign financial services companies of any size. These companies may include, but are not limited to, banks, thrifts, finance companies brokerage and advisory firms, insurance companies and financial holding companies.

There are various federal statutes that regulate community banks and U.S. banking institutions in general, including, the Bank Holding Company Act of 1956, the Federal Deposit Insurance Act, the Federal Reserve Act, the National Bank Act, the Home Owners’ Loan Act of 1933, the 1933 Act, the Exchange Act, the Investment Advisers Act and the 1940 Act. These federal statutes have been amended, often materially, over the years and may continue to be amended in the future, and the consequences of such future amendments may be materially adverse to the Fund’s investments or the financial services industry in general. In addition to these various federal statutes, federal regulatory agencies, including among others the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Consumer Financial Protection Bureau, together in certain cases with state banking regulatory agencies (individually, a “Regulatory Agency” or, collectively, the “Regulatory Agencies”), have adopted regulations and guidelines which are subject to interpretation, and which continue to be amended and revised and such amendments and revisions or a change in interpretation of existing regulations or guidelines may be materially adverse to the Fund’s portfolio companies or the group of industries related to banks and diversified financials in general. Much of the regulatory framework that has been developed is intended to protect depositors, the FDIC and the banking system in general and, as such, stockholders in such regulated institutions may be disadvantaged, in some cases materially, by amendments and revisions to such statutes, regulations or guidelines, or interpretations thereof, or by the enforcement of such statutes and regulations by Regulatory Agencies.

Market Opportunity

Following the 2008 economic downturn, the banking sector in particular underwent a significant transformation in which banks were subject to higher capital requirements, increased regulatory oversight and stricter loan underwriting standards. The community banking space was one of the worst hit sectors during the crisis. Several hundred banks failed and many others were forced to merge into larger or stronger banks. Since then, the regulatory agencies have worked hard to strengthen the community banking sector to prevent the same thing from occurring again. Increased capital requirements, stricter underwriting standards, and enhanced regulatory oversight are just a few examples of how the community banking sector has changed in the past decade. Although bank default rates were low prior to the 2008 economic crisis (less than 0.40% on average since 1935, based on data from the FDIC, the Adviser believes that banks in the wake of the 2008 economic crisis and continuing today are potentially more stable. In contrast to the broader corporate sector, where leverage has steadily increased to record levels, the banking sector as of March 31, 2024 has increased equity capital by more than 50% since 2007.

At the same time as banks have become more stable, there was significant consolidation in the banking industry, and the number of FDIC insured financial institutions in the U.S. has continued to decline. The number of commercial banks in the United States has been steadily declining for decades, and this trend is expected to continue given the many incentives that exist for community banks to acquire or merge with other institutions. Larger banks have continued to acquire smaller banks in an effort to boost profitability over the past few years. Economies of scale may be realized by larger institutions, which generally result in lower cost structures and improved efficiency ratios. Many smaller banks have found that the substantial increases in compliance costs associated with Dodd-Frank and other regulatory requirements have severely diminished the value of their business model.

Consequently, many of these banks are not meeting earnings targets and are up for sale. Acquirers are usually larger institutions, healthy enough to receive the necessary regulatory approval to engage in merger or acquisition activity.

This industry consolidation generally has had a favorable impact on the value of community bank sub-debt, especially those debt securities issued by smaller institutions, which tend to be acquired by larger and stronger banks. In most merger/acquisition scenarios the acquirer assumes the liabilities and continues to service any outstanding debt of the acquired institution. The outcome is often an upgrade in the overall perceived credit quality of the debt, leading to price appreciation. The Adviser believes the need for scale in the banking industry will drive further consolidation.

Going forward, the potential for less regulation of banks in the long term and higher interest rates in the near term could have a positive impact on bank earnings, especially for regional and community banks. Regulatory relief in the community banking sector would bring cost savings and enhanced efficiencies. Furthermore, as interest rates rise, a bank’s assets, particularly the assets of smaller banks, tend to reprice upward faster than its liabilities, resulting in an increased net interest margin. The Adviser believes that these factors may contribute to further spread tightening on sub-debt in the future.

Investment Opportunities

The primary market for new debt issuance for depository financial institutions is about $100 billion annually. New issuance for banks with less than $50 billion in assets, the segment the Adviser finds most attractive, is expected by the Adviser to reach approximately $8-10 billion in 2026. The Adviser believes it can find attractive opportunities in banks at the smaller end of the asset size spectrum that are issuing unrated debt. Community bank sub-debt typically provides a high relative coupon.

Community banks are looking to raise capital to fund organic growth, potential consolidation activity, and refinance legacy government programs such as the Troubled Asset Relief Program (“TARP”) and the Small Business Lending Fund (“SBLF”). Prior to the financial crisis (2000-07), community banks issued $70 billion in TruPS to meet capital requirements for growth and general corporate purposes. Following the financial crisis, Dodd-Frank limited bank holding companies’ ability to use TruPS and other hybrid capital instruments and placed restrictions on TruPS being considered Tier 1 capital. Bank sub-debt is considered Tier 2 capital, but most community banks do not have senior debt. During and after the financial crisis, many community banks issued debt to the U.S. Treasury in the TARP and SBLF programs. Now, most community bank TARP and SBLF issuances are beginning to reset to higher rates, incentivizing community banks to refinance.

The Adviser believes there is an opportunity to identify community bank securities that will provide compelling risk-adjusted returns on an absolute basis. In addition, the Adviser believes these investments have the potential to provide returns that are more attractive relative to other opportunities in corporate credit.

Unrated debt securities, in particular sub-debt, in which the Fund expects to focus its investments are typically issued by banks at the smaller end of the asset size spectrum. The Adviser believes there is an opportunity for capital appreciation on unrated deals because the lack of coverage and ratings from the rating agencies creates an opportunity for excess risk-adjusted spread. Smaller banks tend to have less complex business models and can generally focus on lending in their communities as opposed to being involved in various noncore activities or lending outside of their footprint. The Adviser also believes the potential exists to utilize reverse inquiry to gain access to attractive opportunities under the radar of major dealers and other investors in the space.

The Adviser believes its strong reputation and the deep relationships it has and individual members of its investment team have with issuers, underwriters, financial intermediaries and sponsors will support the Adviser’s execution of its business strategy. This segment of the finance sector is typically very difficult for retail investors to access. The dislocation in the space may result in higher returns.

The Investment Process

The information contained under the heading “Additional Information – Investment Objective and Policies of the Fund – Investment Process” in the Fund’s Annual Report is incorporated herein by reference.

Portfolio Composition

The information contained under the heading “Additional Information – Investment Objective and Policies of the Fund – Portfolio Composition” in the Fund’s Annual Report is incorporated herein by reference.

LEVERAGE

The Fund may use leverage to the extent permitted by the 1940 Act. Under the 1940 Act, the Fund generally may not (1) borrow money in an amount greater than 33 1/3% of the Fund’s Managed Assets (which equates to 50% of its net assets) or (2) issue preferred shares in an amount when aggregated with any indebtedness outstanding greater than 50% of the Fund’s Managed Assets (which equates to 100% of its net assets). If the Fund uses a combination of borrowing money and issuing preferred shares, the maximum allowable leverage will be between 33 1/3% and 50% (but in no event more than 50%) of the Fund’s Managed Assets based on the relative amounts borrowed or preferred shares issued. The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, the issuance of preferred shares or notes and leverage generated by reverse repurchase agreements, dollar rolls or similar transactions or derivatives that have the effect of leverage.

The Fund may use leverage opportunistically and may use different types, combinations or amounts of leverage over time, based on the Adviser’s views concerning market conditions and investment opportunities. The Fund’s strategies relating to its use of leverage may not be successful, and the Fund’s use of leverage will cause the Fund’s NAV to be more volatile than it would otherwise be. There can be no guarantee that the Fund will leverage its assets or, to the extent the Fund does utilize leverage, what percentage of its assets such leverage will represent.

See “Risks—Leverage Risk.”

Credit Facility

The Fund may enter into definitive agreements with respect to one or more credit facilities in an aggregate amount up to 33 1/3% of the Fund’s Managed Assets immediately after giving effect to the leverage. See “Description of Capital Structure—Credit Facility.”

Reverse Repurchase Agreements

Reverse repurchase agreements are considered borrowings by the Fund. Reverse repurchase agreements are agreements that involve the sale of securities held by the Fund to financial institutions such as banks and broker-dealers, with an agreement that the Fund will repurchase the securities at an agreed upon price and date. During the reverse repurchase agreement period, the Fund continues to receive interest and principal payments on the securities sold. Reverse repurchase agreements involve the risk that the market value of securities to be purchased by the Fund may decline below the price at which the Fund is obligated to repurchase the securities, or that the other party may default on its obligation, so that the Fund is delayed or prevented from completing the transaction. Reverse repurchase agreements and similar financing transactions are subject to the asset coverage requirements as indebtedness unless the Fund treats such agreements and transactions as derivatives for purposes of Rule 18f-4 under the 1940 Act.In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds from the sale of the securities may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligations to repurchase the securities.

Derivatives

In addition, the Fund may engage in certain derivatives transactions that have economic characteristics similar to leverage. Derivative and other leveraged transactions that the Fund may enter into are described elsewhere in this Prospectus. There can be no assurance that investments in derivative transactions will result in a higher return on the Shares. Under Rule 18f-4 under the 1940 Act, among other things, the Fund must either use derivatives and certain other leveraged transactions in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk. As a result of Rule 18f-4, the Fund’s obligations under such transactions will not be considered indebtedness for purposes of the 1940 Act, including the asset coverage requirements applicable to indebtedness under the 1940 Act.

Effects Of Leverage

Assuming the utilization of leverage through borrowings of approximately 33.3% of the Fund’s Managed Assets, at an interest rate of 4.27% payable on such borrowings, the income generated by the Fund’s portfolio (net of non-leverage expenses) must exceed 0.30% in order to cover such interest payments and other expenses specifically related to borrowings. Of course, these numbers are merely estimates, used for illustration. Actual interest rates may vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on Share total return, assuming investment portfolio total returns (comprised of income and changes in the value of securities held in the Fund’s portfolio) of –10%, –5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. See “Risks.” The table further reflects the use of borrowings representing 33.3% of the Fund’s Managed Assets and the Fund’s currently projected annual interest rate on its leverage of 4.27%.

Assumed Portfolio Total Return (Net of Expenses)	-10%	-5%	0%	5%	10%
Share Total Return	-17.14%	-9.64%	-2.14%	5.37%	12.87%

Share Total Return is composed of two elements: the Share dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund after paying interest on its leverage) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the interest it receives on its portfolio investments is entirely offset by losses in the value of those investments.

RISKS

The information contained under the heading “Additional Information – Principal Risks of Investing in the Fund” in the Fund’s Annual Report is incorporated herein by reference. Each of the risk factors contained thereunder is a principal risk of the Fund. Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. An investment in the Fund is not a deposit at a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. A prospectus supplement relating to an offering of the Fund’s securities may identify additional risk associated with such offering.

MANAGEMENT OF THE FUND

Trustees

Pursuant to the Declaration of Trust (“Declaration of Trust”) and By-Laws (“By-Laws”), the Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board consists of six members, four of whom are considered Independent Trustees. The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The Trustees serving on the Board were elected by the organizational shareholder of the Fund. The Statement of Additional Information provides additional information about the Trustees.

Angel Oak serves as the Fund’s investment adviser pursuant to the terms of the investment advisory agreement between the Fund and Angel Oak (the “Investment Advisory Agreement”) and subject to the authority of, and any policies established by, the Board. Pursuant to the Investment Advisory Agreement, the Adviser manages the Fund’s investment portfolio, directs purchases and sales of portfolio securities and reports thereon to the Fund’s officers and Trustees regularly.

The Board, including a majority of the Independent Trustees, oversees and monitors the Fund’s investment performance. The Board will review, on an annual basis, the Investment Advisory Agreement to determine, among other things, whether the fees payable thereunder are reasonable in light of the services provided.

Investment Personnel

The Adviser’s investment team includes:

Sreeniwas (Sreeni) V. Prabhu is co-founder, Managing Partner, and Group Chief Investment Officer of the Adviser and a Portfolio Manager of the Fund. Prior to Angel Oak, Mr. Prabhu was the Chief Investment Officer of the investment portfolio at Washington Mutual Bank in Seattle where he managed a $25 billion portfolio. He was also part of the macro asset strategy team at the bank. Mr. Prabhu previously worked for six years at SunTrust Bank in Atlanta, where he was responsible for investment strategies and served as Head Portfolio Manager for the $3 billion commercial mortgage-backed securities portfolio. He began his career at SunTrust in 1998 as a Bank Analyst focused on asset/liability management and liquidity strategies. Mr. Prabhu holds a B.B.A. degree in Economics from Georgia College and State University and an M.B.A. in Finance from Georgia State University.

Johannes Palsson is a Senior Portfolio Manager of the Adviser and a Portfolio Manager of the Fund. Mr. Palsson’s primary focus is on investment research and management of community and regional bank debt across the firm’s strategies. Prior to joining the Adviser in 2011, Mr. Palsson served as chief financial officer for The Brand Banking Company, where he managed the overall finance function. He began his career at SunTrust Robinson Humphrey in 1996 where the scope of his responsibilities included interest rate risk modeling and investment strategies. Mr. Palsson holds a finance degree from Georgia State University and an M.B.A. from Emory University’s Goizueta Business School.

Cheryl Pate, CFA®, is a Senior Portfolio Manager at the Adviser and a Portfolio Manager of the Fund. Ms. Pate has nearly two decades of investment experience in financial services and primarily focuses on investment research and credit underwriting, particularly in the non-bank financials and community banking sectors. Ms. Pate joined the Adviser in 2017 from Morgan Stanley, where she was an Executive Director and Head of Consumer & Specialty Finance Equity Research. Ms. Pate’s research coverage included the consumer finance, specialty finance, mortgage servicing/originations, mortgage REIT, payments, fintech and banking industries. Ms. Pate holds a B.S. in Commerce (Finance) from the University of British Columbia and an M.B.A. from Duke University’s Fuqua School of Business.

The Fund’s Statement of Additional Information provides additional information about the portfolio managers, including their compensation structure, other accounts managed and ownership of shares of the Fund.

Administrator and Transfer Agent

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services acts as administrator, fund accountant and transfer agent/dividend dispersing agent to the Fund pursuant to respective agreements. Fund Services provides certain administrative services to the Fund, including, among other responsibilities, preparation for signature by an officer of the Fund of certain documents required to be filed for compliance by the Fund with applicable laws and regulations; arranging for the computation of performance data, including NAV and yield; and arranging for the maintenance of books and records of the Fund, and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. In this capacity, Fund Services does not have any responsibility or authority for the management of the Fund, the determination of investment policy, or for any matter pertaining to the distribution of Fund shares.

Pursuant to the Fund’s agreements with Fund Services, Fund Services receives fees from the Fund for services performed as administrator, fund accountant and custodian. Fund Services receives a fee based on the average daily net assets of the Fund, subject to an annual minimum amount.

Custodian

U.S. Bank, which has its principal office at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212, serves as custodian for the Fund.

FUND EXPENSES

The Adviser bears all of its own costs incurred in providing investment advisory services to the Fund. As described below, however, the Fund bears all other expenses, subject to the Expense Limitation Agreements described below, incurred in the business and operation of the Fund.

Expenses borne directly by the Fund include:

•brokerage and commission expenses;

•all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Fund including all fees and expenses of its custodian and accounting services agent;

•interest charges on any borrowings;

•costs and expenses of pricing and calculating its daily NAV and of maintaining its books of account required under the 1940 Act;

•taxes, if any;

•a pro rata portion of expenditures in connection with meetings of the Fund’s shareholders and the Board that are properly payable by the Fund;

•reimbursement of the Adviser for a portion of the salary of the Fund’s Chief Compliance Officer, and fees and expenses of members of the Board or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Adviser;

•insurance premiums , including liability of directors and officers and fidelity bond insurance;

•the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Fund or other communications for distribution to existing shareholders;

•legal, auditing and accounting fees;

•all or any portion of trade association dues or educational program expenses determined appropriate by the Board;

•fees and expenses (including legal fees) of registering and maintaining registration of its shares for sale under federal and applicable state and foreign securities laws;

•fees and expenses (including legal fees) of registering and maintaining registration of its shares for listing on the NYSE or such other exchange on which the Fund’s shares may be listed;

•all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing and reinvesting, share repurchases, and other agents for the benefit of the Fund, if any; and

•all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

Expense Limitation Agreement

The Adviser has contractually agreed to waive its fees and/or reimburse certain expenses (exclusive of any management fees, front-end sales loads, taxes, interest on borrowings, dividends on securities sold short, brokerage commissions, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization and extraordinary expenses) to limit the Fund’s Total Annual Fund Operating Expenses to 0.25% of the Fund’s Managed Assets (the “Expense Limit”) through at least May 31, 2025 (the “Limitation Period”). The Expense Limit may be eliminated at any time by the Board, on behalf of the Fund, upon 60 days’ written notice to the Adviser. Prior to the end of the Limitation Period, the Expense Limit may not be terminated by the Adviser without the consent of the Board. The Adviser may recoup from the Fund any waived amount or reimbursed expenses pursuant to the Expense Limit if such recoupment does not cause the Fund to exceed the current Expense Limit or the Expense Limit in place at the time of the waiver or reimbursement (whichever is lower) and the recoupment is made within three years after the end of the month in which the Adviser incurred the expense.

MANAGEMENT FEE

Pursuant to the Investment Advisory Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a Management Fee. The Management Fee is computed and accrued daily and paid monthly at an annual rate of 1.35% of the average daily Managed Assets of the Fund.

The Adviser and its affiliates, at their own expense and out of their own assets, may make payments to, or enter into arrangements with, financial intermediaries or other persons in consideration of services, arrangements, significant investments in Fund shares or other activities that the Adviser and its affiliates believe may, among other things, benefit the Fund’s business, facilitate investment in Fund shares or otherwise benefit the Fund’s shareholders. Payments of the type described above are sometimes referred to as revenue-sharing payments.

Approval of the Investment Advisory Agreement

A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement is available in the Fund’s annual report for the period ending January 31, 2024, which is publicly filed with the SEC.

DETERMINATION OF NET ASSET VALUE

The Fund’s NAV is calculated at the close of trading (normally 4:00 p.m. Eastern Time) on each day the NYSE is open for business (the NYSE is closed on weekends, most federal holidays and Good Friday). The Fund’s NAV is calculated by dividing the value of the Fund’s total assets (including interest and dividends accrued but not yet received) minus liabilities (including accrued expenses) by the total number of shares outstanding.

The Fund’s assets generally are valued at their market value. If market prices are not readily available (including when they are not reliable), or if an event occurs after the close of the trading market but before the calculation of the NAV that materially affects the values, assets may be valued at a fair value, pursuant to guidelines established by the Board. For example, the Fund may be obligated to fair value a foreign security because many foreign markets operate at times that do not coincide with those of the major U.S. markets. Events that could affect the values of foreign portfolio holdings may occur between the close of the foreign market and the time of determining the NAV, and would not otherwise be reflected in the NAV. When pricing securities using the fair value guidelines established by the Board, the Fund (with the assistance of its service providers) seeks to assign the value that represents the amount that the Fund might reasonably expect to receive upon a current sale of the securities. In this regard, the Adviser, pursuant to the terms of the investment advisory agreement with the Fund, has agreed to provide the Fund’s pricing information that the Adviser reasonably believes may assist in the determination of fair value consistent with requirements under the 1940 Act and the

Fund’s valuation procedures. The Fund’s fair value guidelines include the consideration of pricing information from one or more third-party pricing sources, which information is monitored by the Adviser daily. The Board oversees the Adviser’s implementation of the fair value guidelines established by the Board.

Notwithstanding the foregoing, given the subjectivity inherent in fair valuation and the fact that events could occur after NAV calculation, the actual market prices for a security may differ from the fair value of that security as determined by the Fund at the time of NAV calculation. Thus, discrepancies between fair values and actual market prices may occur on a regular and recurring basis. These discrepancies do not necessarily indicate that the Fund’s fair value methodology is inappropriate. Once a security is fair valued, the Fund will re-examine the appropriateness of the fair values on a regular basis. In addition, the Fund and its service providers conduct systematic comparisons of transacted prices for sold positions and the most recent valuations, including fair values, on a monthly basis. To the extent the Fund invests in mutual funds, the Fund’s NAV is calculated based, in part, upon the NAVs of such mutual funds; the prospectuses for those mutual funds in which the Fund may invest describe the circumstances under which those mutual funds will use fair value pricing, which, in turn, affects their NAVs.

Because the Fund relies on various sources to calculate its NAV, the Fund is subject to certain operational risks associated with reliance on third-party service providers and data sources. The Fund’s NAV calculation may be impacted by operational risks arising from factors such as failures in systems and technology. Such failures may result in delays in the calculation of the Fund’s NAV and/or the inability to calculate its NAV over extended time periods. The Fund may be unable to recover any losses associated with such failures.

CONFLICTS OF INTEREST

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one fund or other account. More specifically, portfolio managers who manage multiple funds and/or other accounts may experience the following potential conflicts: The management of multiple accounts may result in a portfolio manager devoting unequal time and attention to the management of each account. Investment decisions for client accounts are also made consistent with a client’s individual investment objective and needs. Accordingly, there may be circumstances when purchases or sales of securities for one or more client accounts will have an adverse effect on other clients. The Adviser may seek to manage such competing interests by, among other things, having a portfolio manager focus on a particular investment discipline and/or reviewing performance differences between similarly managed accounts on a periodic basis to ensure that any such differences are attributable by differences in investment guidelines and timing of cash flows. The Adviser also maintains a Code of Ethics to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Fund may abuse their fiduciary duties to the Fund.

If a portfolio manager identifies a limited investment opportunity that may be suitable for more than one client, the Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible accounts. There has been significant growth in the number of firms organized to make investments similar to those which the Fund intends to make, which may result in increased competition to the Fund in obtaining suitable investments. Because the Adviser manages other funds and accounts with similar investments strategies as the Fund that seek to invest in these limited investment opportunities, the Adviser may have to allocate available investment opportunities among the Fund and other funds and accounts it manages. To deal with these situations, the Adviser has adopted Trade Aggregation and Allocation Policies and Procedures for allocating portfolio transactions across multiple accounts. In accordance with these procedures, at times, the Fund may receive a smaller portion of an investment opportunity than desired or certain investment opportunities may be allocated to other funds or accounts managed by the Adviser as part of the allocation procedures.

From time to time, the Fund and other funds or accounts managed by the Adviser may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities. These investments could inherently give rise to conflicts of interest between or among the Fund and the other holders of various classes of securities. The Adviser and its clients may pursue or enforce rights with respect to an issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. Prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of the Adviser and its clients, and Fund transactions may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The Adviser has a broad range of clients and financial interests, and the Adviser may, from time to time, face conflicts of interest with respect to investments and transactions made on behalf of the Fund on one hand and the interests of other clients or its own financial interests on the other hand. For example, the Adviser has advisory and financial relationships with numerous financial institutions and the Fund may invest in, or enter into other transactions with, those same financial institutions. Although this type of conflict may provide the Adviser with an incentive to make those investments or transactions (or refrain from selling or terminating transactions) on behalf of the Fund, the Adviser has policies and procedures in place that are reasonably designed to help ensure that it makes decisions for the Fund in accordance with its obligations as investment adviser to the Fund.

Through the various activities of the Adviser and its affiliates, the Adviser and/or its affiliates may acquire material non-public information or otherwise be restricted from trading in certain potential investments that the Fund otherwise might have purchased or sold.

With respect to securities transactions for clients, the Adviser determines which dealer to use to execute each order. However, the Adviser may direct securities transactions to a particular dealer for various reasons including receipt of research or participation interests in initial public offerings that may or may not benefit the Fund. To deal with these situations, the Adviser has adopted procedures to help ensure best execution of all client transactions.

Additionally, because the amount of fees paid to the Adviser for its services is based on Managed Assets, the fees paid to the Adviser will be higher if the Fund uses leverage, which may create an incentive for the Adviser to leverage the Fund or increase the Fund’s use of leverage.

Investment decisions for the Fund are made independently from those for any other account or investment company that is or may in the future become advised by the Adviser or its affiliates. Investment decisions are the product of many factors, including basic suitability for the particular client involved. Likewise, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. In addition, two or more clients may simultaneously purchase or sell the same security, in which event, each day’s transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which, in the Adviser’s opinion, is in the best interest of the affected accounts and is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of a portfolio security for one client could have an adverse effect on another client that has a position in that security. In addition, when purchases or sales of the same security for the Fund and other client accounts managed by the Adviser occurs contemporaneously, the purchase or sale orders may be aggregated to obtain any price advantages available to large denomination purchases or sales.

While the Fund generally may not purchase Structured Products (defined below) sponsored by the Adviser or its affiliates directly from the issuer thereof, the Fund may, under certain circumstances, purchase Structured Products sponsored by the Adviser or its affiliates from third parties in secondary market transactions. Structured Products include equity and junior debt tranches of ABS and debt securitizations, which are collateralized by a portfolio consisting primarily of unsecured, subordinated loans made to, and unsecured, subordinated debentures, notes or other securities issued by, financial institutions. The Fund does not currently contemplate making investments in any specific investments sponsored by the Adviser or an affiliate; however, to the extent the Fund does, it will do so only as permitted under the 1940 Act and the rules thereunder. To the extent that the Fund holds Structured Products sponsored by the Adviser or its affiliates, or holds Structured Products in which the Adviser or its affiliates also hold interests, certain conflicts of interest may arise. The Fund may be limited in its ability to participate in certain transactions with the Structured Product and may not be able to dispose of its interests in the Structured Product if no secondary market exists for the interests. Even if a secondary market exists, the Adviser or its affiliates at times may possess material non-public information that may restrict the Fund’s ability to dispose of its interests in the Structured Product.

CLOSED-END STRUCTURE

Closed-end funds differ from traditional, open-end management investment companies (“mutual funds”) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities that are redeemable and typically engage in a continuous offering of their shares. The shares are designed primarily for long-term investors; you should not purchase shares if you intend to sell them shortly after purchase. Shares of closed-end funds frequently trade at prices lower than their NAV. The Fund cannot predict whether the shares will trade at, above or below NAV. In addition to NAV, the trading price of the shares may be affected by such factors as the Fund’s dividend stability, dividend levels, which are in turn affected by expenses, and market supply and demand.

DISTRIBUTION POLICY

The Fund intends to distribute to shareholders all or a portion of its investment company taxable income monthly and net capital gains, if any, at least annually. At times, in order to maintain a stable level of distributions, the Fund may pay out less than all of its investment income or pay out accumulated undistributed income in addition to current net investment income. Dividend and capital gains distributions generally are used to purchase additional shares of the Fund. However, an investor can choose to receive distributions in cash. Pursuant to the Fund’s dividend reinvestment plan (the “Plan”), dividend and capital gains distributions generally are taxable to shareholders whether they are reinvested in shares of the Fund or received in cash. Because not all investors can participate in the Plan, you should contact your broker or nominee to confirm that you are eligible to participate in the Plan.

The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more heavily of long-term capital gains eligible for favorable income tax rates. In the future, the Adviser may seek Board approval to implement a managed distribution plan for the Fund. The managed distribution plan would be implemented pursuant to an exemptive order from the SEC granting the Fund an exemption from Section 19(b) of the 1940 Act and Rule 19b-1 thereunder to permit it to include long-term capital gains as a part of its regular distributions to shareholders more frequently than would otherwise be permitted by the 1940 Act (generally once or twice per year). If the Fund implements a managed distribution plan, it would do so without a vote of the shareholders.

Expenses of the Fund will be accrued each day. To the extent that the Fund’s net investment income for any year exceeds the total monthly distributions paid during the year, the Fund will make a special distribution at or near year-end of such excess amount as may be required. Over time, all of the Fund’s investment company taxable income will be distributed.

At least annually, the Fund intends to distribute any net capital gains (which is the excess of net long-term capital gains over net short-term capital loss) or, alternatively, to retain all or a portion of the year’s net capital gains and pay federal income tax on the retained gain. As provided under federal tax law, if elected by the Fund, shareholders of record as of the end of the Fund’s taxable year will include their attributable share of the retained gain in their income for the year as a long-term capital gains, and will be entitled to a tax credit or refund for the tax deemed paid on their behalf by the Fund. The Fund may treat the cash value of tax credit and refund amounts in connection with retained capital gains as a substitute for equivalent cash distributions.

The tax treatment and characterization of the Fund’s distributions may vary substantially from time to time because of the nature of the Fund’s investments. If the Fund’s total monthly distributions in any year exceed the amount of its “earnings and profits” for U.S. federal income tax purposes, any such excess would be characterized as a return of capital for federal income tax purposes. Under the 1940 Act, for any distribution that includes amounts from sources other than net income (calculated on a book basis), the Fund is required to provide shareholders a written statement regarding the components of such distribution. Such a statement will be provided at the time of any distribution believed to include any such amounts. A return of capital is a distribution to shareholders that is not attributable to the Fund’s earnings but represents a return of part of the shareholder’s investment. If the Fund’s distributions exceed the Fund’s current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of the shareholder’s tax basis in the shares (thus reducing a shareholder’s adjusted tax basis in his or her shares), and thereafter as capital gains assuming the shares are held as a capital asset. Upon the sale of shares, a shareholder generally will recognize capital gains or loss equal to the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in the shares sold. For example, in year one, a shareholder purchased 100 shares at $10 per share. In year two, the shareholder received a $1-per-share return of capital distribution, which reduced the basis in each share by $1, to give the shareholder an adjusted basis of $9 per share. In year three, the shareholder sells the 100 shares for $15 per share. Assuming no other transactions during this period, the shareholder would have a capital gain in year three of $6 per share ($15 minus $9) for a total capital gain of $600. This is intended as an example and is not indicative of the amount or character of any future distributions by the Fund or the NAV or sale price of the shares.

Although the Fund currently does not intend to do so, the Fund has the ability to declare a large portion of a distribution in shares. The Fund is not subject to restrictions on the circumstances in which it may declare a portion of a distribution in Shares but would generally anticipate doing so only in unusual situations, such as, for example if the Fund does not have sufficient cash to meet its RIC distribution requirements under the Code. Generally, were the Fund to declare such a distribution, the Fund would allow shareholders to elect payment in cash and/or shares of equivalent value. Under published IRS guidance, the entire distribution will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards the Fund’s RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is required to be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution is required to be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in shares) under a formula provided in the applicable IRS guidance. Each shareholder electing to receive cash could be entitled to receive cash in an amount equal to at least the lesser of (1) the portion of the distribution such shareholder elected to receive in cash and (2) such shareholder’s entire distribution multiplied by the percentage limitation on cash available for distribution. The number of shares distributed would thus depend on the applicable percentage limitation on cash available for distribution, the shareholder’s individual elections to receive cash or stock, and the value of the shares. Each U.S. shareholder generally would be treated as having received a taxable distribution on the date the distribution is received in an amount equal to the cash that such shareholder would have received if the entire distribution had been paid in cash, even if the shareholder received all or most of the distribution in shares. This may result in U.S. shareholders having to pay tax on such distribution, even if no cash is received.

Shareholders may automatically reinvest some or all of their distributions in additional shares under the Plan. See “Dividend Reinvestment Plan.”

DIVIDEND REINVESTMENT PLAN

The information contained under the heading “Additional Information – Dividend Reinvestment Plan” in the Fund’s Annual Report is incorporated herein by reference.

DESCRIPTION OF THE SECURITIES

The following is a brief description of the terms of the Fund’s common shares, preferred shares and subscription rights. This description does not purport to be complete and is qualified by reference to the Fund’s Declaration of Trust and By-Laws. For complete terms of the shares, please refer to the actual terms of the Trust, which are set forth in the Fund’s Declaration of Trust and By-Laws. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement relating to such subscription rights.

Common Shares

The Fund is a diversified closed-end management investment company organized as a Delaware statutory trust on June 14, 2018. The Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $0.001 per share, in multiple classes and series thereof as determined from time to time by the Board, which also has the authority without shareholder approval to establish the designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions of each such class and series. Each share within a particular class or series thereof has equal voting, dividend, distribution and liquidation rights. The Board has authorized issuance of an unlimited number of common shares. When issued, in accordance with the terms thereof, the common shares will be fully paid and non-assessable. All common shares are equal as to distributions, assets and voting privileges. Common shares are not redeemable and have no preemptive, conversion or cumulative voting rights.

Offerings of shares require approval by the Fund’s Board. Any additional offering of common shares will be subject to the requirements of the 1940 Act, which provides that common shares may not be issued at a price below the then current NAV, exclusive of sales load, except in connection with an offering to existing holders of common shares or with the consent of a majority of the Fund’s common shareholders. In the event of liquidation, each common share is entitled to its proportion of the Fund’s assets after payment of debts and expenses.

The Fund’s common shares are listed on the NYSE under the symbol “FINS.”

The Fund’s NAV per share will be reduced immediately following the offering of common shares by the amount of the offering expenses paid by the Fund. Unlike open-end funds, closed-end funds like the Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional common shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise.

Shares of closed-end investment companies often trade on an exchange at prices lower than NAV. Because the market value of the common shares may be influenced by such factors as dividend and distribution levels, dividend and distribution stability, NAV, market liquidity, relative demand for and supply of such shares in the market, unrealized gains, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot assure you that common shares will trade at a price equal to or higher than NAV in the future. The common shares are designed primarily for long term investors and you should not purchase the common shares if you intend to sell them soon after purchase.

The Fund is a closed-end, management investment company and, as such, its shareholders do not, and will not, have the right to redeem their shares. The Fund, however, may repurchase its common shares from time to time as and when it deems such a repurchase advisable. Pursuant to the 1940 Act, the Fund may repurchase its shares on a securities exchange (provided that the Fund has informed its shareholders within the preceding six months of its intention to repurchase such shares) or as otherwise permitted in accordance with Rule 23c-1 under the 1940 Act. Under Rule 23c-1, certain conditions must be met for such alternative purchases regarding, among other things, distribution of net income for the preceding fiscal year, asset coverage with respect to the Fund’s senior debt and equity securities, identity of the sellers, price paid, brokerage commissions, prior notice to shareholders of an intention to purchase shares and purchasing in a manner and on a basis which does not discriminate unfairly against the other shareholders through their interest in the Fund. In addition, Rule 23c-1 requires the Fund to file notices of such purchase with the SEC.

When the Fund repurchases its common shares for a price below its NAV, the NAV of the common shares that remains outstanding will be enhanced. This does not, however, necessarily mean that the market price of the Fund’s remaining outstanding common shares will be affected, either positively or negatively. Further, interest on any borrowings made to finance the repurchase of common shares will reduce the net income of the Fund.

Subject to the rights of any preferred shareholders, the Fund’s common shareholders vote as a single class to elect the Fund’s Board and on additional matters with respect to which the 1940 Act, the Fund’s Declaration of Trust and By-Laws or resolutions adopted by the Trustees provide for a vote of the Fund’s common shares. See “Description of Capital Structure—Anti-Takeover and Certain Other Provisions in the Declaration of Trust.”

Shareholders whose common shares are registered in their own name will have all distributions reinvested pursuant to the Dividend Reinvestment Plan (“DRIP”). For a more detailed discussion of the DRIP, see “Dividend Reinvestment Plan.”

Book Entry

The common shares sold through this offering will initially be held in the name of Cede & Co. as nominee for the Depository Trust Company (“DTC”). The Fund will treat Cede & Co. as the holder of record of the common shares for all purposes. In accordance with the procedures of DTC, however, purchasers of common shares will be deemed the beneficial owners of shares purchased for purposes of distributions, voting and liquidation rights. Purchasers of common shares may obtain registered certificates by contacting the transfer agent.

Preferred Shares

If the Fund issues series of preferred shares, it will pay dividends to the holders of the preferred shares at a fixed rate, which may be reset after an initial period, as described in the prospectus supplement accompanying the preferred shares offering.

Upon a liquidation, holders of preferred shares will be entitled to receive out of the assets of the Fund available for distribution to shareholders (after payment of claims of the Fund’s creditors but before any distributions with respect to the Fund’s common shares or any other class of shares of the Fund ranking junior to the preferred shares as to liquidation payments) an amount per share equal to such share’s liquidation preference plus any accumulated but unpaid distributions (whether or not earned or declared, excluding interest thereon) to the date of distribution, and such shareholders shall be entitled to no further participation in any distribution or payment in connection with such liquidation. The preferred shares carry one vote per share on all matters on which such shares are entitled to vote. The preferred shares will, upon issuance, be fully paid and non-assessable and will have no preemptive, exchange or conversion rights. The Board may by resolution classify or reclassify any authorized but unissued capital shares of the Fund from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or terms or conditions of redemption. The Fund will not issue any class of shares senior to the preferred shares.

Rating Agency Guidelines. To the extent the Fund seeks a rating agency for its preferred shares, the Fund expects that it will be required under Moody’s (or other rating agency) guidelines to maintain assets having in the aggregate a discounted value at least equal to the Basic Maintenance Amount (as defined below) for its outstanding preferred shares, with respect to the separate guidelines Moody’s has established for determining discounted value. To the extent any particular portfolio holding does not satisfy the rating agency’s guidelines, all or a portion of such holding’s value will not be included in the calculation of discounted value (as defined by such rating agency). The Moody’s guidelines also impose certain diversification requirements and industry concentration limitations on the Fund’s overall portfolio, and apply specified discounts to securities held by the Fund (except certain money market securities). The “Basic Maintenance Amount” is equal to (i) the sum of (a) the aggregate liquidation preference of any preferred shares then outstanding plus (to the extent not included in the liquidation preference of such preferred shares) an amount equal to the aggregate accumulated but unpaid distributions (whether or not earned or declared) in respect of such preferred shares, (b) the total principal of any debt (plus accrued and projected interest), (c) certain Fund expenses and (d) certain other current liabilities (excluding any unmade distributions on the Fund’s common shares) less (ii) the Fund’s (a) cash and (b) assets consisting of indebtedness which (y) mature prior to or on the date of redemption or repurchase of the preferred shares and are U.S. government securities or evidences of indebtedness rated at least “Aaa,” “P1,” “VMIG-1” or “MIG-1” by Moody’s, and (z) is held by the Fund for distributions, the redemption or repurchase of preferred shares or the Fund’s liabilities.

If the Fund does not cure in a timely manner a failure to maintain a discounted value of its portfolio equal to the Basic Maintenance Amount in accordance with the requirements of the applicable rating agency or agencies then rating the preferred shares at the request of the Fund, the Fund may, and in certain circumstances will be required to, mandatorily redeem preferred shares, as described below under “Redemption.”

The Fund may, but is not required to, adopt any modifications to the rating agency guidelines that may hereafter be established by Moody’s. Failure to adopt any such modifications, however, may result in a change in the relevant rating agency’s ratings or a withdrawal of such ratings altogether. In addition, any rating agency providing a rating for the preferred shares at the request of the Fund may, at any time, change or withdraw any such rating. The Board, without further action by the shareholders, may amend, alter, add to or repeal certain of the definitions and related provisions that have been adopted by the Fund pursuant to the rating agency guidelines if the Board determines that such modification is necessary to prevent a reduction in rating of the preferred shares by Moody’s is in the best interests of the holders of common shares and is not adverse to the holders of preferred shares in view of advice to the Fund by Moody’s (or such other rating agency then rating the preferred shares at the request of the Fund) that such modification would not adversely affect, as the case may be, its then current rating of the preferred shares.

Among the modifications or amendments of the statements of preferences that would not be held to adversely affect the rights and preferences of the preferred shares would be the following:

•a modification of the definition of the maximum rate to increase the percentage amount by which the applicable LIBOR rate or treasury index rate is multiplied to determine the maximum rate or increase the spread added to the applicable LIBOR rate or treasury index rate; or

•a modification of the calculation of the adjusted value of the Fund’s eligible assets or the basic maintenance amount (or of the elements and terms of each of them or the definitions of such elements or terms).

As described by Moody’s, the ratings (if any) assigned to the preferred shares are assessments of the capacity and willingness of the Fund to pay the obligations of the preferred shares. The ratings on the preferred shares are not recommendations to purchase, hold or sell shares of any series, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The rating agency guidelines also do not address the likelihood that an owner of preferred shares will be able to sell such shares on an exchange, in an auction or otherwise. The ratings are based on current information furnished to Moody’s by the Fund and the Investment Adviser and information obtained from other sources. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information. The rating agency guidelines apply to the preferred shares, only so long as such rating agency is rating such preferred shares at the request of the Fund. The Fund may pay fees to Moody’s, and will pay fees to any other rating agency, for rating the preferred shares.

Asset Coverage Requirements. In addition to the requirements summarized under “Rating Agency Guidelines” above, the Fund must also satisfy asset coverage requirements under the 1940 Act with respect to its preferred shares. Under the 1940 Act, such debt or preferred shares may be issued only if immediately after such issuance the value of the Fund’s total assets (less ordinary course liabilities) is at least 300% of the amount of any debt outstanding and at least 200% of the amount of any preferred shares and debt outstanding.

The Fund will be required under the statement of preferences of the preferred shares to determine whether it has, as of the last business day of each March, June, September and December of each year, an “asset coverage” (as defined in the 1940 Act) of at least 200% (or such higher or lower percentage as may be required at the time under the 1940 Act) with respect to all outstanding senior securities of the Fund that are debt or shares, including any outstanding preferred shares. If the Fund fails to maintain the asset coverage required under the 1940 Act on such dates and such failure is not cured within 60 calendar days, the Fund may, and in certain circumstances will be required to, mandatorily redeem the number of preferred shares sufficient to satisfy such asset coverage.

Distributions. In connection with the offering additional preferred shares, an accompanying prospectus supplement will specify whether dividends on such preferred shares will be based on a constant fixed rate or a fixed rate that changes after an initial period (e.g., one year). Holders of such Fixed Rate Preferred Shares will be entitled to receive, out of funds legally available therefor, cumulative cash distributions, at an annual rate set forth in the applicable prospectus supplement, payable with such frequency as set forth in the applicable prospectus supplement. Such distributions will accumulate from the date on which such shares are issued.

Restrictions on Dividends and Other Distributions for the Preferred Shares

So long as any preferred shares are outstanding, the Fund may not pay any dividend or distribution (other than a dividend or distribution paid in common shares or in options, warrants or rights to subscribe for or purchase common shares) in respect of the common shares or call for redemption, redeem, purchase or otherwise acquire for consideration any common shares (except by conversion into or exchange for shares of the Fund ranking junior to the preferred shares as to the payment of dividends or distributions and the distribution of assets upon liquidation), unless:

•the Fund has declared and paid (or provided to the relevant dividend paying agent) all cumulative distributions on the Fund’s outstanding preferred shares due on or prior to the date of such common shares dividend or distribution;

•the Fund has redeemed the full number of preferred shares to be redeemed pursuant to any mandatory redemption provision in the Fund’s Declaration of Trust and By-Laws; and

•after making the distribution, the Fund meets applicable asset coverage requirements described under “Rating Agency Guidelines” and “Asset Maintenance Requirements.”

No full distribution will be declared or made on any series of preferred shares for any dividend period, or part thereof, unless full cumulative distributions due through the most recent dividend payment dates therefor for all outstanding series of preferred shares of the Fund ranking on a parity with such series as to distributions have been or contemporaneously are declared and made. If full cumulative distributions due have not been made on all outstanding preferred shares of the Fund ranking on a parity with such series of preferred shares as to the payment of distributions, any distributions being paid on the preferred shares will be paid as nearly pro rata as possible in proportion to the respective amounts of distributions accumulated but unmade on each such series of preferred shares on the relevant dividend payment date. The Fund’s obligation to make distributions on the preferred shares will be subordinate to its obligations to pay interest and principal, when due, on any senior securities representing debt.

Redemption

Mandatory Redemption Relating to Asset Coverage Requirements. The Fund may, at its option, consistent with its Declaration of Trust and By-Laws and the 1940 Act, and in certain circumstances will be required to, mandatorily redeem preferred shares in the event that:

•the Fund fails to maintain the asset coverage requirements specified under the 1940 Act on a quarterly valuation date and such failure is not cured on or before 60 days, in the case of the Fixed Rate Preferred Shares, or 10 business days, in the case of the Variable Rate Preferred Shares, following such failure; or

•the Fund fails to maintain the asset coverage requirements as calculated in accordance with the applicable rating agency guidelines as of any monthly valuation date, and such failure is not cured on or before 10 business days after such valuation date.

The redemption price for preferred shares subject to mandatory redemption will be the liquidation preference, as stated in the statement of preferences of the preferred shares or the prospectus supplement accompanying the issuance of any additional offerings of preferred shares, plus an amount equal to any accumulated but unpaid distributions (whether or not earned or declared) to the date fixed for redemption.

The number of preferred shares that will be redeemed in the case of a mandatory redemption will equal the minimum number of outstanding preferred shares, the redemption of which, if such redemption had occurred immediately prior to the opening of business on the applicable cure date, would have resulted in the relevant asset coverage requirement having been met or, if the required asset coverage cannot be so restored, all of the preferred shares. In the event that preferred shares are redeemed due to a failure to satisfy the 1940 Act asset coverage requirements, the Fund may, but is not required to, redeem a sufficient number of preferred shares so that the Fund’s assets exceed the asset coverage requirements under the 1940 Act after the redemption by 10% (that is, 220% asset coverage). In the event that preferred shares are redeemed due to a failure to satisfy applicable rating agency guidelines, the Fund may, but is not required to, redeem a sufficient number of preferred shares so that the Fund’s discounted portfolio value (as determined in accordance with the applicable rating agency guidelines) after redemption exceeds the asset coverage requirements of each applicable rating agency by as great as 105% of the rating agency asset coverage.

If the Fund does not have funds legally available for the redemption of, or is otherwise unable to redeem, all the preferred shares to be redeemed on any redemption date, the Fund will redeem on such redemption date that number of shares for which it has legally available funds, or is otherwise able to redeem, from the holders whose shares are to be redeemed ratably on the basis of the redemption price of such shares, and the remainder of those shares to be redeemed will be redeemed on the earliest practicable date on which the Fund will have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon written notice of redemption.

If fewer than all of the Fund’s outstanding preferred shares were to be redeemed, the Fund, at its discretion and subject to the limitations of its Declaration of Trust and By-Laws, the 1940 Act and Delaware law, will select the one or more series of preferred shares from which shares will be redeemed and the amount of preferred shares to be redeemed from each such series. If fewer than all shares of a series of preferred shares are to be redeemed, such redemption will be made as among the holders of that series pro rata in accordance with the respective number of shares of such series held by each such holder on the record date for such redemption (or by such other equitable method as the Fund may determine). If fewer than all preferred shares held by any holder are to be redeemed, the notice of redemption mailed to such holder will specify the number of shares to be redeemed from such holder, which may be expressed as a percentage of shares held on the applicable record date.

Optional Redemption of Fixed Rate Preferred Shares. Fixed Rate Preferred Shares are not subject to optional redemption by the Fund until the date, if any, specified in the applicable prospectus or prospectus supplement, unless such redemption is necessary, in the judgment of the Fund, to maintain the Fund’s status as a regulated investment company under the Code. Commencing on such date and thereafter, the Fund may at any time redeem such Fixed Rate Preferred Shares in whole or in part for cash at a redemption price per share equal to the liquidation preference per share plus accumulated and unpaid distributions (whether or not earned or declared) to the redemption date. Such redemptions are subject to the notice requirements set forth under “Redemption Procedures” and the limitations of its Declaration of Trust and By-Laws, the 1940 Act and Delaware law.

Redemption Procedures. A notice of redemption with respect to an optional redemption will be given to the holders of record of preferred shares selected for redemption not less than 15 days (subject to NYSE requirements), nor more than 60 days prior to the date fixed for redemption. Preferred shareholders may receive shorter notice in the event of a mandatory redemption. Each notice of redemption will state (i) the redemption date, (ii) the number or percentage of preferred shares to be redeemed (which may be expressed as a percentage of such shares outstanding), (iii) the CUSIP number(s) of such shares, (iv) the redemption price (specifying the amount of accumulated distributions to be included therein), (v) the place or places where such shares are to be redeemed, (vi) that distributions on the shares to be redeemed will cease to accumulate on such redemption date, (vii) the provision of the statement of preferences, under which the redemption is being made and (viii) any conditions precedent to such redemption. No defect in the notice of redemption or in the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

The holders of preferred shares will not have the right to redeem any of their shares at their option, unless specifically provided in the Fund’s Declaration of Trust and By-Laws.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of preferred shares then outstanding will be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per preferred share plus accumulated and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of common shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights

Except as otherwise stated in this prospectus, specified in the Fund’s Declaration of Trust and By-Laws or resolved by the Board or as otherwise required by applicable law, holders of preferred shares shall be entitled to one vote per share held on each matter submitted to a vote of the shareholders of the Fund and will vote together with holders of common shares and of any other preferred shares then outstanding as a single class. In connection with the election of the Fund’s Trustees, holders of the outstanding preferred shares, voting together as a single class, will be entitled at all times to elect two of the Fund’s Trustees, and the remaining Trustees will be elected by holders of common shares and holders of preferred shares, voting together as a single class. In addition, if (i) at any time dividends and distributions on outstanding preferred shares are unpaid in an amount equal to at least two full years’ dividends and distributions thereon and sufficient cash or specified securities have not been deposited with the applicable paying agent for the payment of such accumulated dividends and distributions or (ii) at any time holders of any other series of preferred shares are entitled to elect a majority of the Trustees of the Fund under the 1940 Act or the applicable statement of preferences creating such shares, then the number of Trustees constituting the Board will be adjusted such that, when added to the two Trustees elected exclusively by the holders of preferred shares as described above, would then constitute a simple majority of the Board as so adjusted. Such additional Trustees will be elected by the holders of the outstanding preferred shares, voting together as a single class, at a special meeting of shareholders which will be called as soon as practicable and will be held not less than ten nor more than thirty days after the mailing date of the meeting notice. If the Fund fails to send such meeting notice or to call such a special meeting, the meeting may be called by any preferred shareholder on like notice. The terms of office of the persons who are Trustees at the time of that election will continue. If the Fund thereafter pays, or declares and sets apart for payment in full, all dividends and distributions payable on all outstanding preferred shares for all past dividend periods or the holders of other series of preferred shares are no longer entitled to elect such additional Trustees, the additional voting rights of the holders of the preferred shares as described above will cease, and the terms of office of all of the additional Trustees elected by the holders of the preferred shares (but not of the Trustees with respect to whose election the holders of common shares were entitled to vote or the two Trustees the holders of preferred shares have the right to elect as a separate class in any event) will terminate at the earliest time permitted by law.

So long as any preferred shares are outstanding, the Fund will not, without the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the preferred shares outstanding at the time, and present and voting on such matter, voting separately as one class, amend, alter or repeal the provisions of the applicable statement of preferences, so as to in the aggregate adversely affect any of the rights and preferences set forth in any statement of preferences with respect to such preferred shares. Also, to the extent permitted under the 1940 Act, in the event shares of more than one series of preferred shares are outstanding, the Fund will not approve any of the actions set forth in the preceding sentence which in the aggregate adversely affect the rights and preferences expressly set forth in the applicable statement of preferences with respect to such shares of a series of preferred shares differently than those of a holder of shares of any other series of preferred shares without the affirmative vote of the holders of at least a majority of the preferred shares of each series adversely affected and outstanding at such time (each such adversely affected series voting separately as a class to the extent its rights are affected differently). Unless a higher percentage is required under the Declaration of Trust and By-Laws or applicable provisions of the Delaware Statutory Trust Act or the 1940 Act, the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding preferred shares, voting together as a single class, will be required to approve any plan of reorganization adversely affecting the preferred shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s sub-classification as a closed-end investment company to an open-end company or changes in its fundamental investment restrictions. As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding. The Board presently intends that, except as otherwise indicated in this prospectus and except as otherwise required by applicable law, holders of preferred shares will have equal voting rights with holders of common shares (one vote per share, unless otherwise required by the 1940 Act) and will vote together with holders of common shares as a single class. The phrase “vote of the holders of a majority of the outstanding preferred shares” (or any like phrase) means, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the shareholders of the Fund duly called (i) of 67% or more of the preferred shares present at such meeting, if the holders of more than 50% of the outstanding preferred shares are present or represented by proxy, or (ii) more than 50% of the outstanding preferred shares, whichever is less. The class vote of holders of preferred shares described above in each case will be in addition to a separate vote of the requisite percentage of common shares, and any other preferred shares, voting together as a single class, that may be necessary to authorize the action in question. An increase in the number of authorized preferred shares pursuant to the Declaration of Trust and By-Laws or the issuance of additional shares of any series of preferred shares pursuant to the Declaration of Trust and By-Laws shall not in and of itself be considered to adversely affect the rights and preferences of the preferred shares.

The applicable statement of preferences, including the calculation of the elements and definitions of certain terms of the rating agency guidelines, may be modified by action of the Board without further action by the shareholders if the Board determines that such modification is necessary to prevent a reduction in, or the withdrawal of, a rating of the preferred shares by any rating agency then rating the preferred shares at the request of the Fund, as the case may be, and are in the aggregate in the best interests of the holders of preferred shares.

The foregoing voting provisions will not apply to any preferred shares if, at or prior to the time when the act with respect to which such vote otherwise would be required will be effected, such shares will have been redeemed or called for redemption and sufficient cash or cash equivalents provided to the applicable paying agent to effect such redemption. The holders of preferred shares will have no preemptive rights or rights to cumulative voting.

Limitation on Issuance of Preferred Shares

So long as the Fund has preferred shares outstanding, subject to receipt of approval from the rating agencies of such preferred shares outstanding, and subject to compliance with the Fund’s investment objective, policies and restrictions, the Fund may issue and sell shares of additional preferred shares provided that the Fund will, immediately after giving effect to the issuance of such additional preferred shares and to its receipt and application of the proceeds thereof (including, without limitation, to the redemption of preferred shares to be redeemed out of such proceeds), have an “asset coverage” for all senior securities of the Fund which are shares, as defined in the 1940 Act, of at least 200% of the sum of the liquidation preference of the preferred shares of the Fund then outstanding and all indebtedness of the Fund constituting senior securities and no such additional preferred shares will have any preference or priority over any other preferred shares of the Fund upon the distribution of the assets of the Fund or in respect of the payment of dividends or distributions.

The Fund will consider from time to time whether to offer additional preferred shares or securities representing indebtedness and may issue such additional securities if the Board concludes that such an offering would be consistent with the Fund’s Declaration of Trust and By-Laws and applicable law, and in the best interest of existing common shareholders.

Book Entry

Fixed Rate Preferred Shares sold through this offering will initially be held in the name of Cede & Co. as nominee for DTC. The Fund will treat Cede & Co as the holder of record of such shares for all purposes. In accordance with the procedures of DTC, however, purchasers of Fixed Rate Preferred Shares will be deemed the beneficial owners of shares purchased for purposes of dividends, voting and liquidation rights.

Subscription Rights

General. We may issue subscription rights to holders of the Fund’s (i) common shares to purchase common shares (subject to applicable law). Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of the Fund’s common shares, we would distribute certificates or other documentation evidencing the subscription rights and a prospectus supplement to common shareholders as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering.

The applicable prospectus supplement is expected to describe the following terms of the subscription rights in respect of which this prospectus is being delivered:

•the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•the underwriter or distributor, if any, of the subscription rights and any associated underwriting fees or discounts applicable to the purchases of the rights;

•the title of such subscription rights;

•the exercise price for such subscription rights (or method of calculation thereof);

•the number of such subscription rights issued in respect of each common share;

•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•any termination we may have in connection with such subscription rights offering; and

•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights. A certain number of subscription rights would entitle the holder of the subscription right(s) to purchase for cash such number of common shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement, subject to any extension. After the close of business on the expiration date, all unexercised subscription rights would become void. Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate or other appropriate documentation properly executed and completed and duly executed at the corporate trust office of the subscription rights agent, or any other office indicated in the prospectus supplement, the common shares purchased as a result of such exercise will be issued as soon as practicable. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

ANTI-TAKEOVER AND CERTAIN PROVISIONS IN THE DECLARATION OF
TRUST AND BY-LAWS

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of its Board. This could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Fund. Such attempts could have the effect of increasing the expenses of the Fund and disrupting the normal operation of the Fund. The trustees are divided into three classes, designated class I, class II, and class III. The term of class I will expire on the date of the first annual meeting of shareholders, or special meeting in lieu thereof; the term of class II will expire on the date of the second annual meeting of shareholders, or special meeting in lieu thereof; and the term of class III will expire on the date of the third annual meeting of shareholders, or special meeting in lieu thereof. At each annual meeting, one class of trustees will be elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board. A Trustee may be removed from office for cause only, and only by action of at least 75% of the outstanding shares of the classes or series of shares entitled to vote for the election of such trustee, in addition to a written instrument, signed by at least 75% of the remaining trustees.

The Declaration of Trust grants special approval rights with respect to certain matters to members of the Board who qualify as “Continuing Trustees,” which term means trustees who either (i) have been members of the Board for a period of at least 36 months (or since the commencement of the Fund’s operations, if less than 36 months) or (ii) were nominated to serve as members of the Board by a majority of the Continuing Trustees then members of the Board.

The Declaration of Trust requires the affirmative vote or consent of a majority of the entire Board and holders of at least 75% of the Fund’s shares outstanding and entitled to vote, if any, to authorize certain Fund transactions not in the ordinary course of business, including a merger, consolidation or share exchange; certain issuances or transfers by the Fund of the Fund’s shares (except as may be pursuant to a public offering, the Fund’s dividend reinvestment plan or upon exercise of any stock subscription rights); certain sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of Fund assets; the dissolution, liquidation or termination of the Fund or a series or class of shares; the issuance of any securities of the Fund to any principal shareholder for cash, except as part of an offering in which the principal shareholder has no special right to participate as compared to other holders of the same class of shares; or any shareholder proposal regarding specific investment decisions (unless the transaction is authorized by both a majority of the trustees and 75% of the Continuing Trustees (in which case no shareholder authorization would be required by the Declaration of Trust, but may be required in certain cases under the 1940 Act)). The Declaration of Trust also requires the affirmative vote or consent of holders of a majority of the trustees and of holders of at least 75% of the Fund’s shares outstanding and entitled to vote to authorize a conversion of the Fund from a closed-end to an open-end investment company.

Potential Conversion to Open-End Fund

The Fund may be converted to an open-end investment company at any time if approved by the holders of the majority of the Fund’s shares outstanding and entitled to vote, provided that, unless otherwise required by law, any preferred shares that may be issued by the Fund in the future may carry the right to vote separately on such a conversion. It also is possible that a supermajority of preferred shares could be required to approve a conversion, or that preferred shares may have other rights with respect to a conversion. Any affirmative vote or consent of shareholders or preferred shareholders shall be in addition to the vote or consent of the holders of the shares otherwise required by law or any agreement between the Fund and any national securities exchange. In the event of conversion, the shares would cease to be listed on the NYSE or other national securities exchange. Any preferred shares would need to be redeemed and all or portion of any borrowings may need to be repaid upon conversion to an open-end investment company. Shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge or contingent deferred sales charge, if any, as might be in effect at the time of a redemption. The Fund would expect to pay all such redemption requests in cash, but would intend to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Fund were converted to an open-end fund, it is likely that new shares may be sold at NAV plus a sales load. In addition, to the extent the Fund is merged, consolidated or converted into an open-end registered investment company, it may no longer be able to use the same investment strategies. In particular, if the Fund were to operate as an open-end investment company, it would be required to hold a greater amount of liquid assets and would be more limited in the amount of leverage it could employ, which could impact the Fund’s performance.

Control Share Statute

The Fund is subject to the control share acquisition statute (the “Control Share Statute”) contained in the Delaware Statutory Trust Act (the “DSTA”), which became automatically applicable to listed closed-end funds, such as the Fund.

The Control Share Statute provides for a series of voting power thresholds above which shares are considered “control beneficial interests” (referred to here as “control shares”). Once a threshold is reached, an acquirer has no voting rights under the DSTA with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders of the Fund or exempted by the Board. The Control Share Statute provides procedures for an acquirer to request a shareholder meeting for the purpose of considering whether voting rights shall be accorded to control shares.

The foregoing is only a summary of certain aspects of the Control Share Statute. Some uncertainty around the application under the 1940 Act of state control share statutes exists as a result of recent federal and state court decisions that have found that certain control share acquisition provisions violate the 1940 Act.

LIMITED TERM AND ELIGIBLE TENDER OFFER

The Fund will terminate on or before the Termination Date; provided, that if the Board believes that under then-current market conditions it is in the best interests of the Fund to do so, the Fund may extend the Termination Date (i) once for up to one year (i.e., up to May 31, 2032), and (ii) once for up to an additional six months (i.e., up to November 30, 2032), in each case upon the affirmative vote of a majority of the Board and without shareholder approval. In addition, as of a date within twelve months preceding the Termination Date, the Board may cause the Fund to conduct an Eligible Tender Offer, which is a tender offer by the Fund to all shareholders to purchase shares of the Fund at a price equal to the NAV per share on the expiration date of the tender offer. Following the completion of an Eligible Tender Offer, the Board may eliminate the Termination Date and convert the Fund to a perpetual trust upon the affirmative vote of a majority of the Board and without shareholder approval.

The Fund’s investment objective and policies are not designed to seek to return to investors that purchase shares in this offering their initial investment of $20.00 per share on the Termination Date or in an Eligible Tender Offer, and such investors and investors that purchase shares after the completion of this offering may receive more or less than their original investment upon termination or in an Eligible Tender Offer.

Upon its termination, the Fund will distribute substantially all of its net assets to shareholders, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Fund, as may be determined by the Board Trustees. During the wind-down period, beginning one year before the Termination Date, the Fund may begin liquidating all or a portion of the Fund’s portfolio, and may deviate from its investment policies, including its policy of investing at least 80% of the value of its net assets in the securities of financial institutions and may not achieve its investment objective. During the wind-down period, the Fund’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation. Rather than reinvesting the proceeds of matured, called or sold securities, the Fund may invest such proceeds in short-term or other lower yielding securities or hold the proceeds in cash, which may adversely affect its performance. The Fund’s distributions during the wind-down period may decrease, and such distributions may include a return of capital. The Fund may distribute the proceeds in one or more liquidating distributions prior to the final liquidation, which may cause fixed expenses to increase when expressed as a percentage of assets under management. It is expected that shareholders will receive cash in any liquidating distribution from the Fund, regardless of their participation in the Fund’s Dividend Reinvestment Plan. However, if on the Termination Date the Fund owns securities for which no market exists or securities trading at depressed prices, such securities may be placed in a liquidating trust. Shareholders generally will realize capital gain or loss upon the termination of the Fund in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in shares of the Fund for U.S. federal income tax purposes.

If the Board believes that under then-current market conditions it is in the best interests of the Fund to do so, the Fund may extend the Termination Date (i) once for up to one year (i.e., up to May 31, 2032), and (ii) once for up to an additional six months (i.e., up to November 30, 2032), in each case upon the affirmative vote of a majority of the Board and without shareholder approval. In determining whether to extend the Termination Date, the Board may consider the inability to sell the Fund’s assets in a time frame consistent with termination due to lack of market liquidity or other extenuating circumstances. Additionally, the Board may determine that market conditions are such that it is reasonable to believe that, with an extension, the Fund’s remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Fund.

The Board may cause the Fund to conduct an Eligible Tender Offer. An Eligible Tender Offer would consist of a tender offer to all shareholders to purchase shares of the Fund at a price equal to the NAV per share on the expiration date of the tender offer, which shall be as of a date within twelve months preceding the Termination Date. The Board has established that, following an Eligible Tender Offer, the Fund must have at least $100 million of net assets to ensure the continued viability of the Fund (the “Termination Threshold”).

In an Eligible Tender Offer, the Fund will offer to purchase all shares held by each shareholder; provided, that if the number of properly tendered shares would result in the Fund’s net assets totaling less than the Termination Threshold, the Eligible Tender Offer will be terminated and no shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Fund will begin (or continue) liquidating its portfolio and proceed to terminate on or before the Termination Date.

If the number of properly tendered shares would result in the Fund’s net assets totaling greater than the Termination Threshold, all shares properly tendered and not withdrawn will be purchased by the Fund pursuant to the terms of the Eligible Tender Offer. See “Risks—Limited Term Risk.” Following such completion of the Eligible Tender Offer, the Board may eliminate the Termination Date and convert the Fund to a perpetual trust upon the affirmative vote of a majority of the Board and without shareholder approval. In making a decision to eliminate the Termination Date to provide for the Fund’s perpetual existence, the Board will take such actions with respect to the continued operations of the Fund as it deems to be in the best interests of the Fund, based on market conditions at such time, the extent of shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board in consultation with the Adviser taking into account that the Adviser may have a potential conflict of interest in recommending to the Board that the Termination Date be eliminated and the Fund have a perpetual existence.

An Eligible Tender Offer would be made, and shareholders would be notified thereof, in accordance with the requirements of the 1940 Act, the Exchange Act and the applicable tender offer rules thereunder (including Rule 13e-4 and Regulation 14E under the Exchange Act). The repurchase of tendered shares by the Fund in a tender offer would be a taxable event to shareholders. The Adviser will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Fund and its shareholders.

An Eligible Tender Offer may be commenced upon approval of a majority of the Trustees, without shareholder approval. The Fund is not required to conduct an Eligible Tender Offer. If no Eligible Tender Offer is conducted, the Fund will liquidate on or before the Termination Date (subject to extension as described above), unless the limited term provisions of the Declaration of Trust are amended with the vote of shareholders, as described below.

RIGHTS OFFERINGS

The Fund may in the future, and at its discretion, choose to make offerings of subscription rights to purchase its common shares to its common shareholders. A future rights offering may be transferable or non-transferable. Any such future rights offering will be made in accordance with the 1940 Act. Under the laws of Delaware, the Board is authorized to approve rights offerings without obtaining shareholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s Board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

DESCRIPTION OF CAPITAL STRUCTURE

General

Set forth below is information with respect to the Fund’s outstanding securities as of October 31, 2024:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Common Shares Held by the Fund or for its Own Account
Common Shares	Unlimited	0	25,062,638

Price Range of Common Shares

The following table sets forth for the quarters indicated, the high and low sale prices on the NYSE per Common Share and the NAV and the premium or discount from NAV per share at which the Common Shares were trading, expressed as a percentage of NAV, at each of the high and low sale prices provided.

Quarter Ended:	NYSE Market Price Per Common Share		NAV Per Common Share on the Date of Market Price		Premium/(Discount) on the Date of Market Price
	High	Low	High	Low	High	Low
October 31, 2024	$13.29	$12.51	$14.08	$13.70	(5.61%)	(8.69%)
July 31, 2024	$12.64	$12.13	$13.90	$13.66	(9.06%)	(11.20%)
April 30, 2024	$12.50	$12.17	$13.87	$13.66	(9.88%)	(10.91%)
January 31, 2024	$12.38	$11.81	$13.85	$13.48	(10.61%)	(12.39%)
October 31, 2023	$12.29	$11.65	$13.83	$13.48	(11.14%)	(13.58%)
July 31, 2023	$12.15	$11.68	$14.26	$13.67	(14.80%)	(14.56%)
April 30, 2023	$13.40	$12.02	$14.83	$14.23	(9.64%)	(15.53%)
January 31, 2023	$13.36	$12.70	$15.06	$14.53	(11.32%)	(12.59%)
October 31, 2022	$14.82	$12.55	$16.35	$14.86	(9.36%)	(15.55%)
July 31, 2022	$15.08	$13.41	$16.79	$16.07	(10.18%)	(16.55%)
April 30, 2022	$16.63	$15.21	$17.63	$16.74	(5.67%)	(9.14%)

The last reported price for our Common Shares on October 31, 2024 was $13.04 per share.

Shares of Beneficial Interest

The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of shares of beneficial interest of each class. Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit incorporated in the State of Delaware and therefore generally will not be personally liable for the Fund’s debts or obligations. The Fund intends to hold annual meetings of shareholders in compliance with thze requirements of the NYSE.

Shares

Under the terms of the Declaration of Trust, all shares, when consideration for shares is received by the Fund, will be fully paid and nonassessable. Distributions may be paid to shareholders if, as and when authorized and declared by the Board. Except as otherwise provided by the Trustees, shares will have no preemptive or other right to subscribe to any additional shares or other securities issued by the Fund, and will be freely transferable, except where their transfer is restricted by law or contract. The Declaration of Trust provides that the Board shall have the power to repurchase or redeem shares. In the event of the Fund’s dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each share will be entitled to receive, according to its respective rights, a pro rata portion of the Fund’s assets available for distribution for the applicable class, subject to any preferential rights of holders of the Fund’s outstanding preferred shares, if any. Each whole share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional share will be entitled to a proportionate fractional vote. However, to the extent required by the 1940 Act or otherwise determined by the Board, classes of the Fund will vote separately from each other. Shareholders shall be entitled to vote on all matters on which a vote of shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election of Trustees. Under the Declaration of Trust, the Fund is not required to hold annual meetings of shareholders. The Fund only expects to hold shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of shareholders.

Preferred Shares and Other Securities

The Declaration of Trust provides that the Board may, subject to the Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than shares (including preferred shares, debt securities or other senior securities), by action of the Board without the approval of shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.

Under the requirements of the 1940 Act, the Fund must, immediately after the issuance of any preferred shares, have an “asset coverage” of at least 200%. Asset coverage means the ratio by which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the Fund, if any, plus the aggregate liquidation preference of the preferred shares. If the Fund seeks a rating of the preferred shares, asset coverage requirements, in addition to those set forth in the 1940 Act, may be imposed. The liquidation value of the preferred shares is expected to equal their aggregate original purchase price plus redemption premium, if any, together with any accrued and unpaid dividends thereon (on a cumulative basis), whether or not earned or declared. The terms of the preferred shares, including their dividend rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Declaration of Trust) if and when it authorizes the preferred shares. The Fund may issue preferred shares that provide for the periodic redetermination of the dividend rate at relatively short intervals through an auction or remarketing procedure, although the terms of the preferred shares may also enable the Fund to lengthen such intervals. At times, the dividend rate as redetermined on the Fund’s preferred shares may approach or exceed the Fund’s current income after expenses on the investment of proceeds from the preferred shares and the Fund’s leveraged capital structure would result in a lower rate of current income to shareholders than if the Fund were not so structured.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the terms of any preferred shares may entitle the holders of preferred shares to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus redemption premium, if any, together with accrued and unpaid dividends, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred shareholders would not be entitled to any further participation in any distribution of assets by the Fund.

Preferred shares could be issued with rights and preferences that would adversely affect shareholders. Preferred shares could also be used as an antitakeover device. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance of preferred shares and before any distribution is made with respect to the shares and before any purchase of shares is made, the aggregate involuntary liquidation preference of such preferred shares together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares.

If the Fund issues preferred shares, the Fund expects that it will be subject to certain restrictions imposed by guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Fund. These guidelines are expected to impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or guidelines would impede the Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.

TAX ASPECTS

The following is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and an investment in the Fund. The discussion below provides general tax information related to an investment in the Fund, but does not purport to be a complete description of the U.S. federal income tax consequences of an investment in the Fund and does not address any state, local, non-U.S. or other tax consequences. It is based on the Code and U.S. Treasury regulations thereunder and administrative pronouncements, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a shareholder’s particular circumstances, including (but not limited to) alternative minimum tax consequences and tax consequences applicable to shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding shares as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; insurance companies; U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” As with any taxable investment, shareholders may be subject to the federal alternative minimum tax on their income (including taxable income from the Fund), depending on their individual circumstances. Unless otherwise noted, the following discussion applies only to a shareholder that holds shares as a capital asset and is a U.S. shareholder. A “U.S. shareholder” generally is a beneficial owner of shares who is for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States;

•a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective shareholder that is a partner in a partnership holding shares should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of shares.

The discussion set forth herein does not constitute tax advice. Tax laws are complex and often change, and shareholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund.

Taxation of the Fund

The Fund has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes as dividends to shareholders. To qualify as a RIC in any tax year, the Fund must, among other things, satisfy both a source of income test and asset diversification tests. The Fund will satisfy these tests if (i) at least 90% of the Fund’s gross income for such tax year consists of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of shares, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such shares, securities or currencies; and net income derived from interests in “qualified publicly-traded partnerships” (such income, “Qualifying RIC Income”); and (ii) the Fund’s holdings are diversified so that, at the end of each quarter of such tax year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash equivalents, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly-traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly-traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly-traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (1) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (2) less than 90% of its gross income for the relevant tax year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in shares or securities (or options and futures with respect to shares or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in shares and securities.

In addition, to maintain RIC tax treatment, the Fund must distribute on a timely basis with respect to each tax year dividends of an amount at least equal to 90% of the sum of its “investment company taxable income” and its net tax-exempt interest income, determined without regard to any deduction for dividends paid, to shareholders (the “90% distribution requirement”). If the Fund qualifies as a RIC and satisfies the 90% distribution requirement, the Fund generally will not be subject to U.S. federal income tax on its “investment company taxable income” and net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes as dividends to shareholders (including amounts that are reinvested pursuant to a dividend reinvestment program). In general, a RIC’s “investment company taxable income” for any tax year is its taxable income, determined without regard to net capital gains and with certain other adjustments. The Fund intends to distribute all or substantially all of its “investment company taxable income,” net tax-exempt interest income (if any) and net capital gains on an annual basis. Any taxable income, including any net capital gains, that the Fund does not distribute in a timely manner, will be subject to U.S. federal income tax at regular corporate rates.

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to shareholders. If the Fund makes such an election, each shareholder will be required to report its share of such undistributed net capital gains as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gains as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each shareholder will be entitled to increase the adjusted tax basis of its shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a tax year.

As a RIC, the Fund will be, subject to a nondeductible 4% federal excise tax on certain undistributed amounts for each calendar year (the “4% excise tax”). To avoid the 4% excise tax, the Fund must distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year and (3) any ordinary income and capital gains for previous calendar years that were not distributed during those calendar years and on which the Fund paid no U.S. federal income tax. For purposes of determining whether the Fund has met this distribution requirement, the Fund will be deemed to have distributed any income or gains previously subject to U.S. federal income tax. Furthermore, any distribution declared by the Fund in October, November or December of any calendar year, payable to shareholders, of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been paid on December 31 of the calendar year in which the distribution was declared. The Fund generally intends to avoid the imposition of the 4% excise tax, but there can be no assurance in this regard.

If the Fund fails to qualify as a RIC or fails to satisfy the 90% distribution requirement in respect of any tax year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gains, even if such income were distributed, and all distributions out of earnings and profits would be taxed as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Such distributions generally would be eligible for the dividends-received deduction in the case of certain corporate shareholders and may be eligible to be qualified dividend income in the case of certain non-corporate shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying for taxation as a RIC. If the Fund fails to satisfy either the income test or asset diversification test described above, in certain cases, however, the Fund may be able to avoid losing its status as a RIC by timely providing notice of such failure to the IRS, curing such failure and possibly paying an additional tax or penalty.

Some of the investments that the Fund is expected to make, such as investments in debt instruments having market discount and/or treated as issued with original issue discount (“OID”), may cause the Fund to recognize income or gain for U.S. federal income tax purposes prior to the receipt of any corresponding cash or other property. As a result, the Fund may have difficulty meeting the 90% distribution requirement necessary to maintain RIC tax treatment. Because this income will be included in the Fund’s investment company taxable income for the tax year it is accrued, the Fund may be required to make a distribution to shareholders to meet the distribution requirements described above, even though the Fund will not have received any corresponding cash or property. The Fund may be required to borrow money, dispose of other securities or forgo new investment opportunities for this purpose.

There may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the Fund expects to invest a portion of its net assets in below investment grade instruments, TruPS and convertible securities. U.S. federal income tax rules with respect to such instruments are not entirely clear about issues such as whether and to what extent the Fund should recognize interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. Although the Fund will seek to address these and other issues, to the extent necessary, in connection with the Fund’s general intention to distribute sufficient income to qualify, and maintain its qualification to be subject to tax as a RIC and to minimize the risk that it becomes subject to U.S. federal income or excise tax, no assurances can be given that the Fund will not be adversely affected as a result of such issues.

Income received by the Fund from sources outside the United States may be subject to withholding and other taxes imposed by such countries, thereby reducing income available to the Fund. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. The Fund generally intends to conduct its investment activities to minimize the impact of foreign taxation, but there is no guarantee that the Fund will be successful in this regard. If more than 50% of the value of the Fund’s total assets at the close of its tax year consists of securities of foreign corporations, the Fund will be eligible to elect to “pass-through” to the Fund the foreign source amount of income deemed earned and the respective amount of foreign taxes paid by the Fund. If the Fund so elects, each shareholder would be required to include in gross income, even though not actually received, each shareholder’s pro rata share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount as a foreign tax credit against federal income tax (but not both), in each case subject to various limitations.

The Fund may invest in shares of foreign companies that are classified under the Code as passive foreign investment companies (“PFICs”). In general, a foreign company is considered a PFIC if at least 50% of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general under the PFIC rules, an “excess distribution” received with respect to PFIC shares is treated as having been realized ratably over the period during which the Fund held the PFIC shares. The Fund generally will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund’s holding period in prior tax years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior tax years) even though the Fund distributes the corresponding income to shareholders. Excess distributions include any gain from the sale of PFIC shares as well as certain distributions and other income with respect to a PFIC. All excess distributions are taxable as ordinary income.

The Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Under one such election (i.e., a “QEF” election), the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, the Fund may be able to elect to mark its PFIC shares to market, resulting in any unrealized gains at the Fund’s tax year end being treated as though they were recognized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of the PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior tax years with respect to shares in the same PFIC.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income, gain or loss with respect to PFIC shares, as well as subject the Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to Fund shareholders, and which will be recognized by Fund shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares. Note that distributions from a PFIC are not eligible for the reduced rate of tax on distributions of “qualified dividend income” as discussed below.

Some of the Structured Products in which the Fund invests may be PFICs, which are generally subject to the tax consequences described above. Investment in certain equity interests of Structured Products that are subject to treatment as PFICs for U.S. federal income tax purposes may cause the Fund to recognize income in a tax year in excess of the Fund’s distributions from such Structured Products and the Fund’s proceeds from sales or other dispositions of equity interests in such Structured Products and PFICs during that tax year. As a result, the Fund generally would be required to distribute such income to satisfy the distribution requirements applicable to RICs. The Fund’s income inclusion with respect to a PFIC with respect to which the Fund has made a QEF election is generally treated as Qualifying RIC Income either if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies.

If the Fund holds more than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), including equity tranche investments and certain debt tranche investments in a Structured Product treated as CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation of an amount equal to the Fund’s pro rata share of the foreign corporation’s earnings for such tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution to the Fund during such tax year. This deemed distribution is required to be included in the income of certain U.S. shareholders of a CFC, such as the Fund, regardless of whether a U.S. shareholder has made a QEF election with respect to such CFC. The Fund is generally required to distribute such income in order to satisfy the distribution requirements applicable to RICs, even to the extent the Fund’s income from a CFC exceeds the distributions from the CFC and the Fund’s proceeds from the sales or other dispositions of CFC stock during that tax year. In general, a foreign corporation will be treated as a CFC for U.S. federal income tax purposes if more than 50% of the shares of the foreign corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A “U.S. shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a corporation. The Fund’s income inclusion with respect to a CFC is generally treated as Qualifying RIC Income either if (i) there is a distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies.

The functional currency of the Fund, for U.S. federal income tax purposes, is the U.S. dollar. Gains or losses attributable to fluctuations in foreign currency exchange rates that occur between the time the Fund accrues interest income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities generally are respectively characterized as ordinary income or ordinary loss for U.S. federal income tax purposes. Similarly, on the sale of other disposition of certain investments, including debt securities, certain forward contracts, as well as other derivative financial instruments, denominated in a foreign currency, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are generally treated as ordinary gain or loss. These gains and losses, referred to under the Code as “section 988” gains and losses, may increase or decrease the amount of the Fund’s investment company taxable income subject to distribution to Fund shareholders as ordinary income. For example, fluctuations in exchange rates may increase the amount of income that the Fund must distribute to qualify for tax treatment as a RIC and to prevent application of an excise tax on undistributed income. Alternatively, fluctuations in exchange rates may decrease or eliminate income available for distribution. If section 988 losses exceed other investment company taxable income during a tax year, the Fund would not be able to distribute amounts considered dividends for U.S. federal income tax purposes, and any distributions during a tax year made by the Fund before such losses were recognized would be re-characterized as a return of capital to Fund shareholders for U.S. federal income tax purposes, rather than as ordinary dividend income, and would reduce each Fund shareholder’s tax basis in Fund shares.

If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the 1940 Act after the payment of such distribution or dividend. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund’s ability to declare and pay dividends on Fund shares. Limits on the Fund’s ability to pay dividends on Fund shares may prevent the Fund from meeting the distribution requirements described above and, as a result, may affect the Fund’s ability to be subject to tax as a RIC or subject the Fund to income tax on undistributed income or the 4% excise tax. The Fund endeavors to avoid restrictions on its ability to make distribution payments. If the Fund is precluded from making distributions on Fund shares because of any applicable asset coverage requirements, the terms of preferred shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed by the Fund to enable the Fund to satisfy the distribution requirements that would enable the Fund to be subject to tax as a RIC, will be paid to the holders of preferred shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred shares would be entitled to receive upon repurchase or liquidation of such preferred shares.

Certain of the Fund’s investments are expected to be subject to special U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited, (4) adversely affect when a purchase or sale of shares or securities is deemed to occur, (5) adversely alter the intended characterization of certain complex financial transactions, (6) cause the Fund to recognize income or gain without a corresponding receipt of cash, (7) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (8) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment and (9) produce income that will not constitute Qualifying RIC Income. The application of these rules could cause the Fund to be subject to U.S. federal income tax or the 4% excise tax and, under certain circumstances, could affect the Fund’s status as a RIC. The Fund monitors its investments and may make certain tax elections to mitigate the effect of these provisions.

The remainder of this discussion assumes that the Fund has qualified and maintain its qualification as a RIC and has satisfied the distribution requirements described above.

Taxation of U.s. Shareholders

Distributions

Distributions of the Fund’s ordinary income and net short-term capital gains will, except as described below with respect to distributions of “qualified dividend income,” generally be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Properly reported distributions (or deemed distributions, as described above), if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time a shareholder has owned shares. The ultimate tax characterization of the Fund’s distributions made in a tax year cannot be determined until after the end of the tax year. As a result, the Fund may make total distributions during a tax year in an amount that exceeds the current and accumulated earnings and profits of the Fund. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a shareholder as a return of capital that will be applied against and reduce the shareholder’s tax basis in its shares. To the extent that the amount of any such distribution exceeds the shareholder’s tax basis in its shares, the excess will be treated as gain from a sale or exchange of shares. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares. Generally, for U.S. federal income tax purposes, a shareholder receiving shares under the Fund’s dividend reinvestment plan will be treated as having received a distribution equal to the amount of cash that could have been received instead if such shares are newly issued by the Fund or equal to the fair market value of such shares on the date the shares are credited to the shareholder’s account if such shares are purchased by the Fund on open market.

A return of capital to shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, shareholders may be subject to tax in connection with the sale of Fund shares, even if such shares are sold at a loss relative to the shareholder’s original investment.

It is expected that a substantial portion of the Fund’s income will consist of ordinary income. For example, interest and OID derived by the Fund characterized as ordinary income for U.S. federal income tax purposes. In addition, gain derived by the Fund from the disposition of debt instruments with “market discount” (generally, securities with a fixed maturity date of more than one year from the date of issuance acquired by the Fund at a price below the lesser of their stated redemption price at maturity or accreted value, in the case of securities with OID) will be characterized as ordinary income for U.S. federal income tax purposes to the extent of the market discount that has accrued, as determined for U.S. federal income tax purposes, at the time of such disposition, unless the Fund makes an election to accrue market discount on a current basis. In addition, certain of the Fund’s investments will be subject to other special U.S. federal income tax provisions that may affect the character, increase the amount and/or accelerate the timing of distributions to shareholders.

Properly reported distributions made by the Fund to a corporate shareholder will qualify for the dividends-received deduction only to the extent that the distributions are attributable to qualifying dividends received by the Fund. In addition, any portion of the Fund’s dividends otherwise qualifying for the dividends-received deduction will be disallowed or reduced if the corporate shareholder fails to satisfy certain requirements, including a holding period requirement, with respect to its shares. Properly reported distributions of an individual or other non-corporate shareholder will be treated as “qualified dividend income” to such shareholder to the extent of the Fund’s “qualified dividend income” and generally will be taxed at long-term capital gain rates, provided the shareholder satisfies the applicable holding period and other requirements. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Given the Fund’s investment strategy, it is not expected that a significant portion of the distributions made by the Fund will be eligible for the dividends-received deduction or the reduced rates applicable to “qualified dividend income.”

If a person acquires shares shortly before the record date of a distribution, the price of the shares may include the value of the distribution, and the person will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment in such shares.

Distributions paid by the Fund generally will be treated as received by a shareholder at the time the distribution is made. However, the Fund may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in which the income or gains supporting the distribution was earned. If the Fund makes such an election, the shareholder will still be treated as receiving the distribution in the tax year in which the distribution is received. In this instance, however, any distribution declared by the Fund in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been received by shareholders on December 31 of the calendar year in which the distribution was declared.

Certain distributions reported by the Fund as section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

Shareholders will be notified annually, as promptly as practicable after the end of each calendar year, as to the U.S. federal tax status of distributions, and shareholders receiving distributions in the form of additional shares will receive a report as to the NAV of those shares.

The IRS requires that a RIC that has two or more classes of stock allocate to each class proportionate amounts of each type of its income (such as ordinary income, capital gains and dividends qualifying for the dividends-received deduction) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues preferred shares, the Fund will allocate capital gain dividends and dividends qualifying for the dividends-received deduction, if any, between its Common Shares and shares of preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

Sale or Exchange of Shares

The repurchase or transfer of shares (including in connection with termination of the Fund) may result in a taxable gain or loss to the tendering shareholder. Different tax consequences may apply for tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her shares, such repurchase may be treated as a dividend (as opposed to a sale or exchange) for U.S. federal income tax purposes, and may result in deemed distributions to non-tendering shareholders. On the other hand, shareholders holding shares as capital assets who tender all of their shares (including shares deemed owned by shareholders under constructive ownership rules) will be treated as having sold their shares and generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount received for the shares and the shareholder’s adjusted tax basis in the relevant shares. Such gain or loss generally will be a long-term capital gain or loss if the shareholder has held such shares as capital assets for more than one year. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

Losses realized by a shareholder on the sale or exchange of shares held as capital assets for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gains received (or deemed received, as discussed above) with respect to such shares. In addition, no loss will be allowed on a sale or other disposition of shares if the shareholder acquires (including through reinvestment of distributions or otherwise) shares, or enters into a contract or option to acquire shares, within 30 days before or after any disposition of such shares at a loss. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Under current law, net capital gains recognized by non-corporate shareholders are generally subject to U.S. federal income tax at lower rates than the rates applicable to ordinary income.

Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gain at the same rate as ordinary income. Non-corporate shareholders with net capital losses for a tax year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each tax year. Any net capital losses of a non-corporate shareholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate shareholders generally may not deduct any net capital losses for a tax year, but may carry back such losses for three tax years or carry forward such losses for five tax years.

Medicare Tax

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from repurchases or other taxable dispositions of shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investment in the Fund.

Certain Reporting Requirements

Under U.S. Treasury regulations, if a shareholder recognizes losses with respect to shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Reporting of adjusted cost basis information is required for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on shares and the proceeds from a sale or other disposition of shares. A shareholder will be subject to backup withholding on all such payments if it fails to provide the payor with its correct taxpayer identification number (generally, in the case of a U.S. resident shareholder, on an IRS Form W-9) and to make required certifications or otherwise establish an exemption from backup withholding. Corporate shareholders and certain other shareholders generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be credited against the applicable shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.s. Shareholders

This subsection applies to non-U.S. shareholders only. Persons who are U.S. shareholders should refer to “Taxation of U.S. shareholders,” above.

Whether an investment in the Fund is appropriate for a non-U.S. shareholder (as defined below) will depend upon that investor’s particular circumstances. An investment in the Fund by a non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisors before investing in shares.

The U.S. federal income taxation of a shareholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “non-U.S. shareholder”), depends on whether the income that the shareholder derives from the Fund is “effectively connected” with a U.S. trade or business carried on by the shareholder.

If the income that a non-U.S. shareholder derives from the Fund is not “effectively connected” with a U.S. trade or business carried on by such non-U.S. shareholder, distributions of “investment company taxable income” (including any deemed distributions with respect to a repurchase offer) will generally be subject to a U.S. federal withholding tax at a rate of 30% (or a lower rate provided under an applicable treaty). Alternatively, if the income that a non-U.S. shareholder derives from the Fund is effectively connected with a U.S. trade or business of the non-U.S. shareholder, the Fund will not be required to withhold U.S. federal tax if the non-U.S. shareholder complies with applicable certification and disclosure requirements, although such income will be subject to U.S. federal income tax in the manner described below and at the rates applicable to U.S. residents. Backup withholding will not, however, be applied to payments that have been subject to this 30% withholding tax applicable to non-U.S. shareholders.

A non-U.S. shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business will generally be exempt from U.S. federal income tax on capital gains distributions, any amounts retained by the Fund that are reported as undistributed capital gains and any gains realized upon the sale or exchange of shares. If, however, such a non-U.S. shareholder is a nonresident alien individual and is physically present in the United States for 183 days or more during the tax year and meets certain other requirements such capital gains distributions, undistributed capital gains and gains from the sale or exchange of shares will be subject to a 30% U.S. tax (or a lower rate provided under an applicable treaty).

Furthermore, properly reported distributions by the Fund and received by non-U.S. shareholders are generally exempt from U.S. federal withholding tax when they (a) are paid by the Fund in respect of the Fund’s “qualified net interest income” (i.e., the Fund’s U.S. source interest income, subject to certain exceptions, reduced by expenses that are allocable to such income), or (b) are paid by the Fund in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gains over the Fund’s long-term capital losses for such tax year). However, depending on the circumstances, the Fund may report all, some or none of the Fund’s potentially eligible distributions as derived from such qualified net interest income or from such qualified short-term capital gains and a portion of such distributions (e.g., derived from interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of shares held through an intermediary, the intermediary may have withheld amounts even if the Fund reported all or a portion of a distribution as exempt from U.S. federal withholding tax. To qualify for this exemption from withholding, a non-U.S. shareholder must comply with applicable certification requirements relating to its non-U.S. tax residency status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-8EXP, or an acceptable substitute or successor form). There can be no assurance as to what portion, if any, of the Fund’s distributions would qualify for favorable treatment as qualified net interest income or qualified short-term capital gains. An investment in the shares by a non-U.S. shareholder may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. shareholder, any distributions of “investment company taxable income,” capital gains distributions, amounts retained by the Fund that are reported as undistributed capital gains and any gains realized upon the sale or exchange of shares will be subject to U.S. income tax, on a net income basis, in the same manner, and at the rates applicable to, U.S. persons. If such a non-U.S. shareholder is a corporation, it may also be subject to the U.S. branch profits tax.

A non-U.S. shareholder other than a corporation may be subject to backup withholding on net capital gains distributions that are otherwise exempt from withholding tax or on distributions that would otherwise be taxable at a reduced treaty rate if such shareholder does not certify its non-U.S. status under penalties of perjury or otherwise establish an exemption.

If the Fund distributes net capital gains in the form of deemed rather than actual distributions, a non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. To obtain the refund, the non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return.

Under the Foreign Account Tax Compliance Act provisions of the Code, withholding of U.S. tax (at a 30% rate) is required on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements in the Code designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts.

Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund, including the potential application of the U.S. estate tax.

Other Taxes

Shareholders may be subject to state, local and non-U.S. taxes applicable to their investment in the Fund. In those states or localities, entity-level tax treatment and the treatment of distributions made to shareholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in shares may have tax consequences for shareholders that are different from those of a direct investment in the Fund’s portfolio investments. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

INVESTOR SUPPORT SERVICES

The Fund has retained Destra Capital Advisors LLC (“Destra”) to provide investor support services in connection with the ongoing operation of the Fund. Such services include providing ongoing contact with respect to the Fund and its performance with financial advisors that are representatives of financial intermediaries, communicating with the New York Stock Exchange (“NYSE”) specialist for the Shares, and with the closed-end fund analyst community regarding the Fund on a regular basis, and hosting and maintaining a website for the Fund. The Fund pays Destra a services fee in an annual amount equal to 0.07% of the average daily value of the Fund’s Managed Assets through the Termination Date (as may be extended in accordance with the terms described herein). The compensation received by Destra pursuant to the investor support services agreement is for ongoing investor support services.

FISCAL YEAR; REPORTS

For accounting purposes, the Fund’s fiscal year and tax year is expected to end on January 31. As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to shareholders for tax purposes will be furnished to shareholders subject to IRS reporting. In addition, the Fund will prepare and transmit to shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

CUSTODIAN, ADMINISTRATOR AND TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, which has its principal office at 615 East Michigan Street, Milwaukee, Wisconsin 53202, acts as administrator, fund accountant and transfer agent and dividend disbursing agent to the Fund. U.S. Bank, which has its principal office at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212, acts as the custodian to the Fund.

PLAN OF DISTRIBUTION

We may sell the shares, being offered hereby in one or more of the following ways from time to time:

•to underwriters or dealers for resale to the public or to institutional investors;

•directly to institutional investors;

•directly to a limited number of purchasers or to a single purchaser;

•through agents to the public or to institutional investors; or

•through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•the offering terms, including the name or names of any underwriters, dealers or agents;

•the purchase price of the securities and the net proceeds to be received by us from the sale;

•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, which compensation for any sale will in no event exceed 3.75% of the sales price;

•any initial public offering price;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including;

•negotiated transactions;

•at a fixed public offering price or prices, which may be changed;

•at market prices prevailing at the time of sale;

•at prices related to prevailing market prices; or

•at negotiated prices.

Sales of our common or preferred shares may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined under Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Commissions for any sale will in no event exceed 3.75% of the sales price. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

LEGAL COUNSEL

Dechert LLP, 1900 K Street NW, Washington, DC 20006, serves as legal counsel to the Fund.

ADDITIONAL INFORMATION

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Statement of Additional Information, dated November 20, 2024, has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. The Statement of Additional Information and, when available, the Fund’s annual and semi-annual reports and other information filed with the SEC, can be obtained upon request and without charge by writing to the Fund at c/o U.S. Bank Global Fund Services at P.O. Box 701, Milwaukee, WI 53201-0701, by calling (855) 751-4324 or by visiting the Fund’s website at www.angeloakcapital.com. Investors may request the Fund’s Statement of Additional Information, annual and semi-annual reports, when available, and other information about the Fund or make shareholder inquiries by calling (855)751-4324 or by visiting www.angeloakcapital.com. In addition, the contact information provided above may be used to request additional information about the Fund and to make shareholder inquiries. The Statement of Additional Information, other material incorporated by reference into this prospectus and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

PRIVACY PRINCIPLES

The Fund does not disclose any nonpublic personal information about shareholders or former shareholders to nonaffiliated third parties except to service or manage the shareholder’s account or as permitted by law. Furthermore, the Fund restricts access to the personal information of shareholders to employees of the Adviser or service providers (for example, to a transfer agent or administrator) who need that information to provide services to the shareholder. If a shareholder closes his or her account, the Fund will continue to adhere to its privacy policy with respect to the nonpublic personal information of that shareholder. The disposal of nonpublic personal information shall be done in a secure manner as described in the Adviser’s compliance manual. The Fund maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its shareholders.

INQUIRIES

Inquiries concerning the Fund and the shares should be directed to:

Angel Oak Financial Strategies Income Term Trust
c/o U.S. Bank Global Fund Services
P.O. Box 701
Milwaukee, WI 53201-0701

ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST

STATEMENT OF ADDITIONAL INFORMATION

November 20, 2024

This Statement of Additional Information (the “SAI”) provides additional information to the Prospectus for Angel Oak Financial Strategies Income Term Trust (the “Fund”) dated November 20, 2024 as it may be amended from time to time. This SAI is not a prospectus and should only be read in conjunction with the Prospectus. You may obtain the Prospectus without charge by writing to the Angel Oak Funds, c/o U.S. Bank Global Fund Services at P.O. Box 701, Milwaukee, WI 53201-0701, by calling (855) 751-4324 or by visiting the Fund’s website at www.angeloakcapital.com.

Investors in the Fund will be informed of the Fund’s progress through periodic reports. Financial statements certified by an independent registered public accounting firm will be submitted to Shareholders at least annually. Copies of the Annual Report to Shareholders may be obtained upon request, without charge, by contacting the Fund at the address or telephone number listed above.

INVESTMENT POLICIES AND RISKS

The Fund’s principal investment strategies and the risks associated with the same are described in the “Prospectus Summary” and “Investment Objective and Strategies” and “Risks” sections of the Prospectus. The following discussion provides additional information about those principal investment strategies and related risks, as well as information about investment strategies (and related risks) that the Fund may utilize, even though they are not considered to be “principal” investment strategies. Accordingly, an investment strategy (and related risk) that is described below, but which is not described in the Prospectus, should not be considered to be a principal strategy (or related risk) applicable to the Fund.

Borrowing. The Fund may borrow for investment purposes and for other purposes permitted by the Investment Company Act of 1940 (the “1940 Act”). Under current law as interpreted by the SEC and its staff, the Fund may borrow money in the amount of up to one-third of the Fund’s total assets for any purpose and up to 5% of the Fund’s total assets from banks or other lenders for temporary purposes. The Fund’s total assets include the amounts being borrowed. Under the 1940 Act, the Fund is required to maintain continuous asset coverage of 300% with respect to permitted borrowings (other than temporary borrowings). Borrowing tends to amplify the effects on the Fund’s net asset value (“NAV”) of any change in the Fund’s portfolio securities. Borrowing subjects the Fund to costs in the form of interest, which the Fund may not recover through investment earnings. The Fund may also be required to maintain minimum average balances in connection with a borrowing or to pay a commitment or other fee to maintain a line of credit. These types of requirements would increase the cost of borrowing to the Fund over the stated interest rate.

Cash Investments. When Angel Oak Capital Advisors, LLC (“Angel Oak” or the “Adviser”) believes market, economic or political conditions are unfavorable for investors, the Adviser may invest up to 100% of the Fund’s net assets in cash, cash equivalents or other short-term investments. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets, or the U.S. economy. The Adviser also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.

Collateralized Debt Obligations (“CDOs”). The Fund may invest in CDOs. A CDO is a security backed by a pool of bonds, loans and other debt obligations. CDOs are not limited to investing in one type of debt and accordingly, a CDO may own corporate bonds, commercial loans, asset-backed securities, residential mortgage-backed securities, commercial mortgage-backed securities, and emerging market debt. The CDO’s securities are typically divided into several classes, or bond tranches, that have differing levels of investment grade or credit tolerances. Most CDO issues are structured in a way that enables the senior bond classes and mezzanine classes to receive investment-grade credit ratings. Credit risk is shifted to the most junior class of securities. If any defaults occur in the assets backing a CDO, the senior bond classes are first in line to receive principal and interest payments, followed by the mezzanine classes and finally by the lowest rated (or non-rated) class, which is known as the equity tranche. Similar in structure to a collateralized mortgage obligation. CDOs are unique in that they represent different types of debt and credit risk.

Collateralized Loan Obligations (“CLOs”). The Fund may invest in CLOs, which are debt instruments typically backed by a pool of loans. The risks of an investment in a CLO depend largely on the type of the collateral securities and the class of the CLO in which the Fund invests. Some CLOs have credit ratings, but are typically issued in various classes with various priorities. Normally, CLOs are privately offered and sold (that is, they are not registered under the securities laws) and may be characterized by the Fund as illiquid securities; however, an active dealer market may exist for CLOs that qualify for Rule 144A transactions. In addition to the normal interest rate, default and other risks of fixed income securities, CLOs carry additional risks, including the possibility that distributions from collateral securities will not be adequate to make interest or other payments, the quality of the collateral may decline in value or default, the Fund may invest in CLOs that are subordinate to other classes, values may be volatile, and disputes with the issuer may produce unexpected investment results.

Convertible Securities. The Fund may invest in convertible securities which are preferred stocks or bonds that pay a fixed dividend or interest payment and are convertible into common stock or other equity interests at a specified price or conversion ratio during a specified period. Although convertible bonds, convertible preferred stocks, and other securities convertible into equity securities may have some attributes of income securities or debt securities, the Fund generally treats such securities as equity securities. By investing in convertible securities, the Fund may seek income, and may also seek the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock or other interests into which the securities are convertible, while potentially earning a higher fixed rate of return than is ordinarily available in common stocks. While the value of convertible securities depends in part on interest rate changes and the credit quality of the issuers, the value of these securities will also change based on changes in the value of the underlying stock. Income paid by a convertible security may provide a limited cushion against a decline in the price of the security; however, convertible securities generally have less potential for gain than common stocks. Also, convertible bonds generally pay less income than non-convertible bonds.

The Fund may invest in contingent securities structured as contingent convertible securities, also known as “CoCos.” Contingent convertible securities are a hybrid debt securities typically issued by non-U.S. banks and are designed to behave like bonds in times of economic health and either convert into equity at a predetermined share price or are written down in value based on the specific terms of the individual security if a pre-specified trigger event occurs. Unlike traditional convertible securities, the conversion of a contingent convertible security from debt to equity is “contingent” and will occur only in the case of a trigger event. Trigger events vary by instrument and are defined by the documents governing the contingent convertible security. Trigger events may include a decline in the issuer’s capital below a specified threshold level, increase in the issuer’s risk weighted assets, the share price of the issuer falling to a particular level for a certain period of time and certain regulatory events.

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Contingent convertible securities are subject to the credit, interest rate, high yield security, foreign security and markets risks associated with bonds and equities, and to the risks specific to convertible securities in general. Contingent convertible securities are also subject to additional risks specific to their structure including conversion risk. Because trigger events are not consistently defined among contingent convertible securities, this risk is greater for contingent convertible securities that are issued by banks with capital ratios close to the level specified in the trigger event.

In addition, coupon payments on contingent convertible securities are discretionary and may be cancelled by the issuer at any point, for any reason, and for any length of time. Due to the uncertainty surrounding coupon payments, contingent convertible securities may be volatile and their price may decline rapidly in the event that coupon payments are suspended.

Convertible contingent securities are a newer form of instrument and the regulatory environment for these instruments continues to evolve. Because the market for contingent convertible securities is evolving, it is uncertain how the larger market for contingent convertible securities would react to a trigger event or coupon suspension applicable to a single issuer.

Corporate Debt Securities. Corporate debt securities are long- and short-term debt obligations issued by companies (such as publicly issued and privately placed bonds, notes and commercial paper). The Adviser considers corporate debt securities to be of investment grade quality if they are rated BBB or higher by Standard & Poor’s (“S&P”), a division of the McGraw Hill Companies, or Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”), or if unrated, determined by the Adviser to be of comparable quality. Investment grade debt securities generally have adequate to strong protection of principal and interest payments. In the lower end of this category, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal than in higher rated categories.

Credit Linked Notes (“CLNs”). The Fund may invest in CLNs. A CLN is a security with an embedded credit default swap allowing the issuer to transfer a specific credit risk to credit investors.

Cybersecurity Risk. As technology becomes more integrated into the Fund’s operations, the Fund will face greater operational risks through breaches in cybersecurity. A breach in cybersecurity refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or lose operational capacity. This in turn could cause the Fund to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures and/or financial loss. Cybersecurity threats may result from unauthorized access to the Fund’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). In addition, because the Fund works closely with third-party service providers (e.g., administrators, transfer agents, custodians and sub-advisers), cybersecurity breaches at such third-party service providers may subject the Fund to many of the same risks associated with direct cybersecurity breaches. The same is true for cybersecurity breaches at any of the issuers in which the Fund may invest. While the Fund has established risk management systems designed to reduce the risks associated with cybersecurity, there can be no assurance that such measures will succeed.

Derivative Instruments. The risks of investing in derivatives and other similar investments, include leverage, liquidity, interest rate, market, counterparty (including credit), operational, legal and management risks, and valuation complexity. The Fund’s derivative investments have risks, including the imperfect correlation between the value of such instruments and the underlying assets of the Fund, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in the Fund’s portfolio; the loss of principal; the possible default of the other party to the transaction and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying security.

The counterparty risk for cleared derivative transactions is generally lower than for uncleared over-the-counter (“OTC”) derivatives because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

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Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. As an investment company registered with the SEC, the Fund is subject to Rule 18f-4 under the 1940 Act, which applies to the Fund’s use of derivative investments and certain financing transactions (e.g., reverse repurchase agreements). Under Rule 18f-4, the Fund is required to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements and similar financing transactions) subject to a value-at-risk (“VaR”) leverage limit, certain other testing and derivatives risk management program requirements and requirements related to board reporting. These requirements apply unless the Fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4. Reverse repurchase agreements and similar financing transactions are subject to the asset coverage requirements, and a fund trading reverse repurchase agreements needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio unless the fund treats such agreements and transactions as derivatives for all purposes under the rule. In addition, under Rule 18f-4, the Fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a nonstandard settlement cycle, and the transaction will be deemed not to involve a “senior security,” provided that (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date. The Fund may otherwise engage in such transactions that do not meet these conditions so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with Rule 18f-4. Furthermore, under Rule 18f-4, the Fund will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the limits on borrowings as described in the “Leverage” section of the Prospectus, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. As a result of Rule 18f-4 under the 1940 Act, the Fund’s obligations under such transactions will not be considered indebtedness for purposes of the 1940 Act, including the asset coverage requirements applicable to indebtedness under the 1940 Act. For the avoidance of doubt, the Fund’s calculation of its “portfolio leverage” does not include the leveraged nature of credit instruments, such as structured credit instruments, in which the Fund invests.

The ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain.

OTC derivatives may be more difficult to purchase, sell or value than other investments. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market) margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. OTC derivatives that are not cleared are also subject to counterparty risk, which is the risk that the other party to the contract will not fulfill its contractual obligation to complete the transaction with the Fund. If a counterparty were to default on its obligations, the Fund’s contractual remedies against such counterparty may be subject to bankruptcy and insolvency laws, which could affect the Fund’s rights as a creditor (e.g., the Fund may not receive the net amount of payments that it is contractually entitled to receive). In addition, the use of certain derivatives may cause the Fund to realize higher amounts of income or short-term capital gains (generally taxed at ordinary income tax rates).

The derivatives markets have become subject to comprehensive statutes, regulations and margin requirements. In particular, in the United States the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regulates the OTC derivatives market by, among other things, requiring many derivative transactions to be cleared and traded on an exchange, expanding entity registration requirements, imposing business conduct requirements on dealers and requiring banks to move some derivatives trading units to a non-guaranteed affiliate separate from the deposit-taking bank or divest them altogether. Rulemaking proposed or implemented under the Dodd-Frank Act could potentially limit or completely restrict the ability of the Fund to use these instruments as a part of its investment strategies, increase the costs of using these instruments or make them less effective. Limits or restrictions applicable to the counterparties with which the Fund engages in derivative transactions could also prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change availability of certain investments.

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The Fund’s investments in regulated derivatives instruments, such as swaps, futures and options, will be subject to maximum position limits established by the U.S. Commodity Futures Trading Commission (the “CFTC”) and U.S. and foreign futures exchanges. Under the exchange rules all accounts owned or managed by advisers, such as the Adviser, their principals and affiliates would be combined for position limit purposes. To comply with the position limits established by the CFTC and the relevant exchanges, the Adviser may in the future reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund to avoid exceeding such limits. A violation of position limits by the Adviser could lead to regulatory action resulting in mandatory liquidation of certain positions held by the Adviser on behalf of the Fund. There can be no assurance that the Adviser will liquidate positions held on behalf of all the Adviser’s accounts in a proportionate manner or at favorable prices, which may result in substantial losses to the Fund. Such policies could affect the nature and extent of derivatives use by the Fund.

The CFTC has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in commodity futures, options on futures commodities or commodity futures, swaps, or other financial instruments regulated under the Commodity Exchange Act of 1936, as amended (“CEA”) and the rules thereunder (“commodity interests”), or if the fund markets itself as providing investment exposure to such instruments. To the extent the Fund invests in commodity interests, pursuant to CFTC Rule 4.5, the Adviser will claim an exclusion from the definition of commodity pool operator (“CPO”) under the CEA with respect to the Fund, and therefore will not be subject to registration or regulation as a CPO with respect to the Fund. To remain eligible for this exclusion the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase expenses of the Fund, and/or adversely affect the Fund’s total return.

Swaps. The Fund may invest in credit default swaps, total return swaps, interest rate swaps, equity swaps, currency swaps and other types of swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” regulatory risk and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs.

A credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Fund. The Fund is permitted to enter into a credit default swap as either the protection buyer or seller in the discretion of the Adviser. When buying protection under a credit default swap, the Fund is generally obligated to pay the protection seller an upfront or periodic stream of payments over the term of the contract until a credit event occurs, such as a default of the reference obligation. If no credit event occurs, the Fund may recover nothing if the swap is held through the terminate date. However, if a credit event does occur, the Fund may receive the full notional value of the swap in exchange for the face amount of the obligations underlying the swap, the value of which may have significantly decreased. When selling protection under a credit default swap, the Fund receives an upfront or periodic stream of payments over the term of the contract provided that a credit event does not occur. However, as the seller of protection, the Fund effectively adds leverage to its portfolio because it gains exposure to the notional amount of the swap. Entering into a credit default swap may subject the Fund to greater risk than if the Fund had invested in the reference obligation directly. In addition to general market risks, credit default swaps also involve illiquidity risk, counter-party risk (for OTC swaps) and credit risk.

Swap agreements are primarily entered into by institutional investors and the value of such agreements may be extremely volatile. Certain swap agreements are traded OTC between two parties, while other more standardized swaps must be transacted through a Futures Commission Merchant and centrally cleared or exchange-traded. While central clearing and exchange-trading are intended to reduce counterparty credit and liquidity risk, they do not make a swap transaction risk-free. The current regulatory environment regarding swap agreements is subject to change. The Adviser will continue to monitor these developments, particularly to the extent regulatory changes affect the Fund’s ability to enter into swap agreements.

The swap market has matured in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid; however there is no guarantee that the swap market will continue to provide liquidity and may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivative positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. If the Adviser is incorrect in its forecasts of market values, interest rates or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used. In a total return swap, the Fund pays the counterparty a floating short-term interest rate and receive in exchange the total return of underlying loans or debt securities. The Fund bears the risk of default on the underlying loans or debt securities, based on the notional amount of the swap and, therefore, incurs a form of leverage. The Fund would typically have to post collateral to cover this potential obligation.

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Options and Futures Risk. The Fund may utilize options, including equity options, futures contracts and so-called “synthetic” options or other derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the OTC market. When options are purchased OTC, the Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position. OTC options also may include options on baskets of specific securities.

The Fund may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing its investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option for American options or only at expiration for European options. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated assets.

The Fund may close out a position when writing options by purchasing an option on the same underlying security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

Engaging in transactions in futures contracts and options involves risk of loss to the Fund. No assurance can be given that a liquid market will exist for any particular futures contract or option at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses.

A market could become unavailable if one or more exchanges were to stop trading options or it could become unavailable with respect to options on a particular underlying security if the exchanges stopped trading options on that security. In addition, a market could become temporarily unavailable if unusual events (e.g., volume exceeds clearing capability) were to interrupt normal exchange operations. If an options market were to become illiquid or otherwise unavailable, an option holder would be able to realize profits or limit losses only by exercising and an options seller or writer would remain obligated until it is assigned an exercise or until the option expires.

If trading is interrupted in an underlying security, the trading of options on that security is usually halted as well. Holders and writers of options will then be unable to close out their positions until options trading resumes, and they may be faced with considerable losses if the security reopens at a substantially different price. Even if options trading is halted, holders of options will generally be able to exercise them. However, if trading has also been halted in the underlying security, option holders face the risk of exercising options without knowing the security’s current market value. If exercises do occur when trading of the underlying security is halted, the party required to deliver the underlying security may be unable to obtain it, which may necessitate a postponed settlement and/or the fixing of cash settlement prices.

Structured Notes. Structured notes are derivative debt securities, the interest rate and/or principal of which is determined by an unrelated indicator. The value of the principal of and/or interest on structured notes is determined by reference to changes in the return, interest rate or value at maturity of a specific asset, reference rate or index (the “reference instrument”) or the relative change in two or more reference instruments. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased, depending upon changes in the applicable reference instruments. Structured notes may be positively or negatively indexed, so that an increase in value of the reference instrument may produce an increase or a decrease in the interest rate or value of the structured note at maturity. In addition, changes in the interest rate or the value of the structured note at maturity may be calculated as a specified multiple of the change in the value of the reference; therefore, the value of such note may be very volatile. Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference instrument. Structured notes may also be more volatile, less liquid and more difficult to accurately price than less complex securities or more traditional debt securities. In order to cover structured notes, the Fund, to the extent required by the SEC, will designate assets to cover its obligations with respect to such instruments.

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Dollar Rolls. A dollar roll transaction involves a sale by the Fund of a security concurrently with an agreement by the Fund to repurchase a similar security at a later date at an agreed-upon price. A dollar roll may be considered a borrowing giving rise to leverage. The securities that are repurchased will bear the same interest rate and a similar maturity as those sold, but the assets collateralizing these securities may have different prepayment histories than those sold. During the period between the sale and repurchase, the Fund will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in additional investments, and the income from these investments will generate income for the Fund. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what the performance would have been without the use of dollar rolls. Dollar rolls involve the risk that the market value of the securities subject to the Fund’s forward purchase commitment may decline below, or the market value of the securities subject to the Fund’s forward sale commitment may increase above, the exercise price of the forward commitment. In the event the buyer of the securities files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the current sale portion of the transaction may be restricted. The Fund must comply with the Rule 18f-4 when engaging in dollar roll transactions. See “Derivative Instruments” above.

Equity Securities.

Common and Preferred Stock. The Fund may invest in common stock. Common stock represents an equity (ownership) interest in a company, and usually possesses voting rights and earns dividends. Dividends on common stock are not fixed but are declared at the discretion of the issuer. Common stock generally represents the riskiest investment in a company. In addition, common stock generally has the greatest appreciation and depreciation potential because increases and decreases in earnings are usually reflected in a company’s stock price.

The Fund may invest in preferred stock. Preferred stock is a class of stock having a preference over common stock as to the payment of dividends and the recovery of investment should a company be liquidated, although preferred stock is usually junior to the debt securities of the issuer. Preferred stock typically does not possess voting rights and its market value may change based on changes in interest rates.

A risk of investing in common and preferred stock is that the value of the stock might decrease. Stock values fluctuate in response to the activities of an individual company or in response to general market and/or economic conditions. Historically, common stocks have provided greater long-term returns and have entailed greater short-term risks than preferred stocks, fixed-income and money market investments. The market value of all securities, including common and preferred stocks, is based upon the market’s perception of value and not necessarily the book value of an issuer or other objective measures of a company’s worth. If you invest in the Fund, you should be willing to accept the risks of the stock market and should consider an investment in the Fund only as a part of your overall investment portfolio.

Warrants. The Fund may invest in warrants. Warrants are securities, typically issued with preferred stock or bonds that give the holder the right to purchase a given number of shares of common stock at a specified price and time. The price of the warrant usually represents a premium over the applicable market value of the common stock at the time of the warrant’s issuance. Warrants have no voting rights with respect to the common stock, receive no dividends and have no rights with respect to the assets of the issuer. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations due to adverse market conditions or other factors and failure of the price of the common stock to rise. If the warrant is not exercised within the specified time period, it becomes worthless.

Depositary Receipts. The Fund may invest in sponsored and unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”), Holding Company Depositary Receipts (“HOLDRs”), New York Registered Shares (“NYRs”) or American Depositary Shares (“ADSs”). ADRs typically are issued by a U.S. bank or trust company, evidence ownership of underlying securities issued by a foreign company, and are designed for use in U.S. securities markets. EDRs are issued by European financial institutions and typically trade in Europe and GDRs are issued by European financial institutions and typically trade in both Europe and the United States. HOLDRs trade on the American Stock Exchange and are fixed baskets of U.S. or foreign stocks that give an investor an ownership interest in each of the underlying stocks. NYRs, also known as Guilder Shares since most of the issuing companies are Dutch, are dollar-denominated certificates issued by foreign companies specifically for the U.S. market. ADSs are shares issued under a deposit agreement that represents an underlying security in the issuer’s home country. (An ADS is the actual share trading, while an ADR represents a bundle of ADSs.) The Fund invests in depositary receipts to obtain exposure to foreign securities markets. For purposes of the Fund’s investment policies, the Fund’s investments in an ADR will be considered an investment in the underlying securities of the applicable foreign company.

Unsponsored depositary receipts may be created without the participation of the foreign issuer. Holders of these receipts generally bear all the costs of the depositary receipt facility, whereas foreign issuers typically bear certain costs of a sponsored depositary receipt. The bank or trust company depositary of an unsponsored depositary receipt may be under no obligation to distribute Shareholder communications received from the foreign issuer or to pass through voting rights. Accordingly, available information concerning the issuer may not be current and the prices of unsponsored depositary receipts may be more volatile than the prices of sponsored depositary receipts. The issuers of Depositary Receipts may discontinue issuing new Depositary Receipts and withdraw existing Depositary Receipts at any time, which may result in costs and delays in the distribution of the underlying assets to the Fund and may negatively impact the Fund’s performance.

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European Securities. European countries can be significantly affected by the actions of their own individual governments as well as the actions of other European institutions, such as the European Union (“EU”), the European Economic and Monetary Union (“EMU”) and the European Central Bank. The EU is an intergovernmental and supranational union consisting of 27 member states. One of the key responsibilities of the EU is to create and administer a unified trade policy. The member states created the EMU that established different stages and commitments that member states need to follow to achieve greater economic policy coordination and monetary cooperation. Member states relinquish their monetary control to the European Central Bank and use a single unified currency, the euro.

Investments in Europe are also subject to currency risks. Further, because many countries are dependent on foreign exports, any fluctuations in the euro exchange rate could have a negative effect on an issuer’s profitability and performance.

The EU has been extending its influence to the east as it has accepted several new Eastern European countries as members. Some of the new members remain burdened by the inherited inefficiencies of centrally planned economies. Additionally, these countries are dependent on Western Europe for trade and credit. Russia has attempted, and may attempt in the future, to assert its influence in Eastern Europe through economic or military measures. In February 2022, Russia invaded Ukraine, which amplified existing geopolitical tensions. The current and future status of the EU continues to be the subject of political and regulatory controversy, with widely differing views both within and between member countries.

The European financial markets have experienced uncertainty over the past few years, largely because of concerns about rising government debt levels and increased budget deficits. Political and regulatory responses to address structural and policy issues have created even greater instability throughout the region. The high levels of public debt increases the likelihood that certain European issuers will either default or restructure their debt obligations, which would have a negative effect on asset values. The use of austerity measures in countries such as Spain, Italy, Greece, Portugal and Ireland during times in which the Eurozone has high levels of unemployment has limited economic growth. European countries can be adversely affected by the tight fiscal and monetary controls that the EMU requires its members to comply with.

The United Kingdom (“UK”) withdrew from the EU on January 31, 2020 following a June 2016 referendum referred to as “Brexit.” After an initial transition period, a provisional trade and cooperation agreement between the UK and EU was agreed to and went into force on January 1, 2021. Further discussions are to be held between the UK and the EU in relation to matters not covered by the trade agreement, such as in relation to financial services. Though the ramifications of Brexit will not be fully known for some time, the uncertainty surrounding the UK's economy, and its legal, political, and economic relationship with the remaining member states of the EU, may cause considerable disruption in securities markets, including decreased liquidity and increased volatility, as well as currency fluctuations in the British pound's exchange rate against the U.S. dollar.

Exchange-Traded Notes. The Fund may invest in ETNs. ETNs are a type of senior, unsecured, unsubordinated debt security issued by financial institutions that combines aspects of both bonds and exchange traded funds ETFs. An ETN’s returns are based on the performance of a market index minus fees and expenses. Similar to ETFs, ETNs are listed on an exchange and traded in the secondary market. However, unlike an ETF, an ETN can be held until the ETN’s maturity, at which time the issuer will pay a return linked to the performance of the market index to which the ETN is linked minus certain fees.

Unlike regular bonds, ETNs do not make periodic interest payments and principal is not protected. ETNs are subject to credit risk and the value of an ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Fund invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Fund’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the U.S. Internal Revenue Service (“IRS”) will accept, or a court will uphold, how the Fund characterizes and treats ETNs for tax purposes. Further, the IRS and Congress have considered proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

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The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Financial Sector Risk. The Fund will invest in securities tied to the financial sector. Companies in the financial sector of an economy are often subject to extensive governmental regulation and intervention, which may adversely affect the scope of their activities, the prices they can charge and the amount of capital they must maintain. Governmental regulation may change frequently and may have significant adverse consequences for companies in the financial sector, including effects not intended by such regulation. The impact of recent or future regulation in various countries on any individual financial company or on the sector as a whole cannot be predicted. The Fund’s emphasis on community banks may make the Fund more economically vulnerable in the event of a downturn in the banking industry. Community banks may face heightened risks of failure during times of economic downturns that larger banks. Community banks may also be subject to greater lending risks than larger banks.

Certain risks may impact the value of investments in the financial sector more severely than those of investments outside this sector, including the risks associated with companies that operate with substantial financial leverage. Companies in the financial sector may also be adversely affected by increases in interest rates and loan losses, decreases in the availability of money or asset valuations, credit rating downgrades and adverse conditions in other related markets.

Fixed Income Securities. The Fund may invest in fixed income securities. Even though interest-bearing securities are investments that promise a stable stream of income, the prices of such securities are affected by changes in interest rates. In general, fixed income security prices rise when interest rates fall and fall when interest rates rise. Securities with shorter maturities, while offering lower yields, generally provide greater price stability than longer term securities and are less affected by changes in interest rates. The values of fixed income securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Once the rating of a portfolio security has been changed, the Fund will consider all circumstances deemed relevant in determining whether to continue to hold the security. If an issuer calls or redeems an instrument held by the Fund during a time of declining interest rates, the Fund might need to reinvest the proceeds in an investment offering a lower yield, and therefore may not benefit from any increase in value as a result of declining interest rates.

Fixed income investments bear certain risks, including credit risk, or the ability of an issuer to pay interest and principal as they become due. Generally, higher yielding bonds are subject to more credit risk than lower yielding bonds. Interest rate risk refers to the fluctuations in value of fixed income securities resulting from the inverse relationship between the market value of outstanding fixed income securities and changes in interest rates. An increase in interest rates will generally reduce the market value of fixed income investments and a decline in interest rates will tend to increase their value.

Call risk is the risk that an issuer will pay principal on an obligation earlier than scheduled or expected, which would accelerate cash flows from, and shorten the average life of, the security. Bonds are typically called when interest rates have declined. In the event of a bond being called, the Fund may have to reinvest the proceeds in lower yielding securities to the detriment of the Fund.

Extension risk is the risk that an issuer may pay principal on an obligation slower than expected, having the effect of extending the average life and duration of the obligation. This typically happens when interest rates have increased.

A number of factors, including changes in a central bank’s monetary policies or general improvements in the economy, may cause interest rates to rise. Fixed income securities with longer durations are more sensitive to interest rate changes than securities with shorter durations, making them more volatile. This means their prices are more likely to experience a considerable reduction in response to a rise in interest rates.

High Yield Securities. When investing in fixed income securities, the Fund may purchase securities regardless of their rating, including fixed income securities rated below investment grade. Securities rated below investment grade are often referred to as high yield securities or “junk bonds.” Investments in securities rated below investment grade that are eligible for purchase by the Fund are described as “speculative” by Moody’s, S&P and Fitch. Investments in lower rated corporate debt securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk. These high yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of debt securities that are high yield may be more complex than for issuers of higher quality debt securities.

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High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of high yield securities have been found to be more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If an issuer of high yield securities defaults, in addition to risking payment of all or a portion of interest and principal, the Fund by investing in such securities may incur additional expenses to obtain recovery. In the case of high yield securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities that pay interest periodically and in cash.

The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Fund could sell a high yield security, and could adversely affect the net asset value (“NAV”) of the shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly-traded market. When secondary markets for high yield securities are less liquid than the market for higher grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available.

The use of credit ratings to evaluate high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. The Adviser does not rely solely on credit ratings when selecting securities for the Fund, and develops its own analysis of issuer credit quality. If a credit rating agency changes the rating of a portfolio security held by the Fund, the Fund may retain the security if the Adviser deems it in the best interest of Shareholders.

Hybrid Securities. Preferred stock, including trust-preferred stocks, has a preference in liquidation (and, generally dividends) over common stock but is subordinated in liquidation to debt. As a general rule the market value of preferred stocks with fixed dividend rates and no conversion rights varies inversely with interest rates and perceived credit risk, with the price determined by the dividend rate. Some preferred stocks are convertible into other securities (for example, common stock) at a fixed price and ratio or upon the occurrence of certain events. The market price of convertible preferred stocks generally reflects an element of conversion value. Because many preferred stocks lack a fixed maturity date, these securities generally fluctuate substantially in value when interest rates change; such fluctuations often exceed those of long-term bonds of the same issuer. Some preferred stocks pay an adjustable dividend that may be based on an index, formula, auction procedure or other dividend rate reset mechanism. In the absence of credit deterioration, adjustable rate preferred stocks tend to have more stable market values than fixed rate preferred stocks. All preferred stocks are also subject to the same types of credit risks of the issuer as corporate bonds. In addition, because preferred stock is junior to debt securities and other obligations of an issuer, deterioration in the credit rating of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similar yield characteristics. Preferred stocks may be rated by S&P and Moody’s although there is no minimum rating which a preferred stock must have (and a preferred stock may not be rated) to be an eligible investment for the Fund. The Adviser expects, however, that generally the preferred stocks in which the Fund invests will be rated at least CCC by S&P or Caa by Moody’s or, if unrated, of comparable quality in the opinion of the Adviser. Preferred stocks rated CCC by S&P are regarded as predominantly speculative with respect to the issuer’s capacity to pay preferred stock obligations and represent the highest degree of speculation among securities rated between BB and CCC; preferred stocks rated Caa by Moody’s are likely to be in arrears on dividend payments. Moody’s rating with respect to preferred stocks does not purport to indicate the future status of payments of dividends.

Illiquid Securities. The Fund may invest in illiquid securities (i.e., securities that are not readily marketable). Illiquid securities include, but are not limited to, restricted securities (securities the disposition of which is restricted under the federal securities laws), securities that may only be resold pursuant to Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”) but that are deemed to be illiquid; and repurchase agreements with maturities in excess of seven days. The Adviser determines and monitors the liquidity of the portfolio securities and reports periodically on its decisions to the Board. In making such determinations it takes into account a number of factors in reaching liquidity decisions, including but not limited to: (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; and (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer.

An institutional market has developed for certain restricted securities. Accordingly, contractual or legal restrictions on the resale of a security may not be indicative of the liquidity of the security. If such securities are eligible for purchase by institutional buyers in accordance with Rule 144A under the 1933 Act or other exemptions, the Adviser may determine that the securities are liquid.

Restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the 1933 Act. Where registration is required, the Fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than that which prevailed when it decided to sell. Illiquid securities will be priced at fair value as determined in good faith under procedures adopted by the Board of Trustees.

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Industrial Development Bonds. The Fund may invest in municipal securities, such as industrial development bonds that are backed only by the assets and revenues of the non-governmental user (such as hospitals and airports). Municipal securities are issued to obtain funds for a variety of public purposes, including general financing for state and local governments, or financing for specific projects or public facilities. Municipal securities are classified as general obligation or revenue bonds or notes. Private activity bonds and industrial revenue bonds do not carry the pledge of the credit of the issuing municipality, but generally are guaranteed by the corporate entity on whose behalf they are issued.

Municipal leases are entered into by state and local governments and authorities to acquire equipment and facilities such as fire and sanitation vehicles, telecommunications equipment, and other assets. Municipal leases (which normally provide for title to the leased assets to pass eventually to the government issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or periodic basis.

International Securities. The Fund may invest directly in international securities. Investing in securities of foreign companies and countries involves certain considerations and risks that are not typically associated with investing in U.S. government securities and securities of domestic companies. There may be less publicly available information about a foreign issuer than a domestic one, and foreign companies are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to U.S. companies. There may also be less government supervision and regulation of foreign securities exchanges, brokers and listed companies than exists in the United States. Interest and dividends paid by foreign issuers as well as gains or proceeds realized from the sale or other disposition of international securities may be subject to withholding and other foreign taxes, which may decrease the net return on such investments as compared to dividends and interest paid to the Fund by domestic companies or the U.S. government. There may be the possibility of expropriations, seizure or nationalization of foreign deposits, the imposition of economic sanctions, confiscatory taxation, political, economic or social instability or diplomatic developments that could affect assets of the Fund held in foreign countries. The establishment of exchange controls or other foreign governmental laws or restrictions could adversely affect the payment of obligations. In addition, investing in international securities will generally result in higher commissions than investing in similar domestic securities.

Decreases in the value of currencies of the foreign countries in which the Fund will invest relative to the U.S. dollar will result in a corresponding decrease in the U.S. dollar value of the Fund’s assets denominated in those currencies (and possibly a corresponding increase in the amount of securities required to be liquidated to meet distribution requirements). Conversely, increases in the value of currencies of the foreign countries in which the Fund invests relative to the U.S. dollar will result in a corresponding increase in the U.S. dollar value of the Fund’s assets (and possibly a corresponding decrease in the amount of securities to be liquidated).

Investing in emerging markets can have more risk than investing in developed foreign markets. The risks of investing in these markets may be exacerbated relative to investments in foreign markets. Governments of developing and emerging market countries may be more unstable as compared to more developed countries. Developing and emerging market countries may have less developed securities markets or exchanges, and legal and accounting systems. It may be more difficult to sell securities at acceptable prices and security prices may be more volatile than in countries with more mature markets. Currency values may fluctuate more in developing or emerging markets. Developing or emerging market countries may be more likely to impose government restrictions, including confiscatory taxation, expropriation or nationalization of a company’s assets, and restrictions on foreign ownership of local companies. In addition, emerging markets may impose restrictions on the Fund’s ability to repatriate investment income or capital and thus, may adversely affect the operations of the Fund. Certain emerging markets may impose constraints on currency exchange and some currencies in emerging markets may have been devalued significantly against the U.S. Dollar. For these and other reasons, the prices of securities in emerging markets can fluctuate more significantly than the prices of securities of companies in developed countries. The less developed the country, the greater effect these risks may have on the Fund.

Investment Company Securities. The Fund may invest in the securities of other investment companies, including ETFs, closed-end funds and open-end (mutual) funds (also called underlying funds). The Fund may invest in inverse ETFs, including leveraged ETFs. Inverse ETFs seek to provide investment results that match a certain percentage of the inverse of the results of a specific index on a daily or monthly basis.

To the extent such underlying funds are index-based, these underlying funds will generally attempt to replicate the performance of a particular index. An underlying fund may not always hold all of the same securities as the index it attempts to track. An underlying fund may use statistical sampling techniques to attempt to replicate the returns of an index. Statistical sampling techniques attempt to match the investment characteristics of the index and the fund by taking into account such factors as capitalization, industry exposures, dividend yield, price/earnings (P/E) ratio, price/book (P/B) ratio, and earnings growth. An underlying fund may not track the index perfectly because differences between the index and the fund’s portfolio can cause differences in performance. In addition, expenses and transaction costs, the size and frequency of cash flow into and out of the fund, and differences between how and when the fund and the index are valued can cause differences in performance.

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When the Fund invests in underlying funds it will indirectly bear its proportionate share of any fees and expenses payable directly by the underlying fund. In connection with its investments in other investment companies, the Fund will incur higher expenses. Furthermore, because the Fund invests in shares of ETFs and underlying funds their performances are directly related to the ability of the ETFs and underlying funds to meet their respective investment objectives, as well as the allocation of the Fund’s assets among the ETFs and underlying funds by the Adviser. Accordingly, the Fund’s investment performance will be influenced by the investment strategies of and risks associated with the ETFs and underlying funds in direct proportion to the amount of assets the Fund allocates to the ETFs and underlying funds utilizing such strategies.

Investments in ETFs involve certain inherent risks generally associated with investments in a broadly-based portfolio of stocks, including risks that: (1) the general level of stock prices may decline, thereby adversely affecting the value of each unit of the ETF or other instrument; (2) an ETF, to the extent such ETF is index-based, may not fully replicate the performance of its benchmark index because of the temporary unavailability of certain index securities in the secondary market or discrepancies between the ETF and the index with respect to the weightings of securities or number of stocks held; (3) an ETF may also be adversely affected by the performance of the specific index, market sector or group of industries on which it is based; and (4) an ETF, to the extent such ETF is index-based, may not track an index as well as a traditional index mutual fund because ETFs are valued by the market and, therefore, there may be a difference between the market value and the ETF’s NAV. Additionally, investments in fixed income ETFs involve certain inherent risks generally associated with investments in fixed income securities, including the risk of fluctuation in market value based on interest rates rising or declining and risks of a decrease in liquidity, such that no assurances can be made that an active trading market for underlying ETFs will be maintained.

There is also a risk that the underlying funds or ETFs may terminate due to extraordinary events. For example, any of the service providers to the underlying fund or ETF, such as the trustee or sponsor, may close or otherwise fail to perform their obligations to the underlying fund or ETF, and the underlying fund or ETF may not be able to find a substitute service provider. Also, the underlying fund or ETF may be dependent upon licenses to use the various indices as a basis for determining their compositions and/or otherwise to use certain trade names. If these licenses are terminated, the respective underlying fund or ETF may also terminate. In addition, an underlying fund or ETF may terminate if its net assets fall below a certain amount. Although the Fund believes that in the event of the termination of an underlying fund or ETF, the Fund will be able to invest instead in shares of an alternate underlying fund or ETF tracking the same market index or another index covering the same general market, there can be no assurance that shares of an alternate underlying fund or ETF would be available for investment at that time.

Inverse and leveraged ETFs are subject to additional risks not generally associated with traditional ETFs. To the extent that the Fund invests in inverse ETFs, the value of the Fund’s investments will decrease when the index underlying the ETF’s benchmark rises, a result that is the opposite from traditional equity or bond funds. The NAV and market price of leveraged or inverse ETFs are usually more volatile than the value of the tracked index or of other ETFs that do not use leverage. This is because inverse and leveraged ETFs use investment techniques and financial instruments that may be considered aggressive, including the use of derivative transactions and short selling techniques. The use of these techniques may cause the inverse or leveraged ETFs to lose more money in market environments that are adverse to their investment strategies than other funds that do not use such techniques.

Generally, under the Investment Company Act of 1940 (the “1940 Act”), a fund may not acquire shares of another investment company (including ETFs) if, immediately after such acquisition, (i) such fund would hold more than 3% of the other investment company’s total outstanding shares, (ii) if such fund’s investment in securities of the other investment company would be more than 5% of the value of the total assets of the fund, or (iii) if more than 10% of such fund’s total assets would be invested in investment companies. The SEC has granted orders for exemptive relief to certain ETFs that permit investments in those ETFs by other investment companies (such as the Fund) in excess of these limits. The Fund may invest in ETFs that have received such exemptive orders from the SEC, pursuant to the conditions specified in such orders. In accordance with Section 12(d)(1)(F)(i) of the 1940 Act, the Fund may also invest in ETFs that have not received such exemptive orders as long as the Fund (and all of is affiliated persons, including the Adviser) do not acquire more than 3% of the total outstanding stock of such underlying ETF, unless otherwise permitted to do so pursuant to permission granted by the SEC. If the Fund seeks to redeem shares of an underlying ETF purchased in reliance on Section 12(d)(1)(F), the underlying ETF is not obligated to redeem an amount exceeding 1% of the underlying ETF’s outstanding shares during a period of less than 30 days.

In addition, Rule 12d1-4 under the 1940 Act allows a fund to acquire shares of an underlying fund in excess of the limits described above. Fund of funds arrangements relying on Rule 12d1-4 are subject to several conditions, certain of which are specific to a fund’s position in the arrangement (i.e., as an acquiring or acquired fund). Notable conditions include those relating to: (i) control and voting that prohibit an acquiring fund, its investment adviser (or a subadviser) and their respective affiliates from beneficially owning more than 25% of the outstanding voting securities of an unaffiliated acquired fund; (ii) certain required findings relating to complexity, fees and undue influence (among other things); (iii) fund of funds investment agreements; and (iv) general limitations on an acquired fund’s investments in other investment companies and private funds to no more than 10% of the acquired fund’s assets, except in certain circumstances. To the extent the Fund is an acquired fund in reliance on Rule 12d1-4, the limitations placed on acquired funds under Rule 12d1-4 may limit or restrict the Fund’s ability to acquire certain investments.

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Money Market Funds. The Fund may invest in underlying money market funds that either seek to maintain a stable $1 NAV (“stable NAV money market funds”) or that have a share price that fluctuates (“variable NAV money market funds”). Although an underlying stable NAV money market fund seeks to maintain a stable $1 NAV, it is possible for the Fund to lose money by investing in such a money market fund. Because the share price of an underlying variable NAV money market fund will fluctuate, when the Fund sells the shares it owns they may be worth more or less than what the Fund originally paid for them. In addition, neither type of money market fund is designed to offer capital appreciation. Certain underlying money market funds may impose a fee upon the sale of shares.

Municipal Securities. Municipal securities include, among other instruments, general obligation bonds, revenue bonds, municipal leases, certificates of participation, private activity bonds, and moral obligation bonds, as well as short-term, tax-exempt obligations such as municipal notes and variable rate demand obligations. The yields on municipal securities are dependent on a variety of factors, including prevailing interest rates and the condition of the general money market and the municipal securities market, the size of a particular offering, the maturity of the obligation and the rating of the issuer. The market value of municipal securities will vary with changes in interest rate levels and as a result of changing evaluations of the ability of bond issuers to meet interest and principal payments.

To be tax-exempt, municipal securities must meet certain regulatory requirements. If a municipal security fails to meet such requirements, the interest may be taxable, which could impact the value of the security.

General Obligation Bonds. General obligation bonds are backed by the issuer’s full faith and credit and taxing authority for the payment of principal and interest. The taxing authority of any governmental entity may be limited, however, by provisions of its state constitution or laws, and an entity’s creditworthiness will depend on many factors, including potential erosion of its tax base due to population declines, natural disasters, declines in the state’s industrial base or inability to attract new industries, economic limits on the ability to tax without eroding the tax base, state legislative proposals or voter initiatives to limit ad valorem real property taxes and the extent to which the entity relies on federal or state aid, access to capital markets or other factors beyond the state’s or entity’s control. Accordingly, the capacity of the issuer of a general obligation bond as to the timely payment of interest and the repayment of principal when due is affected by the issuer’s maintenance of its tax base.

Revenue Bonds. Revenue bonds are issued to finance a wide variety of capital projects, including: electric, gas, water and sewer systems; port, airport, and mass transit facilities; colleges and universities; and hospitals. Revenue bonds may be repaid only from the revenues of a specific facility or source. An investment in revenue bonds is subject to greater risk of delay or non-payment if revenue does not accrue as expected or if other conditions are not met for reasons outside the control of the Fund. Conversely, if revenue accrues more quickly than anticipated, the Fund may receive payment before expected and have difficulty reinvesting the proceeds on equally favorable terms.

Private activity bonds are, in most cases, revenue bonds. Private activity bonds are issued by or on behalf of public authorities to obtain funds to provide privately operated facilities. Private activity bonds generally are not secured by a pledge of the taxing power of the issuer of such bonds. Therefore, the repayment of such bonds generally depends on the revenues of a private entity. Continued ability of a private entity to generate sufficient revenues for the payment of principal and interest on such bonds will be affected by many factors including the size of the entity, capital structure, demand for its products or services, competition, general economic conditions, government regulation and the entity’s dependence on revenues for the operation of the particular facility being financed.

Moral Obligation Bonds. The Fund also may invest in “moral obligation” bonds, which are normally issued by special purpose public authorities. If an issuer of moral obligation bonds is unable to meet its obligations, the repayment of such bonds becomes a moral commitment but not a legal obligation of the state or municipality in question.

Municipal Lease Obligations and Certificates of Participation. Municipal leases and certificates of participation involve special risks not normally associated with general obligations or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event that the governmental issuer is prevented from maintaining occupancy of the lease premises or utilizing the leased equipment. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and may result in a delay in recovering or the failure to fully recover ownership of the assets.

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Certificates of participation, which represent interests in unmanaged pools of municipal leases or installment contracts, involve the same risks as the underlying municipal leases. In addition, the Fund may be dependent upon the municipal authority issuing the certificate of participation to exercise remedies with respect to the underlying securities. Certificates of participation also entail a risk of default or bankruptcy, both of the issuer of the municipal lease and also the municipal agency issuing the certificate of participation.

Operational and Reputational Risk. An investment in the Fund involves operational risk arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. Any of these errors, failures or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a materially adverse effect on the Fund. While the Fund seeks to minimize such events through controls and oversight, there is no guarantee that the Fund will not suffer losses due to operational risk.

The Fund may be adversely affected if the reputation of the Adviser, its affiliates, or counterparties with whom the Fund associates is harmed. Reputational harm could result from, among other things: real or perceived legal or regulatory violations; failure in performance, risk management, governance, technology, or operations; or claims related to employee misconduct, allegations of employee wrongful termination, conflict of interests, ethical issues, or failure to protect private information. Similarly, market rumors and actual or perceived association with counterparties whose own reputations may become under question could ultimately harm the Fund as well. These harms could include, for example, large redemptions of shares of the Fund, a negative effect on the Fund’s ability to conduct business with counterparties, or hindering of the Adviser’s abilities to attract and/or retain personnel, including key personnel.

Repurchase Agreements. The Fund may engage in repurchase agreement transactions involving the type of securities in which it is permitted to invest. Repurchase agreements are transactions by which the Fund purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements involve certain risks not associated with direct investments in the underlying securities. In the event of a default or bankruptcy by the seller, the Fund will seek to liquidate such collateral. The exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss. Repurchase agreements are considered to be loans by an investment company under the 1940 Act. The Fund will not invest more than 33 1/3% of its net assets in repurchase agreements.

The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Fund may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Fund and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that the Fund may not be able to substantiate their interest in the underlying securities. While the management of the Fund acknowledges these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

Restricted Securities. Within its limitation on investment in illiquid securities, the Fund may purchase restricted securities that generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the federal securities laws, or in a registered public offering. Where registration is required, the Fund may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time the Fund may be permitted to sell a security under an effective registration statement. If during such a period adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek registration of the security. Restricted securities that can be offered and sold to qualified institutional buyers under Rule 144A of the 1933 Act and are determined to be liquid are not subject to the limitations on illiquid securities.

Reverse Repurchase Agreements. The Fund may engage in reverse repurchase agreements. Reverse repurchase agreements are agreements that involve the sale of securities held by the Fund to financial institutions such as banks and broker-dealers, with an agreement that the Fund will repurchase the securities at an agreed upon price and date. During the reverse repurchase agreement period, the Fund continues to receive interest and principal payments on the securities sold. The Fund may employ reverse repurchase agreements (i) for temporary emergency purposes or to meet repurchase requests so as to avoid liquidating other portfolio securities during unfavorable market conditions; (ii) to cover short-term cash requirements resulting from the timing of trade settlements; or (iii) to take advantage of market situations where the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the transaction.

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Reverse repurchase agreements involve the risk that the market value of securities to be purchased by the Fund may decline below the price at which the Fund is obligated to repurchase the securities, or that the other party may default on its obligation, so that the Fund is delayed or prevented from completing the transaction. Reverse repurchase agreements and similar financing transactions are subject to the asset coverage requirements as indebtedness unless the Fund treats such agreements and transactions as derivatives for purposes of Rule 18f-4 under the 1940 Act. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds from the sale of the securities may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligations to repurchase the securities. The Fund must comply with the Rule 18f-4 when engaging in repurchase agreement transactions. See “Derivative Instruments” above.

Securitizations. To the extent permissible under applicable laws and regulations, including the federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246 (the “U.S. Risk Retention Rules”) and applicable provisions of the 1940 Act, the Fund may securitize certain of its investments by selling certain assets to a Structured Product (or the sponsor of a Structured Product) and retaining all or most of the exposure to the performance of these investments in the form of an equity investment in the Structured Product (“Securitization”). The Fund expects that the primary use of any funds generated from Securitizations will be to make investments in portfolio securities, distribute cash to holders of the Shares and pay operating expenses, including debt service to the extent the Fund borrows or issues senior securities to fund its investments. In addition, the Fund may also invest in Structured Products sponsored by third parties.

Further, to the extent permissible under applicable laws and regulations, including the U.S. Risk Retention Rules and applicable provisions of the 1940 Act, or to the extent that alternative Securitization structures are developed in the market that would permit the Fund to enter into Securitizations, the Fund also may enter into Securitizations to finance its investments, including through the formation of one or more Structured Products, while retaining all or most of the exposure to the performance of these investments in the form of any equity investment in the Structured Product. Any Securitization would involve contributing or selling a pool of assets to a special purpose entity, and that entity selling debt interests on a non-recourse or limited-recourse basis to purchasers. These Securitizations may be formed by the Fund, entered into through joint venture arrangements or, as noted above, sponsored by a third party.

Up to all of the Fund’s investments in or exposure to Securitizations and/or Structured Products may be in the equity tranches, which typically represent the first loss position in the Securitization or Structured Product. The Fund will not invest more than 30% of its net assets plus the amount of any borrowings for investment purposes in Securitizations.

The Fund may be limited in its ability to enter into Securitizations due to applicable laws and regulations, including the interplay of the 1940 Act restrictions on principal and joint transactions and the U.S. Risk Retention Rules adopted pursuant to Section 941 of Dodd-Frank. The Fund cannot assure you that, under current applicable laws, regulations and interpretations, administrative guidance and positions of the SEC, the SEC staff or other regulatory authorities or future modifications to such laws, regulations, interpretations, guidance or positions, the Fund would be able to enter into Securitizations on a timely basis, on attractive terms or at all or that alternative Securitization structures will be developed in the market that would permit the Fund to enter into securitizations.

With respect to Securitizations sponsored by a third party, there is a limited number of potential third-party sponsors for such Securitizations and the Fund may not find a suitable third-party sponsor, which may impact the Fund’s ability to enter into Securitizations on favorable terms or at all. In addition, to the extent the Fund sells securities to a third-party sponsor that forms a Structured Product, the Fund and the Adviser will no longer be able to make investment decisions related to those assets and will have no influence over the asset management of the portfolio underlying the Structured Product. However, the Fund may be exposed to the performance of those assets through its interest in the Structured Products that it purchases. As a result, the Fund will be relying on the third party, and the Fund’s ability to achieve its investment objective may depend in part on the performance of each third party in its role as sponsor. Among other things, the Fund may be subject to the risk that the third party disposes of the assets in the Structured Product, unilaterally unwinds the Structured Product, fails to meet expectations in managing the Structured Product or otherwise is unable to perform its duties, subjecting the Fund to potential losses. As a result, the values of the portfolios underlying a Structured Product could decrease as a result of decisions made by a third-party sponsor. In addition, in certain circumstances, the Fund may indemnify the third-party sponsor of a Structured Product in connection with the Fund’s sale or transfer of assets to the Structured Product, which may expose the Fund to additional risks of loss. Also, to the extent the Fund is unable to enter into Securitizations, the Fund’s performance and distributions could be negatively impacted. In addition, the Fund may be subject to the risk that a regulator could view the Fund, rather than a third party, as the appropriate “sponsor” of a Structured Product for purposes of the U.S. Risk Retention Rules, due to the facts and circumstances of the Securitization, which could result in the Fund being required, among other things, to pay damages, transfer interest and/or acquire additional asset-backed securities in the related Securitization (which may or may not be available at such time for acquisition) or be subject to cease and desist orders or other regulatory action.

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If the Fund creates a Structured Product, the Fund will depend on distributions from that Structured Product’s assets out of that Structured Product’s earnings and cash flows to enable the Fund to make distributions to Shareholders. The ability of the Structured Product to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. For example, performance tests (based on interest coverage or other financial ratios or other criteria) may restrict the Fund’s ability, as holder of the equity interests in the Structured Product, to receive cash flow from these investments. There is no assurance any such performance tests will be satisfied. Also, a Structured Product may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the Structured Product may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the Structured Product’s debt. As a result, there may be a lag, which could be significant, between the repayment or other realization on a loan or other assets in, and the distribution of cash out of, a Structured Product, or cash flow may be completely restricted for the life of the Structured Product. If the Fund does not receive cash flow from any such Structured Product that is necessary to satisfy the annual distribution requirement for maintaining the Fund’s status as a regulated investment company (“RIC”), and the Fund is unable to obtain cash from other sources necessary to satisfy this requirement, the Fund could fail to maintain its status as a RIC, which would have a material adverse effect on the Fund’s financial performance.

A Securitization entered into through a joint venture would pose the risk that there is a limited number of potential joint venture partners and the Fund may not find a joint venture partner, which may impact the Fund’s ability to enter into Securitizations on favorable terms or at all. In addition, a joint venture would pose certain risks that would not be present under other Securitization arrangements. These risks include the potential for a joint venture partner to become insolvent or bankrupt or to engage in fraud or other misconduct. In addition, the Fund could be required to share decision-making authority with a joint venture partner regarding certain major decisions affecting the ownership of the joint venture, including decisions relating to the disposition of the joint venture’s property or the contribution of additional capital. Further, a joint venture partner could have or, through change of circumstances (e.g., a change in control of the joint venture partner), come to have economic or business interests that conflict with those of the Fund. A joint venture partner may also be structured differently from the Fund for tax purposes, which could give rise to conflicts of interest or jeopardize the Fund’s ability to qualify as a RIC. In addition, the terms of any joint venture could restrict the Fund’s power to sell or transfer its interests in a Structured Product to a third party, which could result in reduced liquidity. In addition to the foregoing, certain rules prohibiting the Fund from transacting with affiliates, mainly Section 17(a) and Section 17(d) of the 1940 Act, may limit or prohibit the Fund’s ability to enter into certain joint venture arrangements.

The Fund and/or other investors in the Structured Product ultimately bear the credit risk of the underlying collateral. In addition, a decline in the credit quality of loans in a Structured Product due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a Structured Product to sell certain assets at a loss, reducing its earnings and, in turn, cash potentially available for distribution to the Fund for distribution to the Shareholders. The Fund will not be responsible for and will have no influence over the day-to-day management, administration or any other aspect of the borrowers in the loans underlying the Structured Product. As a result, the values of the portfolios underlying a Structured Product could decrease as a result of decisions made by management of such borrowers.

Up to all of the Fund’s investments in or exposure to Securitizations and/or Structured Products may be in the equity tranches. To the extent that any losses are incurred by the Structured Product in respect of any collateral, such losses will be borne first by the Fund as owner of the equity interests. Any equity interests that the Fund retains in a Structured Product will not be secured by the assets of the Structured Product, and the Fund will rank behind all creditors of the Structured Product. Even though the Fund expects some of the loans that it contributes to any such Securitization to be rated below investment grade, because the Structured Product’s portfolio of loans would secure all of the debt issued by such vehicle, a portion of such debt may be rated investment grade, subject in each case to market conditions that may require such portion of the debt to be over collateralized and various other restrictions. If applicable accounting pronouncements or SEC staff guidance require the Fund to consolidate the Structured Product’s financial statements with the Fund’s financial statements, any debt issued by the Structured Product would be generally treated as if it were issued by the Fund for purposes of the asset coverage ratio applicable to the Fund. Further, there can be no assurance that a bankruptcy court, in the exercise of its broad equitable powers, would not order that the Fund’s assets and liabilities be substantively consolidated with those of a Structured Product, rather than kept separate, and that creditors of the Structured Product would have claims against the consolidated bankruptcy estate (including the Fund’s assets). If a Structured Product is not consolidated with the Fund, the Fund’s only interest in the Structured Product will be the value of its retained subordinated interest and the income allocated to it, which may be more or less than the cash the Fund received from the Structured Product, and none of the Structured Product’s liabilities would be reflected as the Fund’s liabilities. If the assets of a Structured Product are not consolidated with the Fund’s assets and liabilities, then the leverage incurred by such Structured Product may or may not be treated as borrowings by the Fund for purposes applicable limitations on the Fund’s ability to issue debt.

Short Sales. The Fund may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. The Fund may engage in short sales with respect to stocks, ETFs and other securities. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. The Fund may engage in short sales with respect to securities it owns, as well as securities that it does not own. Short sales expose the Fund to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed security (also known as “covering” the short position) at a time when the security sold short have appreciated in value, thus resulting in a loss to the Fund. The Fund’s investment performance may also suffer if the Fund is required to close out a short position earlier than it had intended. The Fund will be required to pledge its liquid assets to the broker to secure its performance on short sales. As a result, the assets pledged may not be available to meet the Fund’s needs for immediate cash or other liquidity. In addition, the Fund may be subject to expenses related to short sales that are not typically associated with investing in securities directly, such as costs of borrowing and margin account maintenance costs associated with the Fund’s open short positions. These types of short sales expenses are sometimes referred to as the “negative cost of carry,” and will tend to cause the Fund to lose money on a short sale even in instances where the price of the security sold short does not change over the duration of the short sale. Dividend expenses on securities sold short are not covered under the Adviser’s expense limitation agreements with the Fund and, therefore, these expenses will be borne by the Shareholders of the Fund. The Fund must comply with the Rule 18f-4 when engaging in short sale transactions. See “Derivative Instruments” above.

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Subordinated Debt Securities. Subordinated debt securities, sometimes also called “junior debt” are debt securities for which the issuer’s obligations to make principal and interest payment are secondary to the issuer’s payment obligations to more senior debt securities. Subordinated debt securities are subject to the same risks as other fixed income securities and are also subject to increased credit risk because the issuer, by definition, has issued other, more senior debt securities. The Fund may invest in subordinated debt securities, including those issued by banks.

U.S. Government Obligations. U.S. Government securities include direct obligations issued by the United States Treasury, such as U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years). They also include U.S. Government agencies and instrumentalities that issue or guarantee securities, such as the Federal Home Loan Banks, The Federal National Mortgage Association and the Student Loan Marketing Association. Except for U.S. Treasury securities, obligations of U.S. Government agencies and instrumentalities may or may not be supported by the full faith and credit of the United States. Some, such as those of the Federal Home Loan Banks, are backed by the right of the issuer to borrow from the U.S. Treasury, others by discretionary authority of the U.S. Government to purchase the agencies’ obligations, while still others, such as the Student Loan Marketing Association, are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assess a claim against the United States itself in the event the agency or instrumentality does not meet its commitment.

The total public debt of the United States as a percentage of gross domestic product has grown rapidly since the beginning of the 2008–2009 financial downturn. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented. A high national debt can raise concerns that the U.S. government will not be able to make principal or interest payments when they are due. This increase has also necessitated the need for the U.S. Congress to negotiate adjustments to the statutory debt limit to increase the cap on the amount the U.S. government is permitted to borrow to meet its existing obligations and finance current budget deficits. In August 2011, S&P lowered its long term sovereign credit rating on the U.S. In explaining the downgrade at that time, S&P cited, among other reasons, controversy over raising the statutory debt limit and growth in public spending. Any controversy or ongoing uncertainty regarding the statutory debt limit negotiations may impact the U.S. long term sovereign credit rating and may cause market uncertainty. As a result, market prices and yields of securities supported by the full faith and credit of the U.S. government may be adversely affected.

Variable and Floating Rate Securities. The Fund may invest in variable and floating rate securities. Fixed Income securities that have variable or floating rates of interest may, under certain limited circumstances, have varying principal amounts. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to one or more interest rate indices or market interest rates (the “underlying index”). The interest paid on these securities is a function primarily of the underlying index upon which the interest rate adjustments are based. These adjustments minimize changes in the market value of the obligation. Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer’s creditworthiness. The rate of interest on securities may be tied to U.S. Government securities or indices on those securities as well as any other rate of interest or index.

Variable and floating rate demand notes of corporations are redeemable upon a specified period of notice. These obligations include master demand notes that permit investment of fluctuating amounts at varying interest rates under direct arrangements with the issuer of the instrument. The issuer of these obligations often has the right, after a given period, to prepay the outstanding principal amount of the obligations upon a specified number of days’ notice.

Certain securities may have an initial principal amount that varies over time based on an interest rate index, and, accordingly, the Fund might be entitled to less than the initial principal amount of the security upon the security’s maturity. The Fund intends to purchase these securities only when the Adviser believes the interest income from the instrument justifies any principal risks associated with the instrument. The Adviser may attempt to limit any potential loss of principal by purchasing similar instruments that are intended to provide an offsetting increase in principal. There can be no assurance that the Adviser will be able to limit the effects of principal fluctuations and, accordingly, the Fund may incur losses on those securities even if held to maturity without issuer default.

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There may not be an active secondary market for any particular floating or variable rate instruments, which could make it difficult for the Fund to dispose of the instrument during periods that the Fund is not entitled to exercise any demand rights it may have. The Fund could, for this or other reasons, suffer a loss with respect to those instruments. The Adviser monitors the liquidity of the Fund’s investments in variable and floating rate instruments, but there can be no guarantee that an active secondary market will exist.

When-Issued Securities and Forward Commitments. The Fund may purchase securities offered on a “when-issued” and “forward commitment” basis (including a delayed delivery basis). Securities purchased on a “when-issued” or “forward commitment basis” are securities not available for immediate delivery despite the fact that a market exists for those securities. A purchase is made on a “delayed delivery” basis when the transaction is structured to occur sometime in the future.

When these transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Normally, the settlement date occurs within two months after the transaction, but delayed settlements beyond two months may be negotiated. During the period between a commitment and settlement, no payment is made for the securities purchased by the purchaser and, thus, no interest accrues to the purchaser from the transaction. At the time the Fund makes the commitment to purchase securities on a when-issued basis or forward commitment, the Fund will record the transaction as a purchase and thereafter reflect the value each day of such securities in determining its NAV. The Fund must comply with the Rule 18f-4 when engaging in when-issued securities and forward commitment transactions. See “Derivative Instruments” above.

Zero-Coupon, Delayed Interest and Capital Appreciation Securities. Zero-coupon, delayed interest, pay-in-kind (“PIK”) and capital appreciation securities are securities that make no periodic interest payments, but are sold at a discount from their face value. The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. The discount varies depending on the time remaining until maturity, as well as market interest rates, liquidity of the security, and the issuer’s perceived credit quality. The discount, in the absence of financial difficulties of the issuer, typically decreases as the final maturity date approaches. If the issuer defaults, the Fund may not receive any return on its investment. Because such securities bear no interest and generally compound periodically at the rate fixed at the time of issuance, their value generally is more volatile than the value of other fixed income securities. Since such bondholders do not receive interest payments, when interest rates rise, zero-coupon, delayed interest and capital appreciation securities fall more dramatically in value than bonds paying interest on a current basis. When interest rates fall, zero-coupon, delayed interest and capital appreciation securities rise more rapidly in value because the bonds reflect a fixed rate of return. An investment in zero-coupon, delayed interest and capital appreciation securities may cause the Fund to recognize income and make distributions to Shareholders before it receives any cash payments on its investment. To generate cash to satisfy distribution requirements, the Fund may have to sell portfolio securities that it otherwise would have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

PIK securities may be debt obligations or preferred shares that provide the issuer with the option of paying interest or dividends on such obligations in cash or in the form of additional securities rather than cash. Similar to zero-coupon bonds and delayed interest securities, PIK securities are designed to give an issuer flexibility in managing cash flow. PIK securities that are debt securities can be either senior or subordinated debt and generally trade flat (i.e., without interest). The trading price of PIK debt securities generally reflects the market value of the underlying debt plus an amount representing accrued interest since the last interest payment.

INVESTMENT RESTRICTIONS

Fundamental. The investment policies described below have been adopted by the Fund with respect to the Fund and are fundamental (“Fundamental”), i.e., they may not be changed without the affirmative vote of a majority of the outstanding shares of the Fund. As used in the Prospectus and this SAI, the term “majority of the outstanding shares of the Fund” means the lesser of: (1) 67% or more of the outstanding shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented at such meeting; or (2) more than 50% of the outstanding shares of the Fund. Except for those investment policies specifically identified as fundamental in the Prospectus and this SAI, the Fund’s investment objective as described in the Prospectus and all other investment policies and practices described in the Prospectus and this SAI are non-fundamental and may be changed by the Board without the approval of Shareholders.

The fundamental policies adopted with respect to the Fund are as follows:

1. Borrowing Money. The Fund may borrow money to the extent permitted under the 1940 Act, the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act.

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2. Senior Securities. The Fund may issue senior securities, as defined in the 1940 Act, as permitted under the 1940 Act, the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act.

3. Underwriting. The Fund may act as an underwriter of securities within the meaning of the 1933 Act, to the extent permitted under the 1933 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

4. Real Estate. The Fund may purchase or sell real estate to the extent permitted under the 1940 Act, the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act. This includes that the Fund may (i) acquire or lease office space for its own use, (ii) invest in instruments of issuers that deal in real estate or are engaged in the real estate business, including real estate investment trusts, (iii) invest in instruments secured by real estate or interests therein, (iv) hold and sell real estate or mortgages on real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Fund’s ownership of such instruments.

5. Commodities. The Fund may purchase or sell commodities to the extent permitted under the 1940 Act, the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act. The Fund may purchase or sell options or futures contracts, invest in securities or other instruments backed by commodities or invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities.

6. Loans. The Fund may make loans to other persons to the extent permitted under the 1940 Act, the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act.

7. Concentration. Under normal circumstances, the Fund will invest more than 25% of its total assets (measured at the time of purchase) in the group of industries related to banks and diversified financials.

The following are interpretations of the fundamental investment policies of the Fund and may be revised without Shareholder approval, consistent with current laws and regulations as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time:

Borrowing Money. Under current law as interpreted by the SEC and its staff, the Fund may borrow money in the amount of up to one-third of the Fund’s total assets for any purpose and up to 5% of the Fund’s total assets from banks or other lenders for temporary purposes. The Fund’s total assets include the amounts being borrowed. To limit the risks that accompany borrowing, the 1940 Act requires the Fund to maintain at all times an asset coverage of 300% of the amount of its borrowings (other than temporary borrowings). The Fund expects to use proceeds from borrowing for investment purposes and to satisfy Shareholder repurchase requests.

Senior Securities. Senior securities may include any obligation or instrument issued by an investment company evidencing indebtedness, including the issuance of debt or preferred shares of beneficial interest. Current law, as interpreted by the SEC and its staff, provides that, in the case of a senior security representing indebtedness, a closed-end investment company must have asset coverage of 300% immediately after such issuance, and no dividends on the company’s stock may be made unless the indebtedness generally has an asset coverage at that time of 300%. In the case of a class of senior security representing a stock, a closed-end investment company must have asset coverage of 200% immediately after such issuance, and no dividends on the company’s stock may be made unless the preferred stock generally has an asset coverage at that time of 200%. Shareholders of preferred stock also must have the right, as a class, to elect at least two trustees at all times and to elect a majority of trustees if dividends on their stock are unpaid in certain amounts.

Underwriting. Under the 1940 Act, underwriting securities generally involves an investment company purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly. The Fund’s limitation with respect to underwriting securities is not applicable to the extent that, in connection with the disposition of portfolio securities (including restricted securities), the Fund may be deemed an underwriter under certain federal securities laws.

Real Estate. The 1940 Act does not directly restrict an investment company’s ability to invest in real estate, but does require that every investment company have a fundamental investment policy governing such investments. The Fund’s limitation with respect to investing in real estate is not applicable to investments in securities or mortgages or loans that are secured by or represent interests in real estate. This limitation does not preclude the Fund from purchasing or selling mortgage-related securities or securities of companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts).

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Commodities. The 1940 Act does not directly restrict an investment company’s ability to invest in commodities, but does require that every investment company have a fundamental investment policy governing such investments. The Fund may hold commodities acquired as a result of ownership of securities or other investments. This limitation does not preclude the Fund from purchasing or selling options or futures contracts, from investing in securities or other instruments backed by commodities or from investing in companies that are engaged in a commodities business or have a significant portion of their assets in commodities.

Loans. Under current law as interpreted by the SEC and its staff, the Fund may not lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (this restriction does not apply to purchases of debt securities or repurchase agreements). Subject to this limitation, the Fund may make loans, for example: (a) by loaning portfolio securities; (b) by engaging in repurchase agreements; (c) by making loans secured by real estate; (d) by making loans to affiliated funds as permitted by the SEC; or (e) by purchasing non-publicly offered debt securities. For purposes of this limitation, the term “loans” shall not include the purchase of a portion of an issue of publicly distributed bonds, debentures or other securities.

Concentration. Under current SEC and SEC staff interpretation, the Fund would “concentrate” its investments if 25% or more of the Fund’s total assets would be invested in securities of issuers conducting their principal business activities in the same industry. For purposes of this limitation, there is no limit on: (1) investments in U.S. Government securities, in repurchase agreements collateralized by U.S. Government securities, or in tax-exempt securities issued by the states, territories, or possessions of the United States (“municipal securities”), excluding private activity municipal securities whose principal and interest payments are derived principally from the assets and revenues of a non-governmental entity; or (2) investments in issuers domiciled in a single jurisdiction provided that the Fund does not invest greater than 25% in a particular industry. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Fund may invest in one or more investment companies; provided that, the Fund treats the assets of the investment companies in which it invests as its own for purposes of this policy.

With respect to the percentages adopted by the Fund as maximum limitations on its investment policies and limitations, an excess above the fixed percentage will not be a violation of the policy or limitation unless the excess results immediately and directly from the acquisition of any security or the action taken. This paragraph does not apply to fundamental policy 1.

Notwithstanding any of the foregoing policies, any investment company, whether organized as a trust, association or corporation, or a personal holding company, may be merged or consolidated with or acquired by the Fund, provided that if such merger, consolidation or acquisition results in an investment in the securities of any issuer prohibited by said paragraphs, the Fund shall, within 90 days after the consummation of such merger, consolidation or acquisition, dispose of all of the securities of such issuer so acquired or such portion thereof as shall bring the total investment therein within the limitations imposed by said paragraphs above as of the date of consummation.

MANAGEMENT

Trustees and Officers

The Board is responsible for the overall management of the Fund, including general supervision and review of the investment activities of the Fund. The Board, in turn, elects the officers of the Fund, who are responsible for administering the day-to-day operations of the Fund. Unless otherwise indicated in the table below, the address of each Trustee and officer of the Fund is c/o Angel Oak Capital Advisors, LLC, 3344 Peachtree Rd. NE, Suite 1725, Atlanta, Georgia 30326.

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Name and Year of Birth	Positions with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Trustee	Other Directorships Held During the Past 5 Years
Independent Trustees(2)
Ira P. Cohen 1959	Independent Trustee, Chair (Class III)	Trustee since 2018, Chair since 2019; 3 year term	Executive Vice President, Recognos Financial (investment industry data analysis provider) (2015-2021); Independent financial services consultant (since 2005).	9	Trustee, Valued Advisers Trust (since 2010); Trustee, Apollo Diversified Real Estate Fund (formerly, Griffin Institutional Access Real Estate Fund) (since 2014); Trustee, Angel Oak Funds Trust (since 2014); Trustee, Angel Oak Strategic Credit Fund (since 2017); Trustee, U.S. Fixed Income Trust (since 2019); Trustee, Angel Oak Credit Opportunities Term Trust (since 2021); Trustee, Angel Oak Dynamic Financial Strategies Income Term Trust (2019-2022); Trustee, Apollo Credit Fund (formerly, Griffin Institutional Access Credit Fund) (2017-2022).
Alvin R. Albe, Jr. 1953	Independent Trustee (Class I)	Since 2018, 3 year term	Retired.	9	Trustee, Angel Oak Funds Trust (since 2014); Trustee, Angel Oak Strategic Credit Fund (since 2017); Trustee, Angel Oak Credit Opportunities Term Trust (since 2021); Trustee, Angel Oak Dynamic Financial Strategies Income Term Trust (2019-2022).
Keith M. Schappert 1951	Independent Trustee (Class II)	Since 2018; 3 year term	President, Schappert Consulting LLC (investment industry consulting) (since 2008); Retired, President and CEO of JP Morgan Investment Management.	9	Trustee, Angel Oak Funds Trust (since 2014); Trustee, Angel Oak Strategic Credit Fund (since 2017); Trustee, Angel Oak Credit Opportunities Term Trust (since 2021); Trustee, Angel Oak Dynamic Financial Strategies Income Term Trust (2019-2022); Director, Commonfund Capital, Inc. (2015-2022); Trustee, Mirae Asset Discovery Funds (2010-2023).

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Name and Year of Birth	Positions with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Trustee	Other Directorships Held During the Past 5 Years
Andrea N. Mullins 1967	Independent Trustee (Class II)	Since 2019; 3 year term	Private Investor; Independent Contractor, SWM Advisors (since 2014).	9	Trustee and Audit Committee Chair, Valued Advisers Trust (since 2013, Chair since 2017); Trustee, Angel Oak Funds Trust (since 2019); Trustee, Angel Oak Strategic Credit Fund (since 2019); Angel Oak Credit Opportunities Term Trust (since 2021); Trustee and Audit Committee Chair, NXG Cushing Midstream Energy Fund (formerly, Cushing MLP & Infrastructure Fund) (since 2021); Trustee and Audit Committee Chair, NXG NextGen Infrastructure Income Fund (formerly, Cushing NextGen Infrastructure Income Fund) (since 2021); Trustee, Angel Oak Dynamic Financial Strategies Income Term Trust (2019-2022); Trustee and Audit Committee Chair, Cushing Mutual Funds Trust (2021-2023).
Interested Trustees
Cheryl M. Pate	Interested Trustee (Class I)	Since 2023; 3 year term	Senior Portfolio Manager, Angel Oak Capital Advisors, LLC (investment management) (since 2017).	9	Trustee, Angel Oak Funds Trust (since 2022); Trustee, Angel Oak Strategic Credit Fund (since 2022); Trustee, Angel Oak Credit Opportunities Term Trust (since 2022); Trustee, Angel Oak Dynamic Financial Strategies Income Term Trust (2022).
Clayton Triick(3)	Interested Trustee (Class III)	Since 2024	Head of Portfolio Management, Public Strategies, Angel Oak Capital Advisors, LLC (since 2024); Senior Portfolio Manager, Angel Oak Capital Advisors, LLC (since 2011).	9	Trustee, Angel Oak Funds Trust (since 2024); Trustee, Angel Oak Strategic Credit Fund (since 2024); Trustee, Angel Oak Credit Opportunities Term Trust (since 2024).

(1)       The Fund Complex includes the Fund, each series of Angel Oak Funds Trust, Angel Oak Strategic Credit Fund, and Angel Oak Credit Opportunities Term Trust.

(2)       The Trustees of the Fund who are not “interested persons” of the Fund as defined in the 1940 Act (“Independent Trustees”).

(3)       Mr. Triick was appointed Interested Trustee on June 25, 2024.

The information contained in the table under the heading “Officers” in the Fund’s Semi-Annual Report on Form N-CSR for the fiscal period ended July 31, 2024, filed with the SEC on October 7, 2024 (“Semi-Annual Report”) is incorporated herein by reference.

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Additional Information Concerning the Board of Trustees.

The Role of the Board

The information contained under the heading “The Role of the Board” in the Fund’s Proxy Statement is incorporated herein by reference.

Board Structure, Leadership

The information contained under the heading “Board Structure, Leadership” in the Fund’s Proxy Statement is incorporated herein by reference.

Board Oversight of Risk Management

The information contained under the heading “Board Oversight of Risk Management” in the Fund’s Proxy Statement is incorporated herein by reference.

Information about Each Trustee’s Qualification, Experience, Attributes or Skills

The information contained under the heading “Information about Each Trustee’s Qualification, Experience, Attributes and Skills” in the Fund’s Proxy Statement is incorporated herein by reference.

Board Committees

The information contained under the heading “Board Committees” in the Fund’s Proxy Statement is incorporated herein by reference.

Trustee Ownership of Fund Shares and Other Interests

The information contained under the heading “Beneficial Ownership by Trustees” in the Fund’s Proxy Statement is incorporated herein by reference.

Trustee Compensation

The information contained under the heading “Trustee Compensation” in the Fund’s Proxy Statement is incorporated herein by reference.

Investment Adviser

The Fund’s Adviser is Angel Oak Capital Advisors, LLC, 3344 Peachtree Rd. NE, Suite 1725, Atlanta, Georgia 30326. Angel Oak Capital Advisors, LLC was formed in 2009 by Michael A. Fierman and Sreeniwas (Sreeni) V. Prabhu, Managing Partners of the Adviser.

Under the terms of the investment advisory agreement (the “Agreement”), the Adviser manages the Fund’s investments subject to oversight by the Board of Trustees. As compensation for its management services, the Fund is obligated to pay the Adviser a fee computed and accrued daily and paid monthly at an annual rate of 1.35% of the average daily value of the Fund’s Managed Assets.

The Adviser retains the right to use the name “Angel Oak” in connection with another investment company or business enterprise with which the Adviser is or may become associated. The Fund’s right to use the name “Angel Oak” automatically ceases 90 days after termination of the Agreement and may be withdrawn by the Adviser on 90 days’ written notice.

The Adviser may make payments to banks or other financial institutions that provide Shareholder services and administer Shareholder accounts. If a bank or other financial institution were prohibited from continuing to perform all or a part of such services, management of the Fund believes that there would be no material impact on the Fund or Shareholders. Banks and other financial institutions may charge their customers fees for offering these services to the extent permitted by applicable regulatory authorities, and the overall return to those Shareholders availing themselves of the bank services will be lower than to those Shareholders who do not. The Fund may from time to time purchase securities issued by banks and other financial institutions that provide such services; however, in selecting investments for the Fund, no preference will be shown for such securities.

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About the Portfolio Managers

Sreeniwas V. Prabhu, Johannes Palsson, and Cheryl Pate are the Portfolio Managers of the Fund. As of January 31, 2024, the Portfolio Managers were responsible for managing the following types of accounts for the Adviser, other than the Fund(s) for which they serve as a portfolio manager:

Sreeniwas (Sreeni) V. Prabhu

Number and Assets of Other Accounts			Number and Assets of Accounts for which Advisory Fee is Performance Based
Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
5	15	0	0	13	0
$3,272,224,274	$2,537,800,341	$0	$0	$2,127,688,015	$0

Johannes Palsson

Number and Assets of Other Accounts			Number and Assets of Accounts for which Advisory Fee is Performance Based
Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
3	1	5	0	0	0
$301,217,846	$25,072,789	$450,399,749	$0	$0	$0

Cheryl Pate

Number and Assets of Other Accounts			Number and Assets of Accounts for which Advisory Fee is Performance Based
Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
3	1	5	0	0	0
$301,217,846	$25,072,789	$450,399,749	$0	$0	$0

Compensation: The Portfolio Managers receive an annual base salary from the Adviser. Each of the Portfolio Managers is eligible to receive a discretionary bonus, which is based on: profitability of the Adviser; assets under management; investment performance of managed accounts; compliance with the Adviser’s policies and procedures; contribution to the Adviser’s goals and objectives; anticipated compensation levels of competitor firms; effective research; role and responsibilities; client satisfaction; asset retention; teamwork; leadership; and risk management. Mr. Prabhu has an ownership interest in the Adviser and may receive distributions from the Adviser, which may come from profits generated by the Adviser. Portfolio Managers may have profit sharing interests in the Adviser’s parent company in addition to their salary, bonus, and benefits package.

Potential Conflicts of Interest: Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one fund or other account. More specifically, portfolio managers who manage multiple funds and/or other accounts may experience the following potential conflicts: The management of multiple accounts may result in a portfolio manager devoting unequal time and attention to the management of each account. Investment decisions for client accounts are also made consistent with a client’s individual investment objective and needs. Accordingly, there may be circumstances when purchases or sales of securities for one or more client accounts will have an adverse effect on other clients. The Adviser may seek to manage such competing interests by: (1) having a portfolio manager focus on a particular investment discipline; (2) utilizing a quantitative model in managing accounts; and/or (3) reviewing performance differences between similarly managed accounts on a periodic basis to ensure that any such differences are attributable by differences in investment guidelines and timing of cash flows. The Adviser also maintains a Code of Ethics to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Fund may abuse their fiduciary duties to the Fund.

If a portfolio manager identifies a limited investment opportunity that may be suitable for more than one client, the Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible accounts. To deal with these situations, the Adviser has adopted procedures for allocating portfolio transactions across multiple accounts.

With respect to securities transactions for clients, the Adviser determines which broker to use to execute each order. However, the Adviser may direct securities transactions to a particular broker/dealer for various reasons including receipt of research or participation interests in initial public offerings that may or may not benefit the Fund. To deal with these situations, the Adviser has adopted procedures to help ensure best execution of all client transactions.

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Finally, the appearance of a conflict of interest may arise where the Adviser has an incentive, such as a performance-based management fee, which relates to the management of one but not all accounts for which a portfolio manager has day-to-day management responsibilities.

The Fund is required to show the dollar amount ranges of the portfolio managers’ beneficial ownership of shares of the Fund as of January 31, 2024:

Portfolio Manager	Dollar Range of Equity Securities in the Fund
Sreeniwas (Sreeni) V. Prabhu	$500,001-$1,000,000
Johannes Palsson	$1-$10,000
Cheryl Pate	$50,001-$100,000

REPURCHASE OF SHARES AND OTHER DISCOUNT MEASURES

Because shares of closed-end management investment companies frequently trade at a discount to their NAVs, the Board has determined that from time to time it may be in the best interest of the shareholders for the Fund to take certain actions intended to reduce such discount. The Board, in consultation with the Adviser, will review at least annually the possibility of open market repurchases and/or tender offers for the Shares and will consider such factors as the market price of the Shares, the NAV of the Shares, the liquidity of the assets of the Fund, the effect on the Fund’s expenses, whether such transactions would impair the Fund’s status as a RIC or result in a failure to comply with applicable asset coverage requirements, general economic conditions and such other events or conditions, which may have a material effect on the Fund’s ability to consummate such transactions. There are no assurances that the Board will, in fact, decide to undertake either of these actions or, if undertaken, that such actions will result in the Shares trading at a price which is equal to or approximates their NAV.

In recognition of the possibility that the Shares might trade at a discount to NAV and that any such discount may not be in the interest of the Fund’s shareholders, the Board, in consultation with the Adviser, from time to time may review the possible actions to reduce any such discount.

PORTFOLIO TRANSACTIONS

How Securities are Purchased and Sold

Purchases and sales of portfolio securities that are fixed income securities (for instance, money market instruments and bonds, notes and bills) usually are principal transactions. In a principal transaction, the party from whom the Fund purchases or to whom the Fund sells is acting on their own behalf (and not as the agent of some other party such as its customers). These securities normally are purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for these securities.

Purchases and sales of portfolio securities that are equity securities (for instance common stock and preferred stock) are generally effected: (1) if the security is traded on an exchange, through brokers who charge commissions; and (2) if the security is traded in the “over-the-counter” markets, in a principal transaction directly from a market maker. In transactions on stock exchanges, commissions are negotiated. When transactions are executed in an over-the-counter market, the Adviser will seek to deal with the primary market makers; but when necessary to obtain best execution, the Adviser will utilize the services of others.

The price of securities purchased from underwriters includes a disclosed fixed commission or concession paid by the issuer to the underwriter, and prices of securities purchased from dealers serving as market makers reflects the spread between the bid and asked price.

In the case of fixed income and equity securities traded in the over-the-counter markets, there is generally no stated commission, but the price usually includes an undisclosed commission or markup.

Adviser Responsibility for Purchases and Sales

The Adviser places orders for the purchase and sale of securities with broker-dealers selected by and in the discretion of the Adviser. The Fund does not have any obligation to deal with a specific broker or dealer in the execution of portfolio transactions. Allocations of transactions to brokers and dealers and the frequency of transactions are determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of the applicable Fund rather than by any formula.

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The Adviser seeks “best execution” for all portfolio transactions. This means that the Adviser seeks the most favorable price and execution available. The Adviser’s primary consideration in executing transactions for the Fund is prompt execution of orders in an effective manner and at the most favorable price available.

Choosing Broker-Dealers

The Fund may not always pay the lowest commission or spread available. Rather, in determining the amount of commissions (including certain dealer spreads) paid in connection with securities transactions, the Adviser takes into account factors such as size of the order, difficulty of execution, efficiency of the executing broker’s facilities (including the research services described below) and any risk assumed by the executing broker.

Consistent with applicable rules and the Adviser’s duties, the Adviser may consider payments made by brokers effecting transactions for the Fund. These payments may be made to the Fund or to other persons on behalf of the Fund for services provided to the Fund for which those other persons would be obligated to pay.

The Adviser may also utilize a broker and pay a slightly higher commission if, for example, the broker has specific expertise in a particular type of transaction (due to factors such as size or difficulty), or it is efficient in trade execution.

Obtaining Research from Brokers

The Adviser has full brokerage discretion. The Adviser evaluates the range and quality of a broker’s services in placing trades such as securing best price, confidentiality, clearance and settlement capabilities, promptness of execution and the financial stability of the broker-dealer. The Adviser may give consideration to research services furnished by brokers to the Adviser for its use and may cause the Fund to pay these brokers a higher amount of commission than may be charged by other brokers. This research is designed to augment the Adviser’s own internal research and investment strategy capabilities. This research may include reports that are common in the industry such as industry research reports and periodicals, quotation systems, software for portfolio management and formal databases. Typically, the research will be used to service all of the Adviser accounts, although a particular client may not benefit from all the research received on each occasion. The Adviser fees are not reduced by reason of receipt of research services. Most of the brokerage commissions for research are for investment research on specific companies or industries. And, because the Adviser will follow a limited number of securities most of the commission dollars spent on research will directly benefit clients and the Fund’s investors.

Counterparty Risk

The Adviser monitors the creditworthiness of counterparties to the Fund’s transactions and intends to enter into a transaction only when it believes that the counterparty presents minimal and appropriate credit risks.

Transactions through Affiliates

The Adviser may effect brokerage transactions through affiliates of the Adviser (or affiliates of those persons) pursuant to procedures adopted by the Fund.

Other Accounts of the Adviser

Investment decisions for the Fund are made independently from those for any other account or investment company that is or may in the future become advised by the Adviser or its affiliates. Investment decisions are the product of many factors, including basic suitability for the particular client involved. Likewise, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. In addition, two or more clients may simultaneously purchase or sell the same security, in which event, each day’s transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which, in the Adviser’s opinion, is in the best interest of the affected accounts and is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of a portfolio security for one client could have an adverse effect on another client that has a position in that security. In addition, when purchases or sales of the same security for the Fund and other client accounts managed by the Adviser occurs contemporaneously, the purchase or sale orders may be aggregated to obtain any price advantages available to large denomination purchases or sales.

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For the fiscal years ended January 31, 2022, January 31, 2023, and January 31, 2024, the aggregate amount of brokerage commissions paid by the Fund was $8,500, $360 and $12,459, respectively.

Securities of Regular Broker-Dealers

From time to time, the Fund may acquire and hold securities issued by its “regular brokers or dealers” or the parents of those brokers or dealers. “Regular brokers or dealers” (as such term is defined in the 1940 Act) of the Fund are the ten brokers or dealers that, during the most recent fiscal year, (i) received the greatest dollar amounts of brokerage commissions from the Fund’s portfolio transactions, (ii) engaged as principal in the largest dollar amounts of the portfolio transactions of the Fund, or (iii) sold the largest dollar amounts of the Fund’s shares. The following table lists the regular broker or dealer of the Fund whose securities the Fund acquired during the fiscal year ended January 31, 2024, as well as the Fund’s holdings in such broker or dealer as of January 31, 2024.

Regular Broker or Dealer	Aggregate Holdings as of January 31, 2024

Morgan Stanley	$2,109,297

PROXY VOTING POLICY AND PROXY VOTING RECORD

The Board has adopted Proxy Voting Policies and Procedures (the “Policies”) on behalf of the Fund which delegate the responsibility for voting proxies to the Adviser, subject to the Board’s continuing oversight. The Policies require that the Adviser vote proxies received in a manner consistent with the best interests of the Fund and its shareholders. The Policies also require the Adviser to present to the Board, at least annually, the Adviser’s Proxy Policies (as defined below) and a record of each proxy voted by the Adviser on behalf of the Fund, including a report on the resolution of all proxies identified by the Adviser as involving a conflict of interest. The Adviser has also adopted the following Proxy Voting Policies and Procedures (“Adviser’s Proxy Policies”).

In its role as investment adviser to the Fund, the Adviser has adopted those proxy voting policies adopted by the Fund. To the extent that the Fund’s policies do not cover potential voting issues with respect to proxies received by the Fund, the Fund has delegated to the Adviser the authority to act on its behalf to promote the Fund’s investment objective, subject to the provisions of the Fund’s policies regarding resolution of a conflict of interest with respect to the Adviser.

The Adviser will vote proxies in the best interests of the Fund. The Adviser will generally vote in favor of routine corporate housekeeping proposals such as the election of directors and the selection of auditors, absent conflicts of interest (e.g., an auditor’s provision of non-audit services). The Adviser will generally vote against proposals that cause board members to become entrenched or cause unequal voting rights. In reviewing proposals, the Adviser may also consider the opinion of management, the effect on management, the effect on shareholder value and the issuer’s business practices.

The Adviser recognizes that under certain circumstances it may have a conflict of interest in voting proxies on behalf of the Fund. A “conflict of interest,” means any circumstance when the Adviser (including officers, directors, agents and employees) knowingly does business with, receives compensation from, or sits on the board of, a particular issuer or closely affiliated entity, and, therefore, may appear to have a conflict of interest between its own interests and the interests of fund shareholders in how proxies of that issuer are voted. The Adviser has adopted the Fund’s procedures as they relate to the resolution of conflicts of interest with respect to voting shares of the Fund.

The Fund will file a Form N-PX, with the Fund’s complete proxy voting record for the 12 months ended June 30, no later than August 31st of each year. Form N-PX for the Fund will be available without charge, upon request, by calling toll-free (855) 751-4324 and on the SEC’s website at www.sec.gov.

TAXATION

The tax information set forth in the Prospectus and the information in this section relates solely to federal income tax law and assumes that the Fund qualifies as a RIC (as discussed below). Such information is only a summary of certain key federal income tax considerations affecting the Fund and its shareholders and is in addition to the information provided in the Prospectus. No attempt has been made to present a complete explanation of the federal tax treatment of the Fund or the tax implications to shareholders. The discussions here and in the Prospectus are not intended as substitutes for careful tax planning.

This “Taxation” section is subject to the qualifications set forth in the Prospectus and is based on the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations in effect on the date of the Prospectus. Future legislative or administrative changes or court decisions may significantly change the tax rules applicable to the Fund and its shareholders. Any of these changes or court decisions may have a retroactive effect.

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All investors should consult their own tax advisors as to the federal, state, local and foreign tax consequences of an investment in the Fund.

Qualification as a RIC

The Fund has elected to be treated and intends, for each tax year, to qualify as a “regulated investment company” under the Code.

Federal Income Tax Consequences of Qualification

As a RIC, the Fund is generally not subject to federal income tax on the portion of its investment company taxable income (that is, taxable interest, dividends, net short-term capital gains and other taxable ordinary income, net of expenses) and net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. To be subject to tax as a RIC, generally the Fund must satisfy the following requirements:

●	The Fund must distribute an amount at least equal to the sum of 90% of its investment company taxable income, determined without regard to any deduction for dividends paid, and 90% of its net tax-exempt interest, if any, each tax year (certain distributions made by the Fund after the close of its tax year are considered distributions attributable to the previous tax year for purposes of satisfying this requirement (“Distribution Requirement”)).

●	The Fund must derive at least 90% of its gross income each tax year from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities, or other income (including gains from options and futures contracts) derived from its business of investing in securities and net income derived from interests in qualified publicly traded partnerships.

●	The Fund must satisfy the following asset diversification test at the close of each quarter of the Fund’s tax year: (1) at least 50% of the value of the Fund’s assets must consist of cash, cash items, U.S. Government securities, securities of other RICs, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund’s total assets in securities of an issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than 25% of the value of the Fund’s total assets may be invested in the securities (other than U.S. Government securities and securities of other RICs) of any one issuer, or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses or in the securities of one or more qualified publicly traded partnerships.

While the Fund presently intends to make cash distributions (including distributions reinvested in Fund shares) for each tax year in an aggregate amount sufficient to satisfy the Distribution Requirement and eliminate federal income tax, the Fund may use “equalization accounting” (in lieu of making some or all cash distributions) for those purposes. To the extent that the Fund uses equalization accounting it will allocate a portion of its undistributed investment company taxable income and net capital gain to repurchases of Fund shares and will correspondingly reduce the amount of such income and gain that it distributes in cash. If the IRS determines that the Fund’s allocation is improper and that the Fund has under-distributed its income and gain for any tax year, the Fund may be liable for federal income and/or excise tax, and, if the Distribution Requirement has not been met, may also be unable to continue to qualify for treatment as a RIC (see discussion below on what happens if the Fund fails to qualify for that treatment).

Failure to Qualify

If for any tax year the Fund does not qualify as a RIC, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for dividends paid to shareholders, and the dividends will generally be taxable to the shareholders as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying for taxation as a RIC. If the Fund fails to satisfy either the income test or asset diversification test described above, in certain cases, however, the Fund may be able to avoid losing its status as a RIC by timely providing notice of such failure to the IRS, curing such failure and possibly paying an additional tax or penalty.

Failure to qualify as a RIC would thus have a negative impact on the Fund’s income and performance. It is possible that the Fund will not qualify as a RIC in any given tax year.

Fund Distributions

The Fund anticipates distributing substantially all of its investment company taxable income and net tax-exempt interest (if any) for each tax year. Distributions paid to you out of such income generally would be characterized as ordinary income. A portion of these distributions may qualify for the dividends-received deduction when paid to certain corporate shareholders to the extent of dividends received by the Fund from U.S. corporations, provided that certain holding period and other requirements are met.

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A portion of the Fund’s distributions paid to individuals may be treated as “qualified dividend income,” which is subject to a reduced maximum federal income tax rate. A properly reported distribution is treated as qualified dividend income to the extent that the Fund receives dividend income from taxable domestic corporations and certain qualified foreign corporations, provided that holding period and other requirements are met by the Fund and the shareholder. To the extent the Fund’s distributions are attributable to other sources, such as interest or capital gains, such distributions are not treated as qualified dividend income.

Given the Fund’s investment strategies, it is not expected that a significant portion of the Fund’s dividends will be eligible to be designated as qualified dividend income or the dividends-received deduction.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from repurchases or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

The Fund anticipates distributing substantially all of its net capital gain for each tax year. These distributions generally are made only once a year, usually in November or December, but the Fund may make additional distributions of net capital gain at any time during the year. These distributions to you generally would be characterized as long-term capital gain, regardless of how long you have held shares. These distributions do not qualify for the dividends-received deduction.

The Fund intends to operate, each year, using a fiscal and taxable year ending January 31.

Distributions by the Fund in excess of the Fund’s current and accumulated earnings and profits will be treated as a return of capital. Return of capital distributions reduce your tax basis in the shares and are treated as gain from the sale of the shares to the extent your basis would be reduced below zero.

All distributions by the Fund will be treated in the manner described above regardless of whether the distribution is paid in cash or reinvested in additional shares of the Fund (or of another fund). If you receive distributions in the form of additional shares, you will be treated as receiving a distribution in an amount equal to the amount of cash that could have been received instead of shares.

You may purchase shares with a NAV at the time of purchase that reflects undistributed net investment income or recognized capital gain, or unrealized appreciation in the value of the assets of the Fund. Distributions of these amounts are taxable to you in the manner described above, although the distribution economically constitutes a return of capital to you.

Ordinarily, you are required to take distributions by the Fund into account in the year in which they are made. A distribution declared in October, November or December of any calendar year and payable to shareholders of record on a specified date in those months, however, is deemed to be paid by the Fund and received by you on December 31 of that calendar year if the distribution is actually paid in January of the following year.

The Fund will send you information annually as to the federal income tax consequences of distributions made (or deemed made) during the year.

The Fund will be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) if either (i) shares of the Fund are held by at least 500 persons at all times during a taxable year, (ii) shares of the Fund are treated as regularly traded on an established securities market or (iii) shares of the Fund are continuously offered pursuant to a public offering (within the meaning of section 4 of the 1933 Act). If the Fund is not treated as a publicly offered RIC for any calendar year, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) the Fund’s earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management fees paid to the Fund’s investment adviser and certain of the Fund’s other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from the Fund in the amount of such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. Miscellaneous itemized deductions are not deductible for taxable years that begin before January 1, 2026, and thereafter generally (i) will be deductible only to the extent that they exceed 2% of the adjusted gross income of the taxpayer, (ii) will not be deductible for purposes of the alternative minimum tax, and (iii) will be subject to the overall limitation on itemized deductions under Section 68 of the Code.

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The IRS requires that a RIC that has two or more classes of stock allocate to each class proportionate amounts of each type of its income (such as ordinary income, capital gains and dividends qualifying for the dividends-received deduction) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues preferred shares, the Fund will allocate capital gain dividends and dividends qualifying for the dividends-received deduction, if any, between its Common Shares and shares of preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

Although the Fund currently does not intend to do so, the Fund has the ability to declare a large portion of a distribution in shares. The Fund is not subject to restrictions on the circumstances in which it may declare a portion of a distribution in shares but would generally anticipate doing so only in unusual situations, such as, for example if the Fund does not have sufficient cash to meet its RIC distribution requirements under the Code. Generally, were the Fund to declare such a distribution, the Fund would allow shareholders to elect payment in cash and/or shares of equivalent value. Under published IRS guidance, the entire distribution will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards the Fund’s RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is required to be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution is required to be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in shares) under a formula provided in the applicable IRS guidance. Each shareholder electing to receive cash could be entitled to receive cash in an amount equal to at least the lesser of (1) the portion of the distribution such shareholder elected to receive in cash and (2) such shareholder’s entire distribution multiplied by the percentage limitation on cash available for distribution. The number of shares distributed would thus depend on the applicable percentage limitation on cash available for distribution, the shareholder’s individual elections to receive cash or stock, and the value of the shares. Each U.S. shareholder generally would be treated as having received a taxable distribution on the date the distribution is received in an amount equal to the cash that such shareholder would have received if the entire distribution had been paid in cash, even if the shareholder received all or most of the distribution in shares. This may result in U.S. shareholders having to pay tax on such distribution, even if no cash is received.

Certain Tax Rules Applicable to Fund Transactions

For federal income tax purposes, when put and call options purchased by the Fund expire unexercised, the premiums paid by the Fund give rise to short- or long-term capital losses at the time of expiration (depending on the length of the respective exercise periods for the options). When put and call options written by the Fund expire unexercised, the premiums received by the Fund give rise to short-term capital gains at the time of expiration. When the Fund exercises a call, the purchase price of the underlying security is increased by the amount of the premium paid by the Fund. When the Fund exercises a put, the proceeds from the sale of the underlying security are decreased by the premium paid. When a put or call written by the Fund is exercised, the purchase price (selling price in the case of a call) of the underlying security is decreased (increased in the case of a call) for tax purposes by the premium received.

Some of the debt securities that may be acquired by the Fund may be treated as debt securities that are issued with original issue discount (“OID”). Generally, the amount of the OID is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. Additionally, some of the debt securities that may be acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. The Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income. The Fund generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Fund. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Fund.

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease accruing interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary to seek to ensure that it distributes sufficient income that it does not become subject to U.S. federal income or excise tax.

Certain listed options, regulated futures contracts and forward currency contracts are considered “Section 1256 contracts” for federal income tax purposes. Section 1256 contracts held by the Fund at the end of each tax year are “marked to market” and treated for federal income tax purposes as though sold for fair market value on the last business day of the tax year. Gains or losses realized by the Fund on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses. The Fund can elect to exempt its Section 1256 contracts that are part of a “mixed straddle” (as described below) from the application of Section 1256 of the Code.

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Any option, futures contract or other position entered into or held by the Fund in conjunction with any other position held by the Fund may constitute a “straddle” for federal income tax purposes. A straddle of which at least one, but not all, the positions are Section 1256 contracts, may constitute a “mixed straddle.” In general, straddles are subject to certain rules that may affect the character and timing of the Fund’s gains and losses with respect to straddle positions by requiring, among other things, that: (1) the loss realized on disposition of one position of a straddle may not be recognized to the extent that the Fund has unrealized gains with respect to the other position in such straddle; (2) the Fund’s holding period in straddle positions being suspended while the straddle exists (possibly resulting in a gain being treated as short-term capital gain rather than long-term capital gain); (3) the losses recognized with respect to certain straddle positions which are part of a mixed straddle and which are non-Section 1256 contracts being treated as 60% long-term and 40% short-term capital loss; (4) losses recognized with respect to certain straddle positions which would otherwise constitute short-term capital losses be treated as long-term capital losses; and (5) the deduction of interest and carrying charges attributable to certain straddle positions may be deferred. Various elections are available to the Fund, which may mitigate the effects of the straddle rules, particularly with respect to mixed straddles. In general, the straddle rules described above do not apply to any straddles held by the Fund if all of the offsetting positions consist of Section 1256 contracts.

Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities are treated as ordinary income or ordinary loss. Similarly, gains or losses from the disposition of foreign currencies, from the disposition of debt securities denominated in a foreign currency, or from the disposition of a forward contract, futures contract or similar financial instrument denominated in a foreign currency which are attributable to fluctuations in the value of the foreign currency between the date of acquisition of the asset and the date of disposition also are treated as ordinary income or loss. These gains or losses, referred to under the Code as “Section 988” gains or losses, increase or decrease the amount of the Fund’s investment company taxable income available to be distributed to its shareholders as ordinary income, rather than increasing or decreasing the amount of the Fund’s net capital gain.

The Fund may invest in shares of foreign corporations (including equity interests in certain CLOs) which may be treated as passive foreign investment companies (“PFICs”) under the Code. In general, a foreign corporation is treated as a PFIC if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If the Fund receives a so-called “excess distribution” with respect to PFIC stock, the Fund itself may be subject to a tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Fund to shareholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Fund held the PFIC shares. The Fund itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior Fund tax years and an interest factor will be added to the tax, as if the tax had been payable in such prior tax years. Certain distributions from a PFIC as well as gain from the sale of PFIC shares are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been characterized as capital gain.

The Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Under an election that currently is available in some circumstances (i.e., the “QEF election”), the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given tax year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply.

Alternatively, the Fund may elect to mark-to-market its PFIC shares at the end of each taxable year, with the result that unrealized gains would be treated as though they were realized and reported as ordinary income. Any mark-to-market losses would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior tax years.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, as well as subject the Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares. The Fund’s income inclusion with respect to a PFIC with respect to which the Fund has made a QEF election is generally treated as Qualifying RIC Income either if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies.

If the Fund holds more than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”) (including equity tranche investments and certain debt tranche investments in a CLO treated as CFC), the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to the Fund’s pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A “U.S. shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a corporation. If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in the Fund’s investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the distribution requirements applicable to RICs. The Fund’s income inclusion with respect to a CFC is generally treated as Qualifying RIC Income either if (i) there is a distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies.

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The Fund might invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued (but may apply with retroactive effect) a portion of the Fund’s income from a REMIC or a TMP, or from real estate investment trust (“REIT”) that is attributable to the REIT’s residual interest in a REMIC or a TMP (referred to in the Code as an “excess inclusion”), will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a RIC, such as the Fund, will generally be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC or TMP residual interest directly.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions) and (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income. In addition, because the Code provides that excess inclusion income is ineligible for treaty benefits, a RIC must withhold tax on excess inclusions attributable to its foreign shareholders at a 30% rate of withholding, regardless of any treaty benefits for which a shareholder is otherwise eligible. Further, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to UBTI) is a record holder of a share in a RIC, then the RIC will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. Certain reporting requirements are imposed upon RICs that have excess inclusion income. There can be no assurance that the Fund will not allocate to shareholders excess inclusion income.

Federal Excise Tax

A 4% nondeductible excise tax is imposed on a RIC that fails to distribute in each calendar year an amount at least equal to the sum of: (1) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year; (2) 98.2% of its capital gain net income (adjusted for certain ordinary losses) for the one-year period ended on October 31 of the calendar year; and (3) all ordinary taxable income and capital gains for previous years that were not distributed or taxed during such years and on which the RIC did not incur any federal income tax. The balance of the Fund’s income must be distributed during the next calendar year. The Fund will be treated as having distributed any amount on which it is subject to income tax for any tax year ending in the calendar year.

The Fund intends to make sufficient distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. Investors should note, however, that the Fund might in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid the imposition of any excise tax liability.

Sale, Exchange or Repurchase of Shares

In general, you will recognize gain or loss on the sale, exchange or repurchase of Fund shares (including in connection with a termination of the Fund) in an amount equal to the difference between the proceeds of the sale, exchange or repurchase and your adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if you purchase (for example, by reinvesting dividends) shares of the Fund within 30 days before or after the sale, exchange or repurchase (a “wash sale”). If disallowed, the loss will be reflected in an upward adjustment to the basis of the shares purchased. In general, any gain or loss arising from the sale, exchange or repurchase of Fund shares will be considered capital gain or loss and will be long-term capital gain or loss if the shares were held for longer than one year. Any capital loss arising from the sale, exchange or repurchase of shares held for six months or less, however, will be treated as a long-term capital loss to the extent of the amount of distributions of net capital gain received on such shares. In determining the holding period of such shares for this purpose, any period during which your risk of loss is offset by means of options, short sales or similar transactions is not counted. Capital losses in any tax year are deductible only to the extent of capital gains plus, in the case of a non-corporate taxpayer, $3,000 of ordinary income.

The repurchase or transfer of shares may result in a taxable gain or loss to a tendering shareholder. Different tax consequences may apply for tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her shares (including shares deemed owned by shareholders under constructive ownership rules) or does not meet certain other requirements, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes (and instead would be treated as a dividend to the extent of the Fund’s earnings and profits), and may result in deemed distributions to non-tendering shareholders. On the other hand, Shareholders holding shares as capital assets who tender all of their shares (including shares deemed owned by shareholders under constructive ownership rules) or meet certain other requirements will be treated as having sold their shares and generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount received for the shares and the shareholder’s adjusted tax basis in the relevant shares. Such gain or loss generally will be a long-term capital gain or loss if the shareholder has held such shares as capital assets for more than one year. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

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The Fund (or its administrative agent) is required to report to the IRS and furnish to shareholders the cost basis information for sale transactions of shares. Shareholders should consult with their tax advisors to determine the best cost basis method for their tax situation. Shareholders that hold their shares through a financial intermediary should contact such financial intermediary with respect to reporting of cost basis and available elections for their accounts.

Backup Withholding

The Fund will be required in certain cases to withhold and remit to the U.S. Treasury “backup withholding” on taxable distributions and the proceeds of repurchases of shares paid to you if you: (1) have failed to provide your correct taxpayer identification number; (2) are otherwise subject to backup withholding by the IRS for failure to report the receipt of interest or dividend income properly; or (3) have failed to certify to the Fund that you are not subject to backup withholding or that you are a C corporation or other “exempt recipient.” Backup withholding is not an additional tax; rather any amounts so withheld may be credited against your federal income tax liability or refunded if proper documentation is provided.

State and Local Taxes

The tax rules of the various states of the U.S. and their local jurisdictions with respect to an investment in the Fund can differ from the federal income taxation rules described above. These state and local rules are not discussed herein. You are urged to consult your tax advisor as to the consequences of state and local tax rules with respect to an investment in the Fund.

Foreign Income Tax

Investment income received by the Fund from sources within foreign countries as well as gains or the proceeds from the sale or other disposition of foreign securities may be subject to foreign income taxes withheld at the source. The United States has entered into tax treaties with many foreign countries that may entitle the Fund to a reduced rate of such taxes or exemption from taxes on such income. It is impossible to know the effective rate of foreign tax in advance since the amount of the Fund’s assets to be invested within various countries cannot be determined. If more than 50% of the value of the Fund’s total assets at the close of its tax year consists of stocks or securities of foreign corporations, the Fund will be eligible and intends to file an election with the IRS to pass through to its shareholders the amount of foreign taxes paid by the Fund subject to certain exceptions. However, there can be no assurance that the Fund will be able to do so. Pursuant to this election, you will be required to: (1) include in gross income (in addition to taxable dividends actually received) your pro rata share of foreign taxes paid by the Fund; (2) treat your pro rata share of such foreign taxes as having been paid by you and (3) either deduct such pro rata share of foreign taxes in computing your taxable income or treat such foreign taxes as a credit against federal income taxes. You may be subject to rules which limit or reduce your ability to fully deduct, or claim a credit for, your pro rata share of the foreign taxes paid by the Fund.

Foreign shareholders

The foregoing discussion relates only to U.S. federal income tax law as applicable to U.S. persons (i.e., U.S. citizens and residents and U.S. domestic corporations, trusts and estates). Shareholders who are not U.S. persons (“foreign shareholders”) should consult their tax advisers regarding U.S. and foreign tax consequences of ownership of shares of the Fund including the likelihood that taxable distributions to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate for eligible investors). An investment in the Fund may also be included in determining a foreign shareholder’s U.S. estate tax liability.

Properly reported dividends received by a foreign shareholder from a RIC are generally exempt from U.S. federal withholding tax when they (i) were paid in respect of the RIC’s “qualified net interest income” (generally, the RIC’s U.S. source interest income, reduced by expenses that are allocable to such income), or (ii) are paid in connection with the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over the RIC’s long-term capital loss for such taxable year). There can be no assurance that the Fund may report all, some or none of the Fund’s potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gains, and a portion of the Fund’s distributions (e.g., interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Furthermore, in the case of Fund shares held through an intermediary, the intermediary may have withheld U.S. federal income tax, even if the Fund reported all or a portion of such potentially eligible dividends as having been derived from qualified net interest or income or from qualified short-term capital gains.

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Withholding of U.S. tax (at a 30% rate) is required on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. The information required to be reported includes the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of November 7, 2024, to the knowledge of the Fund and based on publicly available Schedule 13D and 13G disclosures filed with the Commission, no single shareholder or “group” (as that term is used in Section 13(d) of the Exchange Act) beneficially owned more than 5% of the Fund’s outstanding common stock, except as described in the following table. A “principal shareholder” is any person who owns of record or beneficially 5% or more of any class of the outstanding Fund. Shareholders holding greater than 25% interest in the Fund may be deemed to be a “control person” of the Fund for purposes of the 1940 Act. As of the date of this SAI, there were no control persons or principal Shareholders of the Fund.

Name and Address of Beneficial Owner	Share Holdings	Percentage Owned
Daniel Asher(1)	5,796,311	22.8%
Sit Investment Associates, Inc.(2) 3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402	2,536,643	10.12%
Karpus Investment Management(3) 183 Sully’s Trail Pittsford, New York 14534	4,223,725	16.85%
Morgan Stanley(4) 1585 Broadway New York, NY 10036	2,266,895	9.0%

(1)	Based on a Schedule 13G/A filed with the Commission on September 3, 2024.
(2)	Based on a Schedule 13G/A filed with the Commission on May 2, 2024.
(3)	Based on a Schedule 13G/A filed with the Commission on February 13, 2024.
(4)	Based on a Schedule 13G/A filed with the Commission on February 12, 2024.

As of October 31, 2024, the officers and trustees of the Fund, in the aggregate, owned less than 1% of the outstanding shares of the Fund.

OTHER SERVICE PROVIDERS

Administrator, Accounting Agent, and Transfer Agent

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), 615 East Michigan Street, Milwaukee, Wisconsin 53202, acts as administrator, accounting agent, and transfer agent to the Fund pursuant to respective agreements. Fund Services provides certain administrative services to the Fund, including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, the Fund’s independent contractors and agents; preparation for signature by an officer of the Fund of all documents required to be filed for compliance by the Fund with applicable laws and regulations excluding those of the securities laws of various states; arranging for the computation of performance data, including NAV and yield; responding to shareholder inquiries; and arranging for the maintenance of books and records of the Fund, and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. In this capacity, Fund Services does not have any responsibility or authority for the management of the Fund, the determination of investment policy, or for any matter pertaining to the distribution of Fund shares.

Pursuant to the Fund’s administration agreements with Fund Services, Fund Services will receive fees from the Fund for services performed as administrator, transfer agent and fund accountant. Fund Services is entitled to a fee at an annual rate based upon the average daily net assets of the Fund, subject to an annual minimum amount.

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For the period February 1, 2023, through January 31, 2024, the administration and fund accounting fees paid by the Fund to Fund Services was $181,367.

Custodian

U.S. Bank National Association (“U.S. Bank”) is the custodian for the Fund and safeguards and controls the Fund’s cash and securities, determines income and collects interest on Fund investments. U.S. Bank’s address is 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. The custodian does not participate in decisions relating to the purchase and sale of securities by the Fund. Fund Services and U.S. Bank are affiliated entities under the common control of U.S. Bancorp.

Independent Registered Public Accounting Firm

Cohen & Company, Ltd., 342 North Water St., Suite 830, Milwaukee, WI 53202 (the “Auditor”), has been selected as the independent registered public accounting firm for the Fund. The Auditor will perform an annual audit of the Fund’s financial statements and will provide financial, tax and accounting services as requested.

Legal Counsel

Dechert LLP, 1900 K Street NW, Washington, DC 20006, serves as legal counsel to the Fund.

OTHER MATTERS

Code of Ethics

The Fund and the Adviser have each adopted a code of ethics under Rule 17j-1 of the 1940 Act, which are designed to eliminate conflicts of interest between the Fund and personnel of the Fund and the Adviser. The codes permit such personnel to invest in securities, including securities that may be purchased or held by the Fund, subject to certain limitations. In addition, the code of ethics is available on the EDGAR Database on the SEC’s website at http://www.sec.gov. You may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Registration Statement

This SAI and the Prospectus do not contain all the information included in the registration statement filed with the SEC under the 1933 Act with respect to the securities offered hereby. The complete Registration Statement, other documents incorporated by reference, and other information the Fund has filed electronically with the SEC, are available on the SEC’s website at www.sec.gov at no charge.

Statements contained herein and in the Prospectus as to the contents of any contract or other documents are not necessarily complete, and, in each instance, are qualified by, reference to the copy of such contract or other documents filed as exhibits to the registration statement.

INCORPORATION BY REFERENCE

This SAI is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this SAI, and later information that the Fund files with the SEC will automatically update and supersede this information.

 The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this SAI and deemed to be part of this SAI from the date of the filing of such reports and documents:

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended January 31, 2024, filed with the SEC on April 5, 2024 (“Annual Report”);

●	the Fund’s Semi-Annual Report on Form N-CSR for the fiscal period ended July 31, 2024, filed with the SEC on October 7, 2024 (“Semi-Annual Report”);

●	the Fund’s definitive proxy statement on Schedule 14A for our 2024 annual meeting of shareholders, filed with the SEC on May 1, 2024 (“Proxy Statement”); and

●	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 811-23358) filed with the SEC on May 22, 2019.

Financial Statements

The Fund’s financial statements are incorporated by reference from the Fund’s Annual Report for the fiscal year ended January 31, 2024 (File No. 811-23358), as filed with the SEC on Form N-CSR on April 5, 2024 (Accession No. 0001193125-24-088337) and from the Fund’s Semi-Annual Report for the fiscal period ended July 31, 2024 (File No. 811-23358), as filed with the SEC on Form N-CSR on October 7, 2024 (Accession No. 0001193125-24-233575).

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